Sale and Purchase Agreement by and among Titan ITM Holding S.p.A. Titan Europe Limited and Usco S.p.A. 21 September 2026

Page 1 Table of contents Part I – Recitals, Annexes and Definitions ..................................................................................................... 5 1. Recital and Schedules ....................................................................................................................... 5 2. Definitions......................................................................................................................................... 5 Part II – Subject Matter ............................................................................................................................... 21 3. Sale and Purchase of the Equity Interests ...................................................................................... 21 4. Consideration ................................................................................................................................. 21 5. Initial Consideration ....................................................................................................................... 22 6. Final determination of the Consideration (other than the Earn Out) ............................................ 23 7. Earn Out .......................................................................................................................................... 26 8. Right To Designate .......................................................................................................................... 28 Part III – Conditions Precedent and Filings .................................................................................................. 29 9. Conditions Precedent ..................................................................................................................... 29 10. Undertakings in respect of the Conditions Precedent ................................................................... 30 Part IV – Closing and Interim Management ................................................................................................ 32 11. Closing............................................................................................................................................. 32 12. Undertakings of the Purchaser ....................................................................................................... 35 13. Interim Management...................................................................................................................... 36 14. Intragroup indebtedness and payables. Reduction of the cash and cash equivalent balance of the Group Companies. ............................................................................................................... 41 Part V – Representations, Warranties and Indemnification ....................................................................... 42 15. Sellers’ R&Ws .................................................................................................................................. 42 16. Representations, Warranties and Indemnification by the Purchaser ............................................ 65 17. Indemnification Obligations of the Sellers ..................................................................................... 67 18. Special Indemnification Obligations of the Sellers ......................................................................... 78 19. Additional Covenants...................................................................................................................... 80 Part VI – Miscellanea ................................................................................................................................... 83 20. Confidentiality. Announcements .................................................................................................... 83 21. Announcements ............................................................................................................................. 84 22. Wagering agreement (contratto aleatorio) .................................................................................... 84 23. Joint liability. Sellers as one Party only. Sellers’ Representative .................................................... 85 24. Payments ........................................................................................................................................ 85 25. Effectiveness ................................................................................................................................... 86 26. Entire Agreement and Amendments .............................................................................................. 86

Page 2 27. Undertakings in favour of the Group Companies ........................................................................... 86 28. Assignment ..................................................................................................................................... 86 29. Costs and Expenses ......................................................................................................................... 87 30. Notices ............................................................................................................................................ 87 31. Schedules and Annexes .................................................................................................................. 89 32. Applicable Law and Jurisdiction ...................................................................................................... 90

Page 3 Sale and Purchase Agreement This sale and purchase agreement (the “Agreement”) is entered into by and between: (1) Titan ITM Holding S.p.A., a joint stock company (società per azioni) incorporated under the laws of Italy, with registered office at Via Confortino 30, Valsamoggia Frazione Crespellano (BO) (Italy), registered with the Companies’ Register of Bologna (Italy) under number 02836860367, with a corporate capital of EUR 25,000,000.00 entirely paid-up, a sole shareholder company, under the direction and coordination of Titan Europe Ltd., duly represented by Paul Reitz (“Titan Holding”); (2) Titan Europe Limited, a limited liability company incorporated under the laws of England & Wales, with registered office at Bridge Road, Cookley, Kidderminster, Worcestershire, DY10 3SD, registered with Companies House under number 03018340, a sole shareholder company , under the direction and coordination of Titan Luxembourg SARL, duly represented by Paul Reitz (“Titan Europe” and with Titan Holding jointly referred to as the “Sellers” and, each individually, as the “Seller”); and (3) USCO S.p.A., a joint stock company (società per azioni) incorporated under the laws of Italy, with registered office at Via delle Nazioni 65, Modena (Italy), registered with the Companies’ Register of Modena (Italy), under number 01893120368, with a corporate capital of EUR 2,964,757.00 entirely paid-up (“USCO”), duly represented by Massimo Galassini; (the Sellers and USCO are hereinafter collectively referred to as the “Parties” and, each, a “Party”). WHEREAS: (A) The Sellers collectively own 100% of the corporate capital of Italtractor ITM S.p.A., a joint stock company (società per azioni) incorporated under the laws of Italy, with registered office at Via Confortino 30 Valsamoggia Frazione Crespellano (BO) (Italy), registered with the Companies’ Register of Bologna (Italy) under number 02929550362, with a corporate capital of EUR 50,000,000.00 entirely paid-up (the “Company”) and more particularly: (1) Titan Holding owns 37,500,000 shares, representing 75% of the Company’s share capital (the “Titan Holding Shares”), and (2) Titan Europe owns 12,500,000 shares, representing 25% of the Company’s share capital (the “Titan Europe Shares” and, jointly with the Titan Holding Shares, the “Sale Shares”); (B) Titan Holding also owns n. 1 (one) share representing 0.022% of the corporate capital of ITM India (as defined below) (the “India Sale Share”); (C) The Company is active, in Italy and abroad, in the design, manufacture and distribution of undercarriage components and complete undercarriage solutions and, in its turn owns, directly, certain shareholdings in the corporate capital of the companies listed below: (1) 100% of the corporate capital of Titan Intertractor Gmbh, a company incorporated under the laws of Germany, with registered office at Hagener Strasse 325, 58285 Gevelsberg, (Germany), registered with the Commercial Register at the Local Court of Hagen (Germany) under number HRB 6445, corporate capital of EUR 11,200,000, a sole

Page 4 shareholder company (“Titan Germany”); (2) 62.5% of the corporate capital of Titan ITM (Tianjin) Ltd, a company incorporated under the laws of People’s Republic of China, with registered office at No.6 Hechang Road, Wuqing Development Area, Tianjin Hi-tech Industrial Park, registered with the Commercial Register of Tianjin market and quality supervision and administration commission under number 91120222681897932W, corporate capital of EUR 3,125,000, a sole shareholder company (“Titan China”), with the remaining 37.5% of the corporate capital being held by SIMEST S.p.A.; (3) 100% of the corporate capital of Intertractor America Corporation, a company incorporated under the laws of Delaware (USA), with registered office at 125 Kautz Road, 600 West Chicago, IL 60185 (USA), registered with the Commercial Register of Delaware under number 0793150, corporate capital of USD 100.00, a sole shareholder company (“Intertractor America”); (4) 99.03% of the corporate capital of ITM Latin America Indústria de Peças para Tratores Ltda, a company incorporated under the laws of Brazil, with registered office at Rodovia Edgard Maximo Zambotto, km 79, Ponte Alta, in the City of Atibaia, State of São Paulo, Brazil, CEP 12.952-817, registered with the Commercial Register of the State of São Paulo under number NIRE 35207676614, corporate capital of BRL 64,378,312.21 (“ITM Brazil”); (5) 99.885% of the corporate capital of Pyrsa Piezas y Rodajes S.A., a company incorporated under the laws of Spain, with registered office at Monreal del Campo, Teruel (Spain), registered with the Commercial Register of Teruel, under number ES A50225614, corporate capital of EUR 6,542,700.35 (“Pyrsa”), with the remaining shares being owned by (i) Implementos Tractor, S.A., holding approximately 0.032% of the share capital; (ii) the heirs of Mr. Felipe Trebol Medon, holding approximately 0.029% of the share capital; (iii) Fundiciones Metálicas, S.A., holding approximately 0.026%; (iv) Mr. Vicente Lz de Foronda, holding approximately 0.008%; (v) FIVEMASA, holding approximately 0.008%; and (vi) Arabamendi, S.A., holding approximately 0.008%. Further, Pyrsa itself owns a 0,006% of the share capital as treasury shares (acciones propias); (6) 100% of the corporate capital of ITM Mining Pty Limited, a company incorporated under the laws of Australia, with registered office at 52 Railway Parade, Welshpool, WA 6106, ASIC number ACN 633 147 752, corporate capital of AUD 21,015,201.00, represented by 19,396,568 shares (“ITM Australia”); (7) 99,978% of the corporate capital of ITM Undercarriage Solutions (India) Private Limited, a company incorporated under the laws of India, with registered office at Plot No. 2, Shed No. 4, GAT No. - 991, 992, Shirur, Sanaswadi, Pune, Maharashtra, 412208, overall authorized share capital of INR 450,000,000.00 (Indian Rupees Forty-Five Crore only), (“ITM India”); (together with the Company, Titan Germany, Titan China, ITM Brazil, Intertractor America, Pyrsa, ITM Australia and ITM India are collectively referred to below as the “Group Companies” and, each individually, as a “Group Company”); (D) Pyrsa, in its turn, owns, directly 0.97% of the corporate capital of ITM Brazil;

Page 5 (E) On 30 March 2026 USCO submitted to the Sellers a new letter of interest confirming its continued interest in acquiring the Company and setting out revised terms for the Transaction (as defined below), which replaced and superseded all prior letters of interest submitted by USCO; (F) Following the completion of the Due Diligence (as defined below), USCO has resolved to purchase (i) from the Sellers, and the Sellers intend to transfer to the Purchaser, the Sale Shares and (ii) from Titan Holding, and Titan Holding intends to transfer to the Purchaser, the India Sale Share (as defined below). The Sellers, in turn, have resolved to sell to the Purchaser (as defined below) the Sale Shares and the India Sale Share, upon the terms and conditions set forth in this Agreement; (G) At the Signing Date (as defined below), USCO has provided the Sellers with the executed debt commitment letter, signed by the Debt Providers (as defined below), in favor of the Purchaser, attached hereto under Schedule (G) (the “Debt Commitment Letter”) intended to regulate the disbursement to the Purchaser of a portion of the financial resources (in the amount set forth therein) required to consummate the Transaction. Now, therefore, in consideration of the above, the Parties covenant and agree as set forth below. Part I – Recitals, Annexes and Definitions 1. Recital and Schedules 1.1. The Recitals above and the Schedules are an integral and substantial part of this Agreement. 2. Definitions 2.1. The following terms shall have the meaning attributed to them under this Clause 2.1 when capitalized: “Accounting Principles” means (i) with respect to the Company’s consolidated accounts included in the Reference Financial Statements or with respect to any adjustment of the Consideration or any item for calculating the Consideration, to be made pursuant to, and in accordance, with this Agreement, the International Accounting Standards (IAS)/International Financial Reporting Standards (IFRS) established and maintained by the International Accounting Standards Board (IASB); (ii) with respect to the Company’s statutory accounts included in the Reference Financial Statements, the accounting principles set out in articles 2423 through 2427-bis of the Italian Civil Code, as supplemented by the accounting principles (principi contabili) issued by the Italian Accounting Board (Organismo Italiano di Contabilità) and by the accounting principles issued by the IASB; and (iii) with respect to the statutory accounts of the other Group Companies, the generally accepted accounting principles (GAAP) applied in the relevant jurisdiction where such Group Company has its registered office, and in particular: (a) with respect to Titan Germany: the Handelsgesetzbuch (HGB – German GAAP); (b) with respect to ITM Brazil: the Brazilian GAAP (BR GAAP); (c) with respect to ITM Australia: the Australian Accounting Standards (AASBs), it being acknowledged that, in the absence of statutory financial statements, the accounting standards applied are substantially consistent with IFRS; (d) with respect to Titan China: the PRC GAAP (accounting standards issued by the Ministry of Finance of the People's Republic of China); (e) with respect to ITM India: the Indian Accounting Standards (Ind AS); (f) with respect to Pyrsa: the Spanish GAAP (Plan General de Contabilidad – PGC); and (g) with respect to Intertractor America: the United States Generally Accepted Accounting Principles (US GAAP).

Page 6 “Advanced Amounts” has the meaning set forth in Clause 17.7.7. “Agents and Self-Employed Workers” means the agents, business procurers, freelancers, temporary agency workers, consultants, corporate officers (including directors and statutory auditors) who perform their services personally, on a non-occasional basis, for any Group Company. “Affiliates” means, with respect to any Person: (a) only if this Person is an individual: (i) the spouse or partner (also pursuant to the meaning given by Law 20 May 2016, no. 76) or the cohabitant of such Person or of any of the individuals under (ii) below; (ii) any relative (parente) of, or Person related by affinity (affine) to, such Person or to any of the individuals under (i) above, in each case within the fourth degree (including step-children and adopted children); and (iii) any entity which is Controlled, directly or indirectly, by such Person or by any of the individuals under (i) and (ii) above; (b) if this Person is not an individual: any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person; and (c) if this Person is not an individual and is Controlled, directly or indirectly, by, or is under common Control with, or is, an investment fund, the definition of “Affiliate” also includes such investment fund (or similar entities), the management company of such investment fund (or similar entities) and any other investment fund (or similar entities) which is, directly or indirectly, managed by the same management company, it being understood in any case that: (x) with respect to each Seller, the term “Affiliate” shall not include the Group Companies; and (y) with respect to the Purchaser, upon designation of the Permitted Assignee pursuant to Clause 8, the term “Affiliate” shall also include each of USCO and the Affiliates of USCO. “Ancillary Agreements” mean (i) the Transition Services Agreement and (ii) the agreements to be ceased or entered into by the relevant Group Companies at Closing, listed in Schedule 2.1 (A), to be negotiated and agreed during the Interim Period. “Antitrust Authorities” means, collectively, the German Competition Authority (Bundeskartellamt), the Brazil Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica - CADE), the Australian Competition & Consumer Commission (ACCC), and the UK Competition and Markets Authority (CMA). “Antitrust Clearance” means the approval, clearance or exemption of the Transaction by each of the Antitrust Authorities (or in the case of the UK Competition and Markets Authority, any communication, indication or decision not opening an investigation and confirming that at that stage, following the information provided to the Authority on the Transaction, it has no further questions in relation to the Transaction), including by lapse of the applicable waiting period, as extended under applicable Law, where such lapse constitutes irrevocable consent under the applicable Laws (silenzio assenso), or as a result of a declaration of lack of jurisdiction by the relevant Authority, without the imposition or application of any Critical Measure. “Antitrust Laws” means any applicable antitrust, merger control or competition Laws. “Authority” means any public or private authority, including European, international,

Page 7 multinational, state, regional, provincial, local, municipal, foreign or other governmental or independent or regulatory authority and/or agencies, courts or arbitrators exercising or entitled to exercise any governmental, judicial, administrative, executive, legislative, police or regulatory power of any nature , including the FDI Authority, any Antitrust Authority and any Tax Authority, and having jurisdiction over the Parties and/or any of the Group Companies. “BDD Termination Notice” has the meaning set forth in Clause 15.2.5(b). “Books and Records” means all corporate, financial, accounting, Tax and labour books and records the keeping of which is mandatorily required pursuant to the applicable Law of the jurisdictions where the Group Companies are incorporated. “Brazilian Labour Litigation Claims” means the labour litigation claims indicated under Paragraph 2(d) of Schedule 17.1.1. "Brazilian Litigation" means all litigation proceedings and/or claims relating to ITM Brazil indicated in Schedule 17.1.1. “Breach” has the meaning set forth in Clause 17.1.3. “Bring Down Disclosure Letter” has the meaning set forth in Clause 15.2. “Bring Down Disclosures” has the meaning set forth in Clause 15.2. “Business Day” means any calendar day (other than a Saturday or a Sunday) on which banks are open for business in Milan (Italy), Modena (Italy) and in Chicago (United States). “Business Warranties” means all the Sellers’ R&Ws, other than the Fundamental Warranties. "Cash and Cash Equivalents" means, with respect to the Group Companies, on a consolidated basis, cash and cash equivalents as defined in IAS 7, including: (a) cash on hand; (b) positive balances on bank accounts; and (c) short-term, highly liquid investments with an original maturity of three (3) months or less, net of any restricted, pledged or escrowed cash. Amounts denominated in foreign currencies shall be converted using the European Central Bank reference exchange rate applicable on the relevant date of determination. “CEO Agreement” means the amendment and reinstatement agreement of the employment agreement currently in place between Maria Cecilia La Manna and the Company, to be agreed between the Signing Date and the Closing Date. “Claim” has the meaning set forth in Clause 17.7.1. “Closing” has the meaning set forth in Clause 11.1. “Closing Date” has the meaning set forth in Clause 11.2. “Closing Net Financial Position” means the aggregate amount of the Net Financial Position as of the Reference Date. “Closing Statement” has the meaning set forth in Clause 6.1.

Page 8 “Closing Working Capital” means the aggregate amount of the Working Capital as of the Reference Date. “Company” has the meaning set forth in Recital (A). “Company’s Business Plan 2026 – 2031” means the business plan of the Company for the financial years 2026 - 2031 attached hereto as Schedule 2.1 (B). “Competing Activity” means the design, engineering, research and development, manufacture, assembly, marketing, sale and distribution of undercarriage components, complete undercarriage systems and related solutions for tracked machinery, including, without limitation, track chains and shoes, rollers, idlers, sprockets, segments, tension groups, side frames and other associated products and technologies, serving the construction, mining, agriculture, forestry, paving, marine and other industrial sectors, together with all activities ancillary or incidental thereto, but expressly excluding rubber tracks or pads manufactured and sold for the construction and agriculture sectors. "CoC Contracts” has the meaning set forth in Clause 13.5.1(a). “Conditional Antitrust/FDI Clearance” has the meaning set forth in Clause 10.3. “Condition(s) Precedent” has the meaning set forth in Clause 9.1. “Consideration” has the meaning set forth in Clause 4.1. “Control”, “Controlled” and “Controlling” have the meaning provided for by, and must be interpreted pursuant to, article 2359, first paragraph, number 1 and 2, and second paragraph, of the Italian Civil Code. “Credit Facilities Agreements” means the contractual documentation to be entered into prior to, or on, the Closing Date between the Purchaser and the Debt Providers governing the Financing. “Critical Measure(s)” means (i) any structural measure, requirement, obligation, condition, undertaking, commitment, constraint, restriction, prescription, request, recommendation or any other form of action or remedy of any nature or kind whatsoever, including by way of example (a) any condition requiring the divestiture, sale, disposal or transfer, in whole or in part, of any assets, business or equity interest of any Group Company and/or the Purchaser and/or any Affiliate of the Purchaser; or (b) any requirement to change, limit, reorganise or reallocate (x) the organisational structure, (y) the production footprint (including plant closures, relocations or capacity reductions) and/or (z) the distribution channels of any Group Company and/or the Purchaser and/or any Affiliate of the Purchaser and/or (ii) any non-structural measure, requirement, obligation, condition, undertaking, commitment, constraint, restriction, prescription, request, recommendation or any other form of action or remedy of any nature or kind whatsoever that does not qualify as a Non-Critical Measure, to the extent that the economic impact, individually or in the aggregate with any other such measure, based on reasonable and good faith estimates made in accordance with past practice and consistently applied valuation criteria, results in a prospective reduction of the consolidated aggregate turnover of the Purchaser and/or of all Group Companies in excess of Euro 15,000,000.00 (fifteen million /00) - (a) any obligation to grant, extend or amend any exclusive or non-exclusive licence or supply arrangement in favour of third parties in respect of the products, services, technologies or Intellectual Property Rights of any Group Company and/or the Purchaser and/or any Affiliate of the Purchaser; (b) any restriction on the ability of any

Page 9 Group Company and/or the Purchaser and/or any Affiliate of the Purchaser to set prices, discounts, commercial terms, product ranges, marketing strategies or customer allocation (including any obligation to continue or refrain from supplying certain customers or territories); (c) any requirement to amend, terminate or not renew any Material Agreement, or to enter into any new material agreement with third parties, in each case affecting any Group Company and/or the Purchaser and/or any Affiliate of the Purchaser or (d) any prohibition or limitation on combining, integrating or coordinating, in whole or in part, the business, assets, IT systems, brands, sales forces or other functions of any Group Company with those of the Purchaser and/or any Affiliate of the Purchaser. “Data Protection Legislation” means the Privacy Directive 2002/58/EC, the EU General Data Protection Regulation 2016/679, the Data Protection Act 2018 and any other data protection laws and equivalent legislation in any relevant jurisdiction, with which each Group Company is legally obliged to comply concerning the protection and/or processing of personal data. “Data Room Documents” means the documents made available to the Purchaser and its advisers with respect to the Group Companies from 22 April 2026 until 8 July 2026 through a virtual data room available at https://iam.intralinks.com/ administered by Intralinks Ltd., the contents of which (i) were frozen by Intralinks Ltd. as confirmed by a confirmation letter issued by Intralinks Ltd. certifying that the documents contained on the Project Jupiter exchange(s) as of 8 July 2026 were accurately captured on the USB Key and (ii) were saved on four non-rewritable USB keys, with both the freeze letter and two non-rewritable USB keys having been delivered to the Purchaser no later than five (5) Business Days prior to the Signing Date and also attached to this Agreement as Schedule 2.1 (C). “De Minimis” has the meaning set forth in Clause 17.6.3(a)(i). “Debt Commitment Letter” has the meaning set forth in Recital (G). “Debt Providers” means Intesa Sanpaolo S.p.A., as lender under Credit Facilities Agreement and signatory of the Debt Commitment Letter, together with any additional lending banks or financial institutions to which the Financing may be syndicated. “Default Interest” has the meaning set forth in Clause 24.2. “Disclosed Information” means any information, document, fact, event, circumstance or matter which is contained or mentioned in: (a) the Data Room Documents; (b) this Agreement (including its Schedules and Annexes, with the express exclusion of Schedule 2.1(A) - Ancillary Agreements); (c) the Disclosure Letter and its annexes and (d) the Bring Down Disclosure Letter solely to the extent and strictly within the limits and qualifications set forth under Clause 15.3. For the avoidance of doubt, (a) no Disclosed Information shall operate to exclude, limit or otherwise reduce the Sellers' liability under this Agreement in respect of: (i) the Special Indemnities or (ii) the Identified Liabilities and (b) no information, document, fact, event, circumstance or matter that is mentioned, discussed, negotiated or that otherwise emerges in the context of the negotiation and/or execution of any Ancillary Agreement shall qualify as “Disclosed Information” for any purpose under this Agreement. “Disclosure Letter” means the letter containing disclosures against the Sellers’ R&Ws as at the Signing Date, attached as Schedule 2.1 (D).

Page 10 “Disputed Amount” has the meaning set forth in Clause 6.3. “Due Diligence” means the due diligence carried out by the Purchaser, with the assistance of professional advisors, with respect to certain business, accounting, tax and legal aspects regarding the Group Companies (except for ITM India), through the analysis of the Data Room Documents. “Earn Out Amount” has the meaning set forth in Clause 7.1. “Earn Out Calculation Notice” has the meaning set forth in Clause 7.2. “Employees” has the meaning set forth in Clause 15.5.13(i). “Encumbrances” means any in rem or personal right (diritto reale o personale), guarantee real right (diritto reale di garanzia), enjoyment real right (diritto reale di godimento), enjoyment personal right (diritto personale di godimento), including, mortgage, sequestration, pledge, lien, privilege, charge, easement, usufruct, attachment, seizure, as well as any option right, pre- emption right, right of first refusal or any other third party’s right or restriction of title or, as the context may require, any other restriction or limitation of any nature whatsoever, except to the extent waived pursuant to Clause 3.4. “Equity Interests” means the Sale Shares and the India Sale Share. “Estimated Closing Net Financial Position” means the Sellers’ best estimate of the Closing Net Financial Position made in good faith by the Sellers, to be set forth in the Estimated Closing Statement. “Estimated Closing Statement” has the meaning set forth in Clause 5.1. “Estimated Closing Working Capital” means the Sellers’ best estimate of the Closing Working Capital made in good faith by the Sellers, to be set forth in the Estimated Closing Statement. “Excluded Matters” means any fact, event, circumstance or matter that is disclosed in the Data Room Documents relating to the Sellers’ R&W indicated at Clause 15.5.19. “Fairly Disclosed” means fairly disclosed to the Purchaser in the Disclosed Information with sufficient detail, clarity, completeness and specificity to enable a reasonable purchaser, with the support of professional advisors, to make an informed assessment of the nature, scope, impact and implications of the fact, action, event, circumstance or matter relating to the Group Companies and/or their respective business, operations and/or conditions so disclosed. For the avoidance of doubt, no information, document or other material shall be deemed to have been "Fairly Disclosed" if it contains, or is affected by, any statement or representation that is inaccurate, untrue or misleading, regardless of whether such inaccuracy, untruth or misstatement was made, caused or contributed to intentionally, recklessly or negligently, or otherwise howsoever. "FDI Authorities" means, collectively, the Italian FDI Authority and the Spanish FDI Authority. “FDI Clearance” means (i) the clearance by each of the FDI Authorities (including as a result of a declaration or statement of such authority providing for the inapplicability to the Transaction of the relevant FDI Laws and/or the exemption from the relevant provisions) authorizing, or not objecting to, the Transaction and/or, as the case may be, (ii) any waiting period having elapsed

Page 11 without an express decision (silenzio assenso) by each of FDI Authorities, or without any such FDI Authority submitting any requests against, challenging, or objecting to, or otherwise imposing or applying any Critical Measure. “FDI Laws” means (i) with respect to Italy, the Italian Law Decree dated 15 March 2012 No. 21 converted into Law 11 May 2012, no. 56, concerning special powers of the Italian governmental Authorities in relation to defence and national security sectors and to strategic assets in the energy, transport and communications fields, as subsequently amended and integrated from time to time, together with all connected or subordinated implementing decrees and regulations from time to time and (ii) with respect to Spain, the Spanish Law 19/2003 of 4 July on the Legal System of Transfers of Capital and Financial Transactions with Foreigners and on Certain Anti-money Laundering Measures (Ley 19/2003, de 4 de julio, sobre regimen juridic de los movimientos de capitales y de las transacciones econ6micas con el exterior y sobre determinadas medidas de prevention del blanqueo de capitales). “Filings” has the meaning set forth in Clause 10.1.1. "Financial Indebtedness" means, without duplication, all financial liabilities of the Group Companies, on a consolidated basis, recognised under IFRS, including: (a) borrowings from banks or other financial institutions; (b) bonds, notes, debentures and similar debt instruments; (c) shareholder loans and Related Party loans entered into with any member of the Sellers’ Group; (d) overdrafts and cash advances; (e) fifty percent (50%) of the lease liabilities recognised pursuant to IFRS 16; (f) deferred consideration, earn-outs or vendor loans, in each case to the extent classified as financial liabilities under IFRS; (g) accrued interest, fees, break costs and penalties relating to any of the foregoing; (h) guarantees, indemnities or similar obligations, in each case to the extent recognised as financial liabilities under IFRS and (i) the amount due by the Company to acquire any minority equity interest in any other Group Company (including to SIMEST S.p.A. pursuant to the Put Option Agreement). “Financial Relationships” has the meaning set forth in Clause 15.5.17(i). “Financing” means the financing to be made available to the Purchaser for the purposes of the acquisition of the Equity Interests on or before the Closing Date pursuant to the Debt Commitment Letter. "Fundamental Warranties" means the Sellers’ R&W set out under Clauses 15.5.1, 15.5.2, 15.5.3, 15.5.4, 15.5.5, 15.5.6, 15.5.7 and 15.5.8. “Group Companies” has the meaning set forth in Recital (C). “Hazardous Materials” means any chemicals, special, solid, liquid and other wastes, toxic substances, pollutants, contaminants, petroleum or petroleum derived substances or materials, asbestos or asbestos-containing substances or materials, polychlorinated biphenyls (PCBs), and related substances or materials, or other hazardous or dangerous substances or materials, including any substances or materials (in whatever form) that are defined, designated, listed, identified or regulated as hazardous, toxic or dangerous, or as pollutant or contaminant under any environmental Laws. “Identified Liability” means any of the items, matters or circumstances indicated in Schedule 17.1.1.

Page 12 “Indemnification Obligations” has the meaning set forth in Clause 17.1.1. “Indemnity Payment” has the meaning set forth in Clause 17.5.1(i). “Independent Expert” means Deloitte & Touche S.p.A., provided that, if (x) it does not agree to perform, or is unable or unwilling to complete the services set forth under this Agreement and (y) the Purchaser and the Sellers fail to agree on its replacement with another accounting firm of international standing, preferably among the so called Big Four, which is independent from the Purchaser and the Sellers, within the following 5 (five) Business Days, the most diligent Party shall be entitled (and the Parties hereby expressly authorize each other) to request the Chairman of the Chartered Accountants and Auditors of Milan (Presidente dell’Ordine dei Commercialisti e Revisori Contabili di Milano) to appoint the Independent Expert, among the accounting firms of international standing, preferably among the so called Big Four, which are independent from the Purchaser and the Sellers and such appointment shall be final and binding and not subject to appeal or challenge for any reason whatsoever. “India Sale Share” has the meaning set forth in Recital (B). “Initial Consideration” has the meaning set forth in Clause 5.1.3. “Insurance Policies” has the meaning set forth in Clause 15.5.27(i) “Intellectual Property Rights” means any (i) patents and patent applications, including any reissues, divisions, continuations, continuations-in-part, renewals and extensions thereof; (ii) trademarks, service marks, trade names, business names, domain names, logos, trade dress and the goodwill associated therewith, including any registrations and applications for registration of the foregoing; (iii) copyrights and related rights, including any registrations and applications for registration thereof; (iv) rights in designs, design registrations and applications, including industrial designs and integrated circuit topographies; (v) trade secrets and know-how, inventions (whether patentable or not), discoveries, improvements, processes, and technologies; (vi) software (including source code and object code), in each of the above cases from (i) to (vi) whether registered or unregistered. “Interim Period” means the period from the Signing Date (included as from the Signing takes place) to the Closing Date (included, until Closing takes place). “Intertractor America” has the meaning set forth in Recital (C)(3). “Inventory” has the meaning set forth in Clause 15.5.15(v). “IT Systems” has the meaning set forth in Clause 15.5.26(i). “Italian Civil Code” means the Royal Decree n. 262 of 16 March 1942, as amended from time to time. “Italian Civil Procedure Code” means the Royal Decree No. 1443 of 28 October 1940, as subsequently amended and integrated, containing the Codice di Procedura Civile of the Republic of Italy. “Italian FDI Authority” means the presidency of the Italian Council of Ministries (Presidenza del Consiglio dei Ministri) or any other office, department, or branch of the Italian Government having

Page 13 competence and authority under the FDI Law applicable with respect to Italy. “Italian Usury Legislation” has the meaning set forth in Clause 24.4. “Italian Tax Indemnification Obligation” means any Special Indemnity relating to Italian Tax matters and any Indemnification Obligation of the Sellers connected to Italian Tax matters (including, without limitation, transfer pricing and Tax consolidation matters). “ITM Australia” has the meaning set forth in Recital (C)(6). “ITM Brazil” has the meaning set forth in Recital (C)(4). “ITM India” has the meaning set forth in Recital (C) (7). “Judgement” means any judgment, executive order, stipulation, decree, legally binding agreement, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by, or executed with, any Authority. “Key Managers” means each of the following individuals: (i) Maria Cecilia La Manna, (ii) Oscar Bernardoni, (iii) Holger Humbek, (iv) Cesar De Sordi and (v) Fernando Hernandez. “Laws” means all applicable legislation, statutes, directives, regulations, judgments, decisions, decrees, orders, instruments, bylaws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time and whether before or after the Signing Date, from time to time applicable to a Person. “Long Stop Date” means 11:59:59 p.m. CET, of 30 June 2027. “Loss” means (i) in respect of any Indemnification Obligations, any damage, loss, cost and expense pursuant to article 1223 of the Italian Civil Code, including any reasonable attorney’s fees, professional fees, costs, Taxes and expenses of investigation, defence, settlement or enforcement, costs and expenses of litigation or (ii) in respect of any Special Indemnification Obligations, any damage, loss, cost and expense pursuant to article 1223 of the Italian Civil Code, including any reasonable attorney’s fees, professional fees, costs, Taxes and expenses of investigation, defence, settlement or enforcement, costs and expenses of litigation, but excluding any loss of profit (lucro cessante), loss of chance or loss of goodwill, provided that, in each case under (i) and (ii), indemnifiable losses shall exclude: (x) any decrease in value of the Equity Interests, the Company or any Group Company or any damage calculated on the basis of any multiple valuation or other financial theory, price-earnings or equivalent ratio implicit or otherwise used in the negotiation or determination of the Consideration, and (y) any indirect damages. “Material Agreements” means any contract, agreement, arrangement, undertaking, or instrument to which any Group Company is a party or by which any Group Company is bound (including contracts with suppliers and distributors), and which involves annual payment obligations (either by a Group Company and/or by the relevant counterparty) in excess of EUR 300,000.00 (three hundred thousand/00) provided that, where the amount of the payment obligations arising from the relevant agreement is not predetermined or determinable, "Material Agreements" shall mean any such contract, agreement, arrangement, undertaking, or instrument which, throughout fiscal year 2026 payment obligations (either by a Group Company and/or by

Page 14 the relevant counterparty) in excess of EUR 300,000.00 (three hundred thousand/00). “Material Adverse Effect” means any event, fact, condition, change or circumstance considered as a material adverse effect or entailing a material adverse change under the Credit Facilities Agreements, provided that a Material Adverse Effect shall be deemed to have occurred only if, and to the extent that, one or more Debt Providers have actually invoked such provisions to refuse or withhold the disbursement of funds to the Purchaser under the Credit Facilities Agreements. “Material Assets” means the assets used in the business of the Group Companies that are necessary to the continuation of their business as conducted as of the Signing Date or that in any case have a book value exceeding EUR 300,000.00 (three hundred thousand/00). “Material Bring Down Disclosure” has the meaning set forth in Clause 15.2.4. "Material CoC Contracts" has the meaning set forth in Clause 13.5.1(b). “Material IP Rights” means the Intellectual Property Rights used in the business of the Group Companies that are necessary to the continuation of their business as conducted as of the Signing Date. “Material Permits” means the permits, licenses, consents, concessions, permissions, declaration, approvals and authorisations used in the business of the Group Companies that are required by the applicable Law or in any case necessary to the continuation of their business as conducted as of the Signing Date. “Measure(s)” means, collectively, Critical Measure(s) and Non-Critical Measure(s). “Negative Adjustment” has the meaning set forth in Clause 6.4.10(ii). “Net Financial Position” means, as at any date of determination and without duplication, the consolidated net financial position of the Group Companies, calculated as the Financial Indebtedness minus the Cash and Cash Equivalents of the Group Companies on a consolidated basis, in each case determined in accordance with IFRS, applied consistently with those used in the preparation of the Company's consolidated financial statements included in the Reference Financial Statements, and further adjusted (without duplication) by the following items to the extent not already captured in the Financial Indebtedness or Cash and Cash Equivalents: (a) dividend payables (negative); (b) grants to be received (positive), without any double counting with respect to any public grant taken into account in the profit and loss account (conto economico) related to the financial year 2026; (c) trade payables overdue by more than 90 (ninety) days (negative), excluding payables claimed by suppliers which are challenged by ITM which will be subject to specific indemnities if not settled before signing this Agreement; (d) personnel redundancy provisions and unaccrued liabilities to the extent covering valid and existing agreements effectively in force with unions (negative); (e) the mark-to-market value of hedging derivatives (positive or negative); (f) employee leaving entitlements and severance pay (trattamento di fine rapporto) (negative); (g) corporate income net Tax liabilities estimated as at the Closing Date (positive or negative); (h) any liabilities of any Group Company that are certain, due and payable as at the Reference Date (excluding risk provisions, excluding trade payables and any items already captured in the Closing Working Capital), to the extent required to be recorded in such Group Company’s accounts in accordance with the applicable Accounting Principles, net of any corresponding receivables or assets arising from the same facts or circumstances (negative)

Page 15 (by way of example, this item would cover amounts payable under litigation or claims settled during the Interim Period, net of any insurance proceeds); (i) 50% (fifty percent) of any overdue (more than 1 year) holiday payables; (j) withholding Tax on up to EUR 10 million dividend distributions already resolved by ITM Brazil as of the Signing Date and to be distributed according to this Agreement, which are payable to the extent the distributions do not take place before Closing; (k) any outstanding payment related to capital expenditure accrued up to the Closing Date (including invoices to be received) for the implementation of the ERP systems, to the extent not already captured in the Closing Working Capital (negative), and (l) Transaction Expenses (negative), all as calculated in accordance with IFRS and the criteria and adjustments agreed between the Parties and set forth, together with the calculation as at 31 July 2026, in Schedule 2.1 (E). Amounts denominated in foreign currencies shall be converted using the European Central Bank reference exchange rate applicable on the relevant date of determination. For the avoidance of doubt, the calculation of the Net Financial Position, the Estimated Closing Net Financial Position and the Closing Net Financial Position shall exclude any cash proceeds deriving from the [***] Sale. “Non-Compete Obligations” has the meaning set forth in Clause 19.2.1. “Non-Critical Measure(s)” means (i) any monitoring right exercisable by the relevant Authority over the Purchaser, its Affiliates and/or any Group Company; (ii) any information or reporting obligation of the Purchaser, its Affiliates and/or any Group Company in favour of the relevant Authority; (iii) any requirement or condition relating to the maintenance or preservation (but not expansion) of critical assets, production capacity or manufacturing operations of any Group Company in Italy; and (iv) any other non-structural measure, requirement, obligation, condition or undertaking whose economic impact, individually or in the aggregate with any other such measure - based on reasonable and good faith estimates made in accordance with past practice and consistently applied valuation criteria - does not result in a prospective reduction of the consolidated turnover of all Group Companies in excess of Euro 15,000,000.00 (fifteen million /00). “Notary” means the public notary Carlo Marchetti, with offices in Milan (Italy), at Via Agnello 18 or, in case of relevant unavailability, any other public notary with offices in Milan chosen by the Purchaser. “Notice of Claim” has the meaning set forth in Clause 17.7.1. “Notice of Dispute” has the meaning set forth in Clause 17.7.3. “Objection Notice” has the meaning set forth in Clause 6.3. “Ordinary Course of Business” means, for the purposes of an action by a Group Company qualifying as taken in the ordinary course of business pursuant to this Agreement the action that: is consistent, in all material respects, with the past practices of such Group Company during the twelve (12) months immediately preceding the Signing Date and is taken in the ordinary course of the normal, day-to-day operations of such Group Company. “Pending Litigation” has the meaning set forth in Clause 15.5.18(i). “Permitted Assignee” has the meaning set forth in Clause 8.1. “Person” means any individual, company, entity, partnership, joint venture, corporation, trust, or any other organization or entity, public or private.

Page 16 “Positive Adjustment” has the meaning set forth in Clause 6.4.10(i). “Postponed Closing Date” has the meaning set forth in Clause 15.2.4. “Postponement Notice” has the meaning set forth in Clause 15.2.4. “[***] Sale ” means (i) the potential sale by the Company of [***] pertaining to the premises of the Company located in [***] and (ii) upon achievement of a specific agreement with the unions, the transfer to the potential buyer of no. [***] employees of the Company to be effected over a time period of [***], all the above at terms and conditions to be agreed between the Company and the potential buyer. “Properties” has the meaning set forth in Clause 15.5.16(i). “Purchaser” means (i) USCO, until the date when the Permitted Assignee has been designated as Purchaser pursuant to Clause 8 or (ii) the Permitted Assignee as from the date it has been designated by USCO pursuant to Clause 8. “Purchaser’s Bank Account” means the bank account notified in writing by the Purchaser to the Sellers within 5 (five) Business Days prior to the Closing Date. “Purchaser’s R&Ws” has the meaning set forth in Clause 16.1. “Put Option Agreement” means the put option agreement entered into by the Company and SIMEST S.p.A. in December 2019 in connection with their shareholding in Titan China. “Pyrsa” has the meaning set forth in Recital (C)(5). “Questionnaires” has the meaning set forth in Clause 16.2.4. “Reference Date” means the last day of the calendar month immediately preceding the month in which the Closing Date falls. “Reference Financial Statements” means: (i) with respect to the Company: (x) the audited statutory financial statements of the Company for the financial year ended 31 December 2025, consisting of the balance sheet, the income statement, the cash flow statement and the explanatory notes, together with the reports of the board of directors, the board of statutory auditors and the external auditor, as approved by its shareholders’ meeting; and (y) the audited consolidated financial statements of the Company for the financial year ended 31 December 2025; (ii) with respect to Titan Germany: the audited statutory financial statements and reporting package for the financial year ended 31 December 2025; (iii) with respect to ITM Brazil: the audited statutory financial statements and reporting package for the financial year ended 31 December 2025; (iv) with respect to ITM Australia: the unaudited reporting package for the financial year ended 31 December 2025 (it being understood that ITM Australia does not prepare statutory financial statements and that the reporting package is subject to audit solely for the purposes of consolidation); (v) with respect to Titan China: the audited statutory financial statements and reporting package for the financial year ended 31 December 2025; (vi) with respect to ITM India: the audited statutory financial statements for the financial year ended 31 March 2025; (vii) with respect to Pyrsa: the audited statutory financial statements and reporting package for the financial year ended 31 December 2025; and (viii) with respect to Intertractor America: the unaudited reporting package for the financial year ended 31 December 2025 (it being understood that

Page 17 Intertractor America does not prepare statutory financial statements and that the reporting package is subject to audit solely for the purposes of consolidation), all as prepared in accordance with the respective Accounting Principles. “Related Party” has the meaning set forth in IAS 24 on Related Party Disclosures, it being understood that any reference to transactions, receivables, payables or other dealings with Related Parties of a Seller shall not include transactions, receivables, payables or other dealings between the Group Companies themselves. “Report” has the meaning set forth in Clause 6.4.6. “Reported EBITDA 2026” means the EBITDA (Earnings before interests, taxes, depreciation and amortisation) for the financial year of the Company closed as at December 31, 2026, to be calculated on the basis of the same criteria applied for the calculation of the Company’s 2026 budget included in the Company’s Business Plan 2026-2031, provided in any case that the calculation of the Reported EBITDA 2026 shall exclude (i) any capital gain/loss associated with the [***] Sale and (ii) release of risk and any accruals to provisions, other than the release or the accruals to provisions of bad debts, inventory obsolescence and product warranty provisions in the Ordinary Course of Business. “Representatives” means, with respect to a certain Person, the directors, managers, executives, officers or employees of such Person. “Resigning Officers” has the meaning set forth in Clause 11.3.1(c). “Revenues” means the monthly net consolidated revenues of the Group Companies during the twelve months period ending at the Reference Date, calculated on the basis of the applicable Accounting Principles. “Sale Shares” has the meaning set forth at Recital (A) of this Agreement. “Sellers” has the meaning set forth in the headings to this Agreement. “Sellers’ Bank Accounts” means the Titan Holding Bank Account and the Titan Europe Bank Account. “Sellers’ Group” means Titan International and all its Affiliates (other than the Group Companies). “Sellers’ Knowledge” means the actual state of knowledge possessed by one or more of the Key Managers and/or by Stefano Lambertini. “Sellers’ R&Ws” has the meaning set forth in Clause 15.1. “Sellers’ Representative” has the meaning set forth in Clause 23.3. "Signing Date" means the date on which this Agreement is signed by all Parties. “Spanish FDI Authority” means the Council of Ministers (Consejo de Ministros) of the Kingdom of Spain. “Special Indemnity” has the meaning set forth in Clause 18.1.1. “Special Indemnity Claim” has the meaning set forth in Clause 18.1.3.

Page 18 “Special Indemnification Obligations” has the meaning set forth in Clause 18.1.2. “Target Working Capital” means a value corresponding to the average of the monthly Working Capital percentages on the Revenues of the twelve-month period ending on the Reference Date applied to the rolling Revenues of the last twelve-month period ending on the Reference Date, subject to a tolerance band of plus (+) or minus (-) EUR 500,000.00 (five hundred thousand/00). Schedule 2.1. (F) sets forth an illustrative calculation of Target Working Capital as of 31 July 2026 to be used for the purposes of calculating the Target Working Capital as of the Reference Date. “Tax” or “Taxes” means any tax, whether direct and/or indirect, and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and local or municipal imposition, duties, contributions and any other levies of any nature, including substitute tax and any other amounts on account of income tax (inclusive of any minimum top-up tax or qualified domestic minimum top-up tax arising under any Pillar Two / Global Minimum Tax legislation in any jurisdiction or similar rule in USA), any parafiscal levy, chamber of commerce fee or similar charge classified as a tax under local law, transfer taxes including real estate tax, land value tax, Italian registration duty, recording, license, salaries, wage, payroll, stamp, occupation and property taxes, social security contributions, excise or custom duties, sale, use, value added tax and franchise taxes or other similar fees, assessments and charges, however denominated whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise in relation to any payment) and any related interest, penalties surcharges, additions to tax or additional amounts that may be imposed, collected, assessed or administered by any Authority. “Tax Relief” means any refund, credit, relief, deduction and/or reduction in respect of Tax, for which either the Purchaser and/or any Group Company would otherwise have been liable to pay, as a result of a Loss to be indemnified by the Sellers, provided that such relief is actually realised or enjoyed by the Purchaser and/or by the relevant Group Company within the 36 (thirty-six) months following the date of indemnification of such Loss. “Tax Return” shall mean all returns, declarations or similar documents relating to any Tax to be filed by or on behalf of any of Group Company with any relevant authority in charge of imposing any Tax. “Third Party Claim” has the meaning set forth in Clause 17.7.5. “Third Party Sum” has the meaning set forth in Clause 17.5.1(ii). “Threshold” has the meaning set forth in Clause 17.6.3(a)(ii). “Threshold EBITDA” has the meaning set forth in Clause 7.1.2. “Titan China” has the meaning set forth in Recital (C)(2). “Titan Europe” has the meaning set forth in the heading of this Agreement. “Titan Europe Bank Account” means the bank account held by Titan Europe at the bank Barclays Bank PLC, IBAN [***], SWIFTBAC (bank identifier code) [***]. “Titan Europe Shares” has the meaning set forth in Recital (A).

Page 19 “Titan Germany” has the meaning set forth in Recital (C). “Titan Holding” has the meaning set forth in the heading of this Agreement. “Titan Holding Bank Account” means the bank account held by Titan Holding at the bank Intesa Sanpaolo S.p.A., IBAN [***], BIC [***]. “Titan Holding Shares” has the meaning set forth in Recital (A). “Titan International” means Titan International Inc., with registered office at 2701 Spruce Street, Quincy, Illinois 62301. “Titan Italia” means Titan Italia S.p.A., with registered office at Crespellano (BO), Via Confortino 23/28, loc. Calcara, registration number with the Bologna Companies’ Register, VAT number and Italian tax code [***]. "Trade Current Assets" means, without duplication, the following current assets of the Group Companies, on a consolidated basis: (a) trade receivables, net of any allowance for doubtful accounts; (b) inventories (including raw materials, work in progress, finished goods and consumables), net of any obsolescence reserve; and (c) advances to trade suppliers. "Trade Current Liabilities" means, without duplication, the following current liabilities of the Group Companies, on a consolidated basis: (a) trade payables; and (b) advances from customers. “Transaction” means the sale and purchase of the Equity Interests under this Agreement. “Transaction Expenses” means any and all fees and expenses payable by any Group Company exclusively in connection with the transactions contemplated under this Agreement and as a result of an undertaking assumed prior to the Closing Date by any of the Sellers or of the Group Companies in relation to the payment of such fees and expenses, including: (a) fees and expenses of the financial advisors, legal counsel, investment bankers, accountants and auditors of any Group Company which rendered services exclusively in connection with the transactions contemplated under this Agreement, (b) any severance pay or severance benefits, bonus amounts, retention payments, change in control payments or benefits, retirement benefits, job security benefits or similar benefits, in all such cases payable by any Group Company and exclusively on the Sellers’ behalf to directors, managers or employees of any Group Company as a direct and exclusive consequence of the consummation of the transactions contemplated under this Agreement, the amount of which will be notified in writing to the Purchaser not later than 3 (three) Business Days prior to the Closing Date. “Transfer Pricing Adjustment” means any actual adjustment, assessment, reassessment, correction, allocation or reallocation of income, profits, losses, deductions, costs or taxable basis made by any Tax Authority pursuant to applicable transfer pricing rules, including any corresponding adjustment, primary adjustment, secondary adjustment, compensating adjustment or similar measure. “Transition Services Agreement” means the agreement between Titan Italia and the Company under which the Company will continue to provide certain transitional IT services to Titan Italia at terms and conditions which will be agreed during the Interim Period. “USCO” has the meaning set forth in the headings to this Agreement.

Page 20 “Working Capital” means, as at any date of determination and without duplication, the Trade Current Assets minus the Trade Current Liabilities. “Working Capital Adjustment” means the Closing Working Capital less the Target Working Capital. 2.2. Unless otherwise expressly provided, for the purposes of this Agreement the following rules of interpretation shall apply: 2.2.1. Gender and Number: any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. 2.2.2. Headings: the provision of a table of contents, the division of this Agreement into Clauses and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. 2.2.3. Clauses/Schedules: any reference to Clauses or Schedules contained in this Agreement shall be deemed to be a reference to Clauses of this Agreement or Schedules hereto. 2.2.4. Hereof: the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision thereof. 2.2.5. Including: the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. 2.2.6. Effort: the obligation of a Party to use its “efforts”, whether best or reasonable, to accomplish an objective shall be construed as an “obbligazione di mezzi” and must not be construed as an absolute obligation to ensure that such objective is, in fact, reached (obbligazione di risultato) and does not require the expenditure of funds, the incurrence of a liability or the commencement of a judicial action on the part of that Party (unless such actions are imposed by other provisions of this Agreement). 2.2.7. Procure or cause: any undertaking of a Party under any provision of this Agreement whereby such Party “undertakes to procure that”, “shall procure that”, “undertakes to cause that”, “shall cause that”, “shall ensure that”, “must procure that”, “must cause that” any person, which is not such Party, performs any action or omits to perform any action, or which provided for such Party’s undertaking by using similar expressions, shall be deemed to constitute (and shall be interpreted as) a “promessa del fatto del terzo” by such Party with respect to such action or omission of such person pursuant to article 1381 of the Italian Civil Code. 2.2.8. Italian legal terms: references to any Italian legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than the Italian one be deemed to include what most nearly approximates in that jurisdiction to the Italian legal term. 2.2.9. Threatened: references to a claim or other action “threatened” by or against any person shall mean that a written notice threatening such claim or action has been sent by or to the relevant person, as the case may be.

Page 21 Part II – Subject Matter 3. Sale and Purchase of the Equity Interests 3.1. Subject to the terms and conditions of this Agreement, 3.1.1. Titan Holding shall sell and transfer to the Purchaser, and the Purchaser shall purchase from Titan Holding, the Titan Holding Shares, free and clear from any Encumbrances; 3.1.2. Titan Europe shall sell and transfer to the Purchaser, and the Purchaser shall purchase from Titan Europe, the Titan Europe Shares, free and clear from any Encumbrances; and 3.1.3. Titan Holding shall sell and transfer to the Purchaser, and the Purchaser shall purchase from Titan Holding, the India Sale Share, free and clear from any Encumbrances. 3.2. The Parties agree that, subject to the terms and conditions of this Agreement, on the Closing Date title to (all and not less than all) the Equity Interests, free and clear of any Encumbrances, shall be transferred by the Sellers to the Purchaser, with effect as of the Closing Date, with all rights relating thereto as and with enjoyment (godimento) from the Closing Date. The Purchaser shall be entitled to receive any distribution of dividends, reserves, or capital to be made after the Closing Date, irrespective of whether such distribution was resolved prior to the Closing Date and/or relates to profits or reserves accrued prior to the Closing Date. 3.3. The sales of the shares constituting the Equity Interests by the Sellers are intended, in the interest of the Purchaser, as a single and indivisible transaction and, therefore, in no event shares belonging to a Seller can be sold and transferred to the Purchaser without the other shares constituting the Equity Interests being simultaneously sold and transferred by the other Seller to the Purchaser, it being understood that – should any of the Sellers fail on the Closing Date to comply with the obligations relating to the sale of its own shares to the Purchaser – the Purchaser, without prejudice to any other right or remedy under applicable Laws and/or this Agreement shall be entitled to refuse to proceed with the Closing. 3.4. For the purposes of the sale of the Equity Interests under this Agreement, the Sellers, each to the extent applicable thereto, hereby (a) waives any and all rights - of any type or nature whatsoever and either direct or indirect - to which the same Seller is entitled pursuant to the by-laws of the Company and/or ITM India as well as under, or as a result of, any shareholder agreement (or other shareholder arrangement executed by any Seller or howsoever affecting or relating to the Company and/or ITM India), including with respect to the procedures set out thereunder in order to enable the exercise of any such right and (b) undertakes to execute and/or enter into such documents, deeds, agreements and/or other instruments as the Notary may reasonably require to further record or formalize any of the waivers under this Clause 3.4. 4. Consideration 4.1. As consideration for the sale and transfer at Closing of the Equity Interests the Purchaser shall pay to the Sellers an amount determined in accordance with the following formula (the “Consideration”), as possibly adjusted in accordance with the price adjustment mechanism under Clause 6 below and the possible Earn Out Amount insofar as due pursuant to Clause 7 below: A = B + C + D + E

Page 22 Whereby: “A” means the Consideration “B” means the agreed enterprise value for the Equity Interests, equal to EUR 180,000,000.00 (one hundred and eighty million/00), on a cash free and debt free basis; “C” means the Closing Net Financial Position of the Group Companies; “D” means the Working Capital Adjustment, if any; and “E” means the Earn Out Amount, if any, it being understood, for the avoidance of doubt, that the Earn-Out Amount shall not become due and payable by the Purchaser to the Sellers, and therefore shall not form part of the Consideration, except if and to the extent that the conditions set out in Clause 7 below are satisfied. 4.2. The Consideration shall be allocated as follows: 4.2.1. an amount in Euro equal to the nominal value of the subscribed and paid-up share capital or such other amount as may be agreed in writing between the Parties during the Interim Period relating to the India Sale Share; 4.2.2. the remaining Consideration to the Sale Shares and in particular: (a) 75% (seventy-five percent) to the Titan Holding Shares; and (b) 25% (twenty-five percent) to the Titan Europe Shares. 4.3. The Parties acknowledge and agree that the Consideration shall not be subject to any further reduction, adjustment, amendment or revision other than as set forth in Clause 6 and, where applicable, Clause 7 below. 4.4. The Consideration shall be paid as follows: 4.4.1. on the Closing Date, an amount equal to the Initial Consideration (as defined below), shall be paid by the Purchaser to the Sellers, in accordance with Clause 4.2 4.4.2. within five (5) Business Days from the date on which the Consideration (exclusive of the Earn Out Amount) is finally determined between the Parties, pursuant to Clause 6.4.9 below: (x) the Positive Adjustment shall be paid by the Purchaser to the Sellers, in accordance with Clause 4.2, in case the Consideration (exclusive of the Earn Out Amount), as finally determined between the Parties pursuant to Clause 6.4.9, is higher than the Initial Consideration; or (y) the Negative Adjustment shall be paid by the Sellers in accordance with Clause 4.2 to the Purchaser, in case the Consideration (exclusive of the Earn Out Amount), as finally determined between the Parties pursuant to Clause 6.4.9, is lower than the Initial Consideration; 4.4.3. the Earn Out Amount, if any, shall be paid in accordance with Clause 7.4. 5. Initial Consideration

Page 23 5.1. By and no later than the tenth (10°) Business Day prior to the Closing Date, the Sellers shall prepare and deliver to the Purchaser – through the Sellers’ Representative – a written statement (the “Estimated Closing Statement”) setting forth the amount of: 5.1.1. the Estimated Closing Net Financial Position; 5.1.2. the Estimated Closing Working Capital; and 5.1.3. the calculation of the Consideration (exclusive of the Earn Out Amount), based on the amounts set forth in the Estimated Closing Statement (the “Initial Consideration”), in each case calculated in accordance with the terms of this Agreement and which statement shall include all available supporting documentation including all underlying data, working papers, calculations and reconciliations, as well as any other information requested by the Purchaser necessary to enable a full and detailed review of the above Estimated Closing Statement. 5.2. The payment of the Initial Consideration on the Closing Date shall be made by the Purchaser pursuant to article 1462 of the Italian Civil Code (ogni eccezione rimossa) and without any form of set-off (including, for the sake of clarity any form of compensazione legale or compensazione volontaria under the Italian Civil Code), commission, withholding, duty, counterclaim, defence or condition. 6. Final determination of the Consideration (other than the Earn Out) 6.1. Promptly after the Closing Date, and in any event not later 60 (sixty) Business Days following the Closing Date, the Purchaser shall prepare and deliver to the Sellers’ Representative a written statement (the “Closing Statement”) setting forth the Purchaser’s good faith calculations of: 6.1.1. the amount of the Closing Net Financial Position; 6.1.2. the amount of the Closing Working Capital; and 6.1.3. a calculation of the Consideration (exclusive of the Earn Out Amount) based on the amounts set forth in the Closing Statement, and, consequently, of the Positive Adjustment or the Negative Adjustment, as the case may be, in each case calculated in accordance with the terms of this Agreement and which statement shall include reasonable supporting documentation and any other information reasonably necessary to carry out a review of the above Closing Statement. 6.2. Upon delivery of the Closing Statement by the Purchaser, the latter shall cause the Group Companies to promptly provide the Sellers’ Representative and its advisors with reasonable access, during normal business hours and subject to prior written notice of at least 7 (seven) Business Day, to such of the Group Companies’ accounting personnel, auditors and Books and Records as well as other information and documents as may be reasonably requested by the Sellers’ Representative and necessary in order to allow the Sellers’ Representative and its advisors to verify the contents of the Closing Statement within the timeframe under Clause 6.3. In the event that the Purchaser fails to provide such access and information within the term requested by the Sellers’ Representative, the 20 (twenty) Business Days term set forth in Clause 6.3 shall be extended by a period equal to the duration of such delay.

Page 24 6.3. In the event that Sellers’ Representative do not, under penalty of forfeiture (a pena di decadenza), object to the Closing Statement by written objection notice (the “Objection Notice”) delivered to the Purchaser within 20 (twenty) Business Days after the date of the Sellers’ Representative receipt of the Closing Statement, the calculation of the Consideration (exclusive of the Earn Out Amount) pursuant to the Closing Statement shall be deemed final and binding. An Objection Notice under this Clause 6.3 shall set forth in reasonable detail the Sellers’ Representative alternative calculations of: 6.3.1. the amount of the Closing Net Financial Position; and/or 6.3.2. the Closing Working Capital; and 6.3.3. a recalculation of the Consideration (exclusive of the Earn Out Amount) based on such amounts, and, consequently, of the Positive Adjustment or the Negative Adjustment, as the case may be, (each of the aforesaid disputed items, the “Disputed Amounts”) and shall specify the rationale and amount for each Disputed Amount, together with all relevant supporting documentation, including all underlying data, working papers, calculations and reconciliations. 6.4. If the Sellers’ Representative delivers an Objection Notice to the Purchaser within the above timeframe referred to in Clause 6.3, then any item of the Closing Statement that is not in dispute on the date such Objection Notice is given shall be treated as final and binding and any Disputed Amount shall be resolved as set forth in this Clause 6.4: 6.4.1. the Sellers’ Representative and the Purchaser shall promptly endeavour in good faith to resolve the Disputed Amounts listed in the Objection Notice; 6.4.2. if a written agreement determining the Disputed Amounts has not been reached within 15 (fifteen) Business Days (or such longer period as may be agreed by the Sellers’ Representative and the Purchaser in writing) after the date of receipt by the Purchaser from the Sellers’ Representative of the Objection Notice, the resolution of such Disputed Amounts shall be submitted to the Independent Expert upon initiative of the most diligent party. The appointment of the Independent Expert shall be made by the Parties within 20 (twenty) Business Days from the expiry of the term referred to in Clause 6.3 above and shall be governed through a joint written mandate given by the Sellers – through the Sellers’ Representative – and the Purchaser setting forth the terms and conditions, as well as the scope, of its work; 6.4.3. a copy of this Agreement shall be delivered to the Independent Expert. The Purchaser and the Sellers, to the extent of their respective capacity, shall (x) procure that the Independent Expert, subject to appropriate confidentiality undertakings, has access to such of the Group Companies’ auditors and Books and Records, and other relevant information and documentation and personnel as those relevant to resolve the differences relating to the Disputed Amounts, and (y) cooperate with the Independent Expert and comply with all reasonable requests made by the same to the extent necessary to enable such expert to carry out its duties in accordance with the terms of its appointment;

Page 25 6.4.4. the Independent Expert shall (i) limit its assessment to the Disputed Amounts; (ii) act as an expert (perito contrattuale) and not as an arbitrator (arbitratore) pursuant to articles 1349, first paragraph, and 1473, first paragraph, of the Italian Civil Code and (iii) in determining each item of the Disputed Amounts, apply the Accounting Principles as well as the criteria and rules set forth in this Agreement and (iv) ensure that its decision for each Disputed Amount falls within the range of values assigned to such item in the Closing Statement and the Objection Notice, respectively, provided in any case that if the Disputed Amounts concern, in whole or in part, a legal issue or arise, in whole or in part, from a disputed construction or application of any of the terms and provisions of this Agreement, then the relevant disputes shall be settled in accordance with the provisions set forth in Clause 32; 6.4.5. the Independent Expert shall: (i) give each Party the opportunity to make written and oral submissions; (ii) require that each Party provide the other with a copy of any written presentations at the same time as they are made available to the Independent Expert; (iii) allow each Party to be present while oral submissions are being made by the other Party; (iv) conduct the proceedings (including all the relevant accounting documentation and exchange of communications among the Parties and the Independent Expert) in English; 6.4.6. the Independent Expert shall render a written report setting forth its determination of the amount of any Disputed Item(s) and, therefore, of the Consideration (exclusive of the Earn Out Amount), and of the Positive Adjustment or the Negative Adjustment, together with a detailed statement of the reasons for its conclusions (the “Report”); 6.4.7. the determination of the Independent Expert shall be given in the interest of the Parties in a diligent and fair manner and in good faith (con equo apprezzamento e non con mero arbitrio) and except in case of fraud or manifest iniquity/error of the Report (decisione manifestamente iniqua o erronea), the decision of the Independent Expert contained in the Report shall be final and binding on the Parties. In case of fraud or manifest iniquity/error, each Party shall have the right to submit the Disputed Amount(s) to another Independent Expert to be appointed by the Chairman of the Chartered Accountants and Auditors of Milan (Presidente dell’Ordine dei Commercialisti e Revisori Contabili di Milano) and the provisions under Clause 6.4 shall apply mutatis mutandis; 6.4.8. the fees and costs of the Independent Expert shall be borne by either the Purchaser or the Sellers, depending on whether the Purchaser or the Sellers determination is farthest from the determination of the Independent Expert, having regard to the merits of the Parties’ submissions; 6.4.9. the Consideration (exclusive of the Earn Out Amount) shall be finally determined between the Parties in an amount equal to: (i) the Consideration (exclusive of the Earn Out Amount) set forth in the Closing Statement, if the Sellers’ Representative does not deliver the Objection Notice to the Purchaser within the term set forth under Clause 6.3 above; (ii) the Consideration (exclusive of the Earn Out Amount) agreed between the Purchaser and the Sellers’ Representative, in case an Objection Notice is delivered pursuant to Clause 6.3 and their differences as to the Disputed Amounts are solved

Page 26 on an amicable basis pursuant to Clause 6.4.2 above; or (iii) the Consideration (exclusive of the Earn Out Amount) set forth in the Report, in case the Purchaser and the Sellers’ Representative fail to solve their differences as to the Disputed Amounts on an amicable basis, pursuant to Clause 6.4.2 above; 6.4.10. if the Consideration (exclusive of the Earn Out Amount) finally determined between the Parties pursuant to Clause 6.4.9 above: (i) is higher than the Initial Consideration, the entire amount of such difference shall be due, on a Euro per Euro basis, by the Purchaser to the Sellers (the “Positive Adjustment”); or (ii) is lower than the Initial Consideration, the entire amount corresponding to such difference shall be due, on a Euro per Euro basis, by the Sellers to the Purchaser (the “Negative Adjustment”); (iii) is equal to the Initial Consideration, then the Initial Consideration shall be considered final and shall represent the Consideration (exclusive of the Earn Out Amount). 6.5. The amount payable by the Sellers or the Purchaser pursuant to this Clause 6 shall be treated as an adjustment to the Consideration for any Tax purposes and shall be paid in accordance with Clause 4.4.2 and Clause 24. 7. Earn Out 7.1. Subject to the terms and conditions of this Clause 7, as part of the Consideration for the sale and purchase of the Equity Interest the Purchaser shall pay to the Sellers, in the proportions set out an additional amount (the “Earn Out Amount”), calculated as follows: 7.1.1. 7.1.2. if the Reported EBITDA 2026 is equal to or higher than EUR [***], the Earn Out Amount shall be EUR 10,000,000.00 (ten million/00); if the Reported EBITDA 2026 is higher than EUR [***] (the “Threshold EBITDA”) but lower than EUR [***], the amount due as Earn Out Amount shall be a portion of EUR 10,000,000.00 (ten million/00), such portion having to be calculated on a proportional basis, namely pro rata to the percentage that the excess of the Reported EBITDA 2026 over the Threshold EBITDA represents in respect of the difference (x-y) between (x) EUR [***] and (y) EUR [***]; and 7.1.3. if the Reported EBITDA 2026 is equal to or less than the Threshold EBITDA, no Earn Out Amount shall be due. 7.2. The Purchaser shall cause the Company to prepare and deliver to the Sellers’ Representative pursuant to Clause 30 below within 30 (thirty) Business Days after the approval of the Company’s 2026 consolidated financial statements its good faith determination of the Reported EBITDA 2026 and of the resulting (if any) Earn Out Amount, together with the relevant accounting data and other information and evidence on which such calculation is based (such notice, the “Earn Out

Page 27 Calculation Notice”). The Parties agree that, in case the Purchaser fails to deliver to the Sellers’ Representative the Earn Out Calculation Notice within the above-mentioned period, the Sellers’ Representative shall be entitled to deliver the Earn Out Calculation Notice in lieu of the Purchaser and, in this respect, the Purchaser shall, upon prior written notice and within the 10 (ten) Business Days following such prior written notice, provide, and cause the Company to provide, access to, and copies of, such of the Group Companies’ Books and Records, as well as to other document, information and Company’s auditors and personnel, as those necessary for the purposes of preparing Earn Out Calculation Notice. 7.3. In case of disputes between the Sellers’ Representative and the Purchaser as to the items and amount set forth under the Earn Out Calculation Notice (irrespective of whether it was prepared and delivered by the Sellers’ Representative or the Purchaser) the final determination of the Reported EBITDA 2026 and, consequently, of the Earn Out Amount (if due) shall be made in compliance with the procedure set out under Clauses 6.4.1 to 6.4.8, which shall apply mutatis mutandis. 7.4. If due, the amount payable by the Purchaser as Earn Out Amount shall be treated as an adjustment to the Consideration for any Tax purposes and shall be paid to the Sellers by the Purchaser, within 15 (fifteen) Business Days from the date on which the Reported EBITDA 2026 and the Earn Out Amount have become final and binding pursuant to Clause 7.3 above. Clauses 24 shall apply mutatis mutandis. 7.5. Subject to Clause 7.6 the Purchaser undertakes: 7.5.1. that until 31 December 2026 the business of the Group Companies will be conducted in Ordinary Course of Business, in line with the Company’s Business Plan 2026 – 2031 and that it shall not, and shall cause the Group Companies not to, intentionally take any action (or intentionally omit to take any action) with the purpose of artificially reducing, or having as effect the reduction of, directly and/or indirectly, the Reported EBITDA 2026 and/or the Earn Out Amount (including any operational, strategic, financial, reorganizational and/or restructuring actions), it being expressly understood that the Company will be entitled to complete the [***] Sale as well as to carry out all the actions mentioned under Clause 7.6. In particular, without limitation, the Purchaser shall not, and shall cause the Group Companies not to, without the prior written consent of the Sellers, intentionally take any of the following actions: (a) materially increase or accelerate capital expenditures beyond the levels contemplated in the Company’s Business Plan 2026 – 2031; (b) shift, divert or transfer, directly or indirectly, any customers, business opportunities or commercial relationships from any Group Company to the Purchaser or any of its Affiliates; (c) enter into, maintain or modify any transaction or arrangement between any Group Company and the Purchaser or any of its Affiliates on terms and conditions that are not consistent with arm's length principles; (d) defer or accelerate the recognition of revenues, costs or expenses in a manner inconsistent with the Ordinary Course of Business, including any past practices, of the Group Companies or with applicable Accounting Principles; or

Page 28 (e) introduce, modify or increase any transfer pricing arrangements or intercompany charges between any Group Company and the Purchaser or any of its Affiliates, to the extent that such arrangements would have, or could reasonably be expected to have, the effect of reducing the EBITDA 2026 and/or the Earn Out Amount, except for mandatory adjustments required by Tax Authority/ruling/APA (to be notified in advance to the Sellers); and 7.5.2. that, for the purposes of calculating the EBITDA 2026 and/or the Earn Out Amount, any Transaction Expenses, compensation to the new board members of the Purchaser, expenses for management fees, general overhead expenses or other intercompany charges, of whatever kind or nature, charged to any Group Company by the Purchaser or any of its Affiliates shall be disregarded, except if incurred for payroll, bookkeeping, and other administrative services to be provided by the Purchaser or any of its Affiliates to the Group Companies after the Closing Date, provided that such services are charged at arm’s length terms and conditions. 7.6. Notwithstanding anything to the contrary in Clause 7.5, nothing shall prevent the Purchaser or any Group Company from carrying out (or not carrying out), nor in any way limit or jeopardise their discretion to carry out (or not to carry out), any action excluded by Clause 7.5, if and to the extent that such action: 7.6.1. is agreed by the Sellers in writing; and/or 7.6.2. is required in order to comply with any applicable Laws and/or enforceable Judgement of any competent Authority, provided that such action shall be carried out only to the extent strictly necessary to achieve compliance with the relevant applicable Laws and/or enforceable Judgement, as applicable, and no more extensively than so required; 7.6.3. is required to comply with this Agreement and/or any other agreement related to the Transaction, provided that such action shall be carried out only to the extent strictly necessary to achieve compliance this Agreement and/or any other agreement related to the Transaction, as applicable, and no more extensively than so required. it being understood that, if the Earn Out does not become payable as a result of any of the above, the Sellers shall have no right, claim or remedy against the Purchaser in respect thereof. 7.7. The amount payable by the Sellers or the Purchaser pursuant to this Clause 7 shall be treated as an adjustment to the Consideration for any Tax purposes. 8. Right To Designate 8.1. The Parties hereby acknowledge and agree that USCO shall have the right, prior to the Closing Date, to designate, pursuant to article 1401 of the Italian Civil Code, any company whose corporate capital shall be directly or indirectly controlled by USCO (the “Permitted Assignee”) in order to acquire all of its rights and assume all of its obligations under this Agreement, provided, however, that such designation is made in accordance with the following provisions: 8.1.1. anything in article 1402 of the Italian Civil Code to the contrary notwithstanding, the designation shall be notified in writing to the Sellers’ Representative pursuant to Clause 30 below two (2) Business Days prior to the Closing Date;

Page 29 8.1.2. anything in article 1403 of the Italian Civil Code to the contrary notwithstanding, the designation shall be sufficiently made if notified in writing to the Sellers, together with the written acceptance of the Permitted Assignee, the declaration of its assumption of all rights and obligations of the Purchaser under this Agreement and the indication of its address for the purposes of Clause 30; and 8.1.3. anything in article 1404 of the Italian Civil Code to the contrary notwithstanding, the designated entity shall acquire all of the rights and assume all of the obligations of the Purchaser as of Closing Date, provided however that USCO shall in any case remain jointly liable (responsabile in solido) with the Permitted Assignee for the performance of the obligations of the Purchaser arising out of, or in connection with, this Agreement. Part III – Conditions Precedent and Filings 9. Conditions Precedent 9.1. The Parties agree that their obligation to proceed with the Closing shall be conditional upon the satisfaction and/or waiver (where applicable) in accordance with Clause 9.2, of all (and not less than all) the following conditions precedent. 9.1.1. the receipt of the Antitrust Clearances on or before the Long Stop Date (as possibly extended pursuant to Clause 10.5 below) 9.1.2. the receipt of the FDI Clearances on or before the Long Stop Date (as possibly extended pursuant to Clause 10.5 below); 9.1.3. the absence of a Material Adverse Effect; 9.1.4. the Purchaser’s receipt of written evidence confirming that all consents, approvals, or waivers required under the Material CoC Contracts have been duly obtained from the relevant counterparties to the Group Companies in unconditional terms and without any additional obligations, costs, or restrictions on any Group Company or the Purchaser; and 9.1.5. the CEO Agreement with Maria Cecilia La Manna having been executed by all the parties thereto, (each, a “Condition Precedent” and all the “Conditions Precedent”). 9.2. The Parties agree that (i) the Conditions Precedent set out under Clause 9.1.1, Clause 9.1.2 and Clause 9.1.5 above are in the interest of both the Purchaser and the Sellers and, to the extent allowed under the applicable Law, any of them may be waived, in whole or in part, only by the Purchaser and the Sellers jointly by way of written agreement at any time prior to the Long Stop Date (as possibly extended pursuant to Clause 10.5 below); (ii) the Conditions Precedent set out under Clause 9.1.3 and Clause 9.1.4 are in the exclusive interest of the Purchaser and any of them may be waived, in whole or in part, only by the Purchaser before or on the Closing Date, it being understood with respect to either points (i) and (ii) above that any waiver shall not relieve any of the Sellers or the Purchaser from their liability under any other clause of this Agreement.

Page 30 9.3. For the sake of clarity, the Parties acknowledge that if the Conditions Precedent are not satisfied (and/or waived pursuant to Clause 9.2 above) on or prior to the Long Stop Date (as possibly extended pursuant to Clause 10.5), this Agreement shall automatically terminate (subject to Clause 9.4 below) and the Parties shall no longer be obliged to carry out the Transaction and to consummate the Closing. 9.4. If the Agreement is terminated pursuant to Clause 9.3 above, all the provisions of this Agreement - except for the provisions under this Clause 9.4 and under Clauses 20, 23, 28, 29 and 32 – shall lapse and cease to have effect, but neither the lapsing of those provisions nor their ceasing to have effect shall affect the liability, if any, of either Party in respect of damages for breach, non- performance or delayed performance of any obligation or requirement provided by this Agreement prior to its termination. 10. Undertakings in respect of the Conditions Precedent 10.1. The Purchaser undertakes in respect of the Antitrust Clearances and the FDI Clearance to: 10.1.1. as soon as practicable after the Signing Date and, subject to full and timely compliance by the Sellers of their obligations under Clause 10.4.1 below, within 15 (fifteen) Business Days of the Signing Date, file all notices, applications and other documents required under applicable Antitrust Laws and FDI Laws to obtain, respectively, the Antitrust Clearances and the FDI Clearances (the “Filings”); 10.1.2. diligently pursue the Antitrust Clearances and the FDI Clearances, responding promptly to any requests for information or documentation from the competent Authorities within the applicable deadlines; 10.1.3. keep the Sellers’ Representative reasonably informed of the status of the Filings and of any material communications with the competent Authorities, provide the Sellers with material submissions for review in advance where reasonably practicable, consider the Sellers' comments in good faith and, where relevant and permitted by the competent Authority, it being understood that, in such case, the term under Paragraph 10.1.1 shall be extended consistently, allow the Sellers to participate with the Purchaser in meetings with the Authorities; 10.1.4. subject to Clause 10.3 below, take all reasonable actions and comply with such requirements as may be reasonably necessary to obtain the Antitrust Clearances and the FDI Clearances, including by proposing, accepting and complying with any Measures; 10.1.5. refrain from extending any waiting period under any applicable Laws or entering into any agreement with any FDI Authority or any Antitrust Authority to delay or not to consummate the Transaction, except with the prior written consent of the Sellers’ Representative (such consent not to be unreasonably withheld or delayed); 10.1.6. bear any and all fees, costs and expenses relating to the Filings and connected proceedings needed to obtain the Antitrust Clearances and the FDI Clearances, including any fees payable to any Authority in connection with any such Filings, without any impact on the Consideration or on the Earn Out Amount.

Page 31 10.2. The Purchaser shall notify the Sellers’ Representative, giving documentary evidence (where available), of the obtainment of each of the Antitrust Clearances and the FDI Clearances by way of a written communication to be sent within 2 (two) Business Days after delivery or receipt thereof pursuant to Clause 30 below. 10.3. The Parties acknowledge that one or more of the Antitrust Authorities and/or the FDI Authorities, following the Filings, may (i) communicate their veto to the Transaction or (ii) authorize the Transaction subject to the imposition or application of Measures on one or more of the Group Companies, the Purchaser and/or their respective Affiliates for the purposes of the Closing (in any case, the “Conditional Antitrust/FDI Clearance”). Anything in this agreement notwithstanding, in the event of any Conditional Antitrust/FDI Clearance being issued by any Authority: 10.3.1. neither the Purchaser nor the Sellers shall be bound by – nor shall they in any way be obliged to accept – any Critical Measure that may be imposed or applied on the Purchaser and/or the Sellers, their Affiliates and/or any Group Company by, any Antitrust Authority and/or FDI Authority; 10.3.2. the Parties shall cooperate in good faith in order to ascertain whether, and to what extent, the terms and conditions of the Transaction may be mutually adjusted so as to allow the Transaction to be completed in compliance with any such Critical Measure, it being understood, however, that (i) where the relevant Conditional Antitrust/FDI Clearance exclusively applies or imposes Non-Critical Measures (and no other measure), any such Non-Critical Measures shall be accepted by the Purchaser and/or any of its Affiliates and/or any of the Group Companies, and (ii) under no circumstances shall any provisions set out herein be interpreted as obliging the Purchaser and/or any of its Affiliates and/or any of the Group Companies to accept any Critical Measure imposed or applied by any Authority, nor as obliging them to implement the Transactions in compliance with any such Critical Measures. 10.4. The Sellers hereby: 10.4.1. undertake to – and cause each Group Company to – timely provide to the Purchaser, its Representatives and/or advisors all the assistance and cooperation requested by the same in order to enable the Purchaser to make the Filings pursuant to Clause 10.1.1 (it being understood that in case of delay in providing such assistance the term under Paragraph 10.1.1 shall be extended consistently) and obtain all the Antitrust Clearances and the FDI Clearances, including, to the extent necessary, by providing all information and/or documents required in writing by or on behalf of the Purchaser to make such Filings and/or requested by the relevant Authorities thereafter and, upon written request of the Purchaser, to participate with the Purchaser in meetings with the Authorities; 10.4.2. cause each Group Company to execute and file, jointly with the Purchaser where so requested or appropriate under applicable Laws, any Filing and carry out any activities necessary for the purposes thereof; and 10.4.3. acknowledge that before the Signing Date, they have provided, or caused to be provided, to the Purchaser, its Representatives and/or its advisors, whether through the Disclosed Information, the Questionnaires or otherwise, certain (but not all) of the information,

Page 32 documents and materials regarding the Sellers and/or the Group Companies requested by the Purchaser through the Questionnaires. 10.5. If the Antitrust Clearances and/or the FDI Clearances have not been obtained in accordance with this Agreement on or before the Long Stop Date, at the request of either the Purchaser or the Sellers to be notified to the other Party within the following five (5) Business Days, the aforesaid term shall be extended by mutual agreement among the Parties for an additional period of thirty (30) Business Days, in which case the Long Stop Date shall be so extended. 10.6. The Sellers shall, in accordance with Clause 30 below, notify the Purchaser in writing within two (2) Business Days from the date on which any consents, approvals or waivers required under the Material CoC Contracts pursuant to Clause 9.1.4 above are actually received or obtained, enclosing documentary evidence thereof reasonably satisfactory to the Purchaser. Part IV – Closing and Interim Management 11. Closing 11.1. Upon satisfaction, and/or waiver (where applicable) pursuant to Clause 9.2 of all (and not less than all) the Conditions Precedent, the Parties shall proceed with the transfer of the Equity Interests, the payment of the Initial Consideration and, in general, the execution and exchange of all documents and the performance of all the obligations, actions and transactions set forth under Clause 11 in order to give full effect to this Agreement (the “Closing”). 11.2. Without prejudice to Clause 15.2, the Closing shall take place at 9:00 a.m. Milan (Italy) local time, in Milan at the offices of Simmons & Simmons in the presence of the Notary, (i) on the 10th (tenth) Business Day following the date on which the Condition Precedent under Clause 9.1.1 or the Condition Precedent under Clause 9.1.2 or the Condition Precedent under Clause 9.1.4 (whichever is the latest to occur) is satisfied or - where applicable - waived by the Parties pursuant to Clause 9.2, provided that the Conditions Precedent under Clauses 9.1.3 and 9.1.5 above shall be satisfied (or waived) within the same day (ii) on such other date or place as the Parties may agree in writing (in either case, the “Closing Date”). 11.3. On the Closing Date, in addition to any other action to be taken and any other instrument to be executed and/or delivered pursuant to this Agreement: 11.3.1. the Sellers shall: (a) deliver to the Purchaser appropriate evidence confirming the execution of the CEO Agreement by Maria Cecilia La Manna; (b) execute and deliver to the Purchaser the waiver letters and any other documentation requested by the Purchaser and/or the Notary to confirm the waivers under Clause 3.4 above; (c) deliver letters of resignation, in the form attached as Schedule 11.3.1(c) from all members of the board of directors and of the board of the statutory auditors of the Company as well as from any member of the boards of directors or of the board of the statutory auditors of any other Group Company to the extent such members are Representatives of the Sellers, with the exception, only with respect

Page 33 to the Group Companies different from the Company, of the Key Managers (all such directors and auditors, the “Resigning Officers”) with effect as from the Closing Date and containing the confirmation of the inexistence of, and in any case a waiver to, any right, demand, remedy or claim whatsoever towards any Group Company, except with respect to the consideration and/or expense reimbursement if and to the extent already accrued and/or due and not yet paid; (d) procure that a board of directors’ meeting of the relevant Group Companies is validly held and resolves on the approval of the Transaction Expenses and, subject to the Purchaser’s decision pursuant to Clause 13.8, of the Ancillary Agreements; (e) endorse in favour of the Purchaser, by means of authenticated signatures by the Notary, the share certificates representing Sale Shares in favour of the Purchaser and, in general, carry out any legal accomplishment in order to transfer to the Purchaser full legal title to the Sale Shares, free and clear of any Encumbrances; (f) subject to the Purchaser’s decision pursuant to Clause 13.8, enter into, and procure the entry into by any member of the Sellers’ Group and by any Group Company of, the Ancillary Agreements; (g) deliver to the Purchaser appropriate evidence confirming the settlement of all items indicated under Clause 14.4 with respect to the Italian tax consolidation regime (consolidato fiscale nazionale) pursuant to the provisions set out thereunder; (h) pay, or cause the Group Companies to pay, the Transaction Expenses, to the extent payable at Closing and deliver to the Purchaser written evidence attesting the payment of such Transaction Expenses; (i) enable a shareholders’ meeting of the Company to be validly held, in plenary session or before notice of call, in order for the Purchaser to attend it and there to vote pursuant to Clause 11.3.3(e) below; (j) to the extent not already done before Closing repay, and procure any member of the Sellers’ Group to repay any and all indebtedness (including any interest) and (over)due trade payables owed to the Group Companies referred to in Clause 14; (k) procure that the Purchaser is registered, as sole shareholder, in the shareholders’ ledger of the Company; (l) deliver to the Purchaser the shareholders’ register and all other corporate books (libri sociali) of the Company; 11.3.2. Titan Holding shall: (a) execute and deliver, or caused to be executed and delivered, any document, or carry out, or cause to be carried out, any action required to transfer the full legal title to the Purchaser of the India Sale Share in favour of the Purchaser, free and clear of any Encumbrances; 11.3.3. the Purchaser shall: (a) pay the Initial Consideration in accordance with Clauses 4 and 5 to the Sellers;

Page 34 (b) execute the deeds or actions required for the acquisition of the India Sale Share pursuant to applicable Laws; (c) pay or cause to be paid to the appropriate Authorities or Persons and in the appropriate manner, any transfer, stamp, notarial or similar taxes, duties, fees, costs and expenses however due to any Authority for the transfer of the Equity Interests, unless according to applicable Law such payments can be effected following Closing in which case the obligations set forth in this Clause 11.3.3(c) shall apply in relation to such later date; (d) deliver hold harmless letters, in the form attached as Schedule 11.3.3(d) to all the members of the board of directors and board of statutory auditors (if any) of each Group Company with effect as of the Closing Date, containing (1) a waiver of the Purchaser to the exercise of any claim in connection with any possible liabilities connected to the performance of their duties and tasks up to the Closing Date, to the maximum extent permitted by applicable Laws but in any case with the exception of fraud (dolo), as well as (2) an undertaking of the Purchaser to hold the relevant beneficiaries harmless from any possible claim brought by the Purchaser and/or its Affiliates (to the extent the relevant Affiliate is not subject to any bankruptcy procedure) in connection with any possible liabilities connected to the performance of his or her duties and tasks up to the Closing Date, to the maximum extent permitted by applicable Laws but in any case with the exception of fraud (dolo); (e) intervene in a validly held shareholders’ meetings of the Company and vote - by adopting all the relevant resolutions substantially in the same form as set out in the extract under Schedule 11.3.3(e) in favour of: (i) the acknowledgement of the resignations of the Resigning Officers of the Company; (ii) the appointment of (with simultaneous acceptance by) the director(s) and the statutory auditor(s) designated by the Purchaser to replace the Resigning Officers of the Company; (iii) the approval and ratification of all the activities and/or omissions carried out by the Resigning Officers of each Group Company since the date of their first appointment up to the Closing Date (included) except in case of fraud (dolo); (iv) the waiver to make or bring any action or claim – including according to articles 2043, 2393, 2393-bis, 2407 and 2497 of the Italian Civil Code, as the case may be (or, with reference to each Group Company, the corresponding applicable provisions) – against all members of the board of directors and any supervisory body of the Group Company for the activities and omissions mentioned in letter (iii) above except in case of fraud (dolo); (f) cause a meeting of the newly appointed board of directors of the Company to be held in plenary session to resolve upon: (i) the CEO Agreement;

Page 35 (ii) the executive powers to be granted to the newly appointed directors; (g) cause the Company to enter into the CEO Agreement. 11.3.4. The Sellers and the Purchaser, each to the extent applicable thereto, shall execute and deliver, or cause to be executed and delivered, such other instruments as may be necessary to vest in the Purchaser full ownership of the Equity Interests, free and clear of any Encumbrances, and to effect the transactions contemplated in this Agreement in accordance with any applicable Law. 11.4. Notwithstanding anything to the contrary in this Agreement, all actions and transactions to be performed on the Closing Date according to this Agreement shall be regarded as one and a single transaction so that such actions shall be deemed to occur simultaneously and no action shall be deemed to have been consummated until all such other actions have been consummated. In the event that any action or transaction constituting the Closing fails to be fulfilled or is defective, at the option of the Party having interest in the fulfilment or proper execution of the specific obligation or formality, such Party shall be entitled to refuse to fulfil its obligations unless and until all the other actions and transactions constituting the Closing shall have taken place as provided in this Agreement, without prejudice to the liabilities of the breaching Party in respect of damages for breach, non-performance or delayed performance of such action. The Parties acknowledge the essential nature of this provision. 11.5. The execution of the Closing shall not affect and shall not have any novative effects (effetto novativo) pursuant to articles 1230 and 1231 of the Italian Civil Code on, the rights and obligations of the Sellers and the Purchaser provided for in this Agreement, which shall remain effective as stated herein. 12. Undertakings of the Purchaser 12.1. The Purchaser acknowledges that, prior to the Closing Date, the Sellers shall be entitled to procure that the Group Companies, at each Group Company’s expenses (whose amount shall not be included in the Transaction Expenses), enters into, effective as of the Closing Date, irrevocable “tail” insurance policies naming any members of the board of directors and any supervisory body of the Group Companies as direct beneficiaries with a claim period of at least 5 (five) years from the Closing Date with respect to matters existing or occurring at or prior to the Closing Date. The Purchaser shall not, and shall cause that the Group Companies (for so long as they are Controlled by the Purchaser) do not, cancel such insurance policies or substantially change the relevant terms and conditions in a way materially detrimental to the relevant beneficiaries, except where such cancellation or amendment is required by Law or where replacement policies providing substantially equivalent coverage for the benefit of the relevant beneficiaries are put in place. 12.2. In the event of a transfer of Control of the Company within 5 (five) years from Closing, the Purchaser shall use its best effort to cause the relevant transferee, pursuant to article 1381 of the Italian Civil Code, to undertakes, mutatis mutandis, the same obligations set forth in this Clause 12. 12.3. During the Interim Period, the Purchaser undertakes to negotiate with the Key Managers different from Maria Cecilia La Manna an appropriate management bonus scheme and/or MBO plan to be adopted by the relevant Group Companies with effect as of the Closing Date or within 30 (thirty) Business Days thereafter.

Page 36 13. Interim Management 13.1. Except for transactions carried out with the prior written consent of the Purchaser pursuant to Clause 13.2, the Sellers shall cause each Group Company to conduct its respective business and operations in accordance with the Ordinary Course of Business and in compliance with the applicable Laws and/or with any legal or contractual obligations incumbent upon the same. Without limiting the foregoing, during the Interim Period the Sellers shall cause each Group Company: 13.1.1. unless required by applicable Laws, not to amend its by-laws, nor implement any increase or reduction of the corporate capital, the merger, the demerger or the consolidation with other companies; 13.1.2. not to (i) alter its outstanding capital stock in any way, declare, set aside or make a distribution of any kind and in any form whatsoever to the Sellers or a payment or transfer of value in favour of any member of the Sellers’ Group; (ii) redeem or repurchase capital stock, and/or (iii) issue, allot, subscribe or grant any capital stock, bonds, warrants, options or securities convertible into capital stock or other rights to purchase or subscribe equity securities or debt securities or other financial instruments or registration rights; 13.1.3. not to distribute any dividend or reserves (whether in cash, stock or in kind); 13.1.4. not to enter into any joint venture, strategic alliance or extraordinary transaction, nor establish any new company, partnership or any other entity; 13.1.5. not to acquire (or obtain) or sell (or dispose of), in any form (including by swap), any shareholding in any other company; 13.1.6. except for the [***] Sale, not to sell, purchase, transfer, lease, grant or obtain usufruct, licence or obtain license, contribute or enter into any other transaction with a similar purpose in any form (whether as transferor/lessor/grantor or as transferee/lessee/grantee) in connection with any Group Company’s business, business division, real estate, Intellectual Property Rights and/or movable assets with a unit value exceeding EUR 300,000.00 (three hundred thousand/00); 13.1.7. not to make or announce any increase in the compensation, bonuses, incentives (including by way of “golden parachutes” and/or any other form of consideration and economic benefits, whether it be fixed or variable, in cash or otherwise) in favour of any Group Companies’ directors and employees having, on an individual basis, an annual gross remuneration higher than EUR 100,000.00 (one hundred thousand), other than as requested to avoid any breach of applicable labour Laws, regulations and agreements existing as at the Signing Date and Fairly Disclosed in the Disclosed Information; 13.1.8. not to enter into new employment contracts providing for an annual gross remuneration higher than EUR 100,000.00 (one hundred thousand) ; 13.1.9. not to approve incentive plans for employees or any amendments to existing plans;

Page 37 13.1.10. not to carry out any disposal of fixed assets for an amount exceeding EUR 100,000.00 (one hundred thousand/00) (or the equivalent amount in the currency in force in the jurisdiction of incorporation of the relevant Group Company) in the aggregate; 13.1.11. except as provided in the Company’s Business Plan 2026 – 2031, not to make capital expenditures for an aggregate amount in excess of EUR 100,000.00 (one hundred thousand/00) (or the equivalent amount in the currency in force in the jurisdiction of incorporation of the relevant Group Company); 13.1.12. not to enter into any new loans or other form of financing or financial facility granted by any third party exceeding EUR 300,000.00 (three hundred thousand/00) and not to grant, release or waive any kind of financing or loan to any third parties, except for intra-group transactions necessary in the Ordinary Course of Business; 13.1.13. not to create or grant any Encumbrances or guarantee, surety or indemnity for obligations (also in the interest of or in favour of third parties) other than in the Ordinary Course of Business; 13.1.14. not to enter into or terminate any of the Material Agreements or change the relevant terms and conditions, other than in the Ordinary Course of Business; 13.1.15. except as contemplated in the Company’s Business Plan 2026–2031 or in the case of renewals of existing agreements, not to enter into, amend or terminate any agreement with third parties (i) involving payments by any Group Company exceeding EUR 300,000.00 (three hundred thousand/00) (or the equivalent amount in the currency in force in the jurisdiction of incorporation of the relevant Group Company) (ii) having a duration in excess of 6 (six) months or for an indefinite period of time without rights of withdrawal or with rights of withdrawal providing for a prior written notice exceeding 60 (sixty) Business Days and/or (iii) providing for restrictive covenants; 13.1.16. not to enter into new agreements, amend, extend or renew the terms and conditions of the agreements and/or arrangements with the Sellers and/or their Representatives, Affiliates and/or Related Parties, it being understood that this undertaking will not apply to intragroup transactions between the Group Companies themselves; 13.1.17. not to waive or settle any outstanding claim, whether active or passive, or recognize the validity and enforceability of any third party claim, for a value exceeding EUR 300,000.00 (three hundred thousand) (or the equivalent amount in the currency in force in the jurisdiction of incorporation of the relevant Group Company); 13.1.18. not to take, or respond to, any legal action – except as necessary to avoid forfeiture of terms – except in relation to disputes, including out-of-court disputes, already existing as at the Signing Date and Fairly Disclosed in the Disclosed Information and individually involving an amount of less than EUR 300,000.00 (three hundred thousand) (or the equivalent amount in the currency in force in the jurisdiction of incorporation of the relevant Group Company); 13.1.19. not to enter into any transaction that is not at arm's length; 13.1.20. not to change or alter the Accounting Principles and practices applied by the Group Companies; and

Page 38 13.1.21. not to: (a) adopt or change any material method of Tax accounting or change any Tax accounting period, (b) make, change or revoke any material Tax election, (c) file any materially amended Tax Return or material claim for refund of Taxes, (d) settle or compromise any material Tax liability, agree to any adjustment of a material Tax attribute, or surrender any right to claim a material refund of Taxes, (e) enter into any closing agreement affecting any Tax liability or refund of Taxes, (f) file any request for a Tax ruling, or (g) extend or waive any statute of limitations with respect to a material Tax Return provided that: for the purposes of this Clause 13.1.21, "material" shall mean, with respect to any of the matters referred to in paragraphs (a) through (g) above, any matter whose Tax impact (calculated exclusive of any related penalties and interest) exceeds EUR 300,000.00 (three hundred thousand/00); provided, further, that the limitations set forth in this Clause 13.1.21 shall not apply to any actual Transfer Pricing Adjustments made within the framework of the settlement procedure (accertamento con adesione) initiated with the Italian Tax Authorities on 27 February 2026; and 13.1.22. not to agree or undertake, and not to resolve upon, any of the foregoing. 13.2. In the event that, during the Interim Period, one or more Group Companies intend to carry out any of the actions set out in Clause 13.1 above, the Sellers shall request, and/or procure that the relevant Group Company requests, the Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed, provided that the Sellers shall furnish, and/or procure that the relevant Group Company furnish, the Purchaser with available and reasonable information, together with available and reasonable supporting documents, to enable the Purchaser to assess whether to grant consent. If the request to the Purchaser is made attaching all such information and documents, and the Sellers do not receive any reply within 5 (five) Business Days by the Purchaser, the request shall be deemed accepted by the Purchaser. 13.3. In any event, Clause 13.1 shall not apply to the extent the relevant action or undertaking is carried out in the Ordinary Course of Business and is: 13.3.1. agreed by the Purchaser in writing beforehand or demonstrably required to preserve the ability of any Group Company to continue to manage its business as a going concern in the event of the transactions contemplated herein not reaching completion; 13.3.2. required to comply with the contracts, agreements, permits, consents, concessions, authorizations or licenses to which a Group Company is a party as at the Signing Date or for the extension or renewal of the same, provided that (i) all such contracts, agreements, permits, consents, concessions, authorizations or licenses have been Fairly Disclosed in the Disclosed Information, or for the acquisition of new contracts with customers or the award (and the execution of the relevant agreement) of public tenders and (ii) any such action or undertaking shall be carried out only to the extent strictly necessary to achieve compliance with any such contracts, agreements, permits, consents, concessions, authorizations or licenses, as applicable, and no more extensively than so required; 13.3.3. required to be executed by, or to comply with, any applicable Laws and/or enforceable Judgement and/or order of a competent Authority or in order to satisfy any applicable Law requirements, provided that such action shall be carried out only to the extent strictly necessary to achieve compliance with the relevant applicable Laws and/or

Page 39 enforceable Judgement and/or order, as applicable, and no more extensively than so required; 13.3.4. expressly permitted by, or required to comply with, this Agreement; 13.3.5. is Fairly Disclosed in the Disclosed Information; 13.3.6. the [***] Sale and any other transactions disclosed in Schedule 13.3.6. 13.4. If the Closing takes place, the Sellers shall not be liable for Losses suffered by the Group Companies insofar as they are a direct consequence of the Purchaser’s denying the approval of the relevant action set out in Clause 13.1 above. 13.5. Third Party Consents 13.5.1. During the Interim Period: (a) the Parties shall constitute a joint working group with the aim of discussing and trying to agree the best strategies to inform the commercial counterparties to the contracts to which the Group Companies are party and specifically identified in Schedule 13.5.1 (collectively, the “CoC Contracts”) of the envisaged change of control deriving from the consummation of the Transaction (b) based on the strategies agreed pursuant to Clause 13.5.1(a), if any, the Sellers shall inform – and shall cause the Group Companies to inform - the commercial counterparties under the CoC Contracts of the envisaged change of control deriving from the consummation of the Transaction and shall carry out any action and/or fulfil any requirement in order to obtain all consents, approvals or waivers required under the terms of the relevant CoC Contract indicated under Schedule 13.5.1 (the “Material CoC Contracts”). The Sellers shall not agree – and shall cause the Group Companies not to agree - to any amendment or variation to any CoC Contract, and/or shall not enter – and shall cause the Group Companies not to enter – into any new agreement with such counterparty, without the prior written consent of the Purchaser; (c) the Sellers shall keep the Purchaser promptly and fully informed, in writing and on a regular basis, as to the status and outcome of all contacts, discussions and negotiations with the commercial counterparties to the CoC Contracts. The Sellers shall, without delay, provide the Purchaser with copies of all correspondence and evidence of any consents, approvals or waivers obtained, and shall notify the Purchaser as soon as reasonably practicable pursuant to Clause 30 of any refusal or failure by any counterparty to provide the required consent, approval or waiver; and (d) whenever requested by the Sellers for the purposes of obtaining the consents, approvals or waivers required under the terms of the relevant CoC Contract, the Purchaser shall cooperate with the Sellers in order to provide comfort to the commercial counterparties under the CoC Contract. 13.6. Commitments relating to the Credit Facilities Agreements

Page 40 13.6.1. The Sellers shall provide, and shall procure that the Group Companies provide, all reasonable cooperation and assistance required by the Purchaser for the purposes of obtaining the Financing, including by promptly furnishing any documentation, declarations and/or information necessary for the execution of the Credit Facilities Agreements by the Purchaser or as may be requested by the Debt Providers for the disbursement of the Financing to the Purchaser. 13.7. Commitments relating to Tax matters 13.7.1. The Sellers shall procure that, as soon as practicable after the Signing Date and in any case before the Closing Date, Intertractor America pays any withholding Taxes on interest expenses paid to the Company for the period falling before the Closing Date and provide the Purchaser with evidence of such payment. 13.7.2. The Parties shall procure that, during the Interim Period, their Representatives carry out a comprehensive sales tax nexus, taxability, filing and exposure investigation concerning the provisions of law applicable to Intertractor America in relation to the application of the sales Tax. If any registration, for sales Tax purposes, is required to be perfected by Intertractor America based on the outcome of such investigations, then, subject to Intertractor America costumers’ consent, the Sellers shall determine, at their sole discretion, whether to make all necessary filings for the purposes of obtaining such registrations, it being understood that, regardless of the Sellers’ decision, to the extent the registrations are mandatorily required under applicable Laws, any possible Loss deriving from the lack of any: (i) sales Tax returns submission; (ii) sales Tax collection and remittance on taxable sales; and (iii) sales Tax self-assessment and remittance on taxable purchases, will be indemnified by the Sellers to the Purchaser pursuant to Clause 17 below. For the purposes of this Clause 13.7.2, Intertractor America customers' consent shall be deemed to have been sought in accordance with this Clause, and the Purchaser may not object under this Agreement (including for purposes of any indemnification claim pursuant to Clause 17), provided that the Sellers give reasonably satisfactory evidence that the request for such consent was made and pursued in accordance with the terms, timing and modalities reasonably required to obtain it, including through appropriate follow-up with the relevant customers. 13.7.3. The Sellers shall procure that, as soon as practicable after the Signing Date and in any case before the Closing Date, the R&D Tax credits for which the Company benefitted up to the Closing Date are certified by a certifier pursuant to DPCM of 15 September 2023 and that copies of such certifications are delivered to the Purchaser. 13.8. Ancillary Agreements The Parties undertake to negotiate in good faith during the Interim Period the terms and conditions of the Ancillary Agreements, provided that they shall be entered into by the relevant Group Companies and the relevant entities belonging to the Sellers’ Group at Closing, only if and to the extent the Purchaser deems that they are in the best interest of the relevant Group Company and include terms and conditions that are not adverse to such company. 13.9. Related Parties relationships

Page 41 Unless otherwise instructed in writing by the Purchaser and in any case without prejudice to the provisions under Clause 14.4 below, the Sellers shall, within or at the Closing Date at the latest, terminate and/or procure that the relevant Group Company terminates all the relationships listed in Schedule 13.9, provided that the relevant deed of termination shall contain a declaration to the effect that any and all rights, claims, credits or entitlements (if any) of the Sellers and/or their Related Parties vis-à-vis the Group Companies arising from such relationships are fully and irrevocably paid or waived as of the Closing Date. 14. Intragroup indebtedness and payables. Reduction of the cash and cash equivalent balance of the Group Companies. 14.1. On or before Closing, the Sellers shall: 14.1.1. procure that sufficient funds are advanced to the relevant Group Companies to ensure that at the Closing all indebtedness (including the indebtedness deriving from the relationships listed in Schedule 13.9 which have been terminated pursuant to Clause 13.9, but excluding the indebtedness arising from the relationships listed in Schedule 13.9 which have not been terminated as a consequence of the written instructions of the Purchaser) owing immediately before Closing from the Group Companies to any member of the Sellers’ Group is satisfied in full together with all interest accruing on it up to (but excluding) the Closing Date gross of any withholding Tax; 14.1.2. procure that any indebtedness (including any interest gross of any withholding Tax) and payables owed immediately before Closing by any member of the Sellers’ Group (as debtor) to the Group Companies (as creditor), other than trade payables not yet overdue at Closing resulting from any intra-group trade activities in the Ordinary Course of Business, is or has been repaid in full; 14.1.3. use their best efforts to reduce the cash and cash equivalent balances of each Group Company by way of dividend and/or distribution of reserves to the Sellers, in an aggregate amount as is appropriate to ensure that the Cash and Cash Equivalents as at the Closing Date are less than EUR 23,000,000.00 (twenty-three million/00). 14.2. The actions described in Clause 14.1 above shall be carried out in compliance with all applicable Laws, and in such a manner that does not result in any adverse consequences, residual liability (including in relation to Taxes other than any withholding or other Tax payable in connection with the distributions, if applicable) or obligation (whether actual or contingent) for any of the Group Companies. 14.3. The Sellers shall provide the Purchaser, by and no later than 5 (five) Business Days before the Closing Date, with such evidence as the Purchaser may reasonably require to confirm compliance with Clauses 14.1 and 14.2 above. 14.4. The foregoing shall not apply to any balances, receivables, payables and compensation amounts arising from or in connection with the Italian Tax consolidation regime under Articles 117 et seq. of the ITC, between the Company (and/or any other Group Company) and any member of the Sellers’ Group - including (i) IRES amounts attributed to or received from the consolidating entity, (ii) any consideration or compensation due in respect of tax losses, excess interest expense pursuant to Article 96 of the ITC, ACE surpluses or other Tax attributes transferred to the Tax consolidation, and (iii) any receivable or payable arising under the relevant tax consolidation

Page 42 agreement (accordo di consolidamento) - which shall be finally determined and settled, all at once, on or before the approval of audited statutory financial statements of the Company, Titan Holding and Titan Italia, for the financial year ended 31 December 2026, as provided by the Law. Part V – Representations, Warranties and Indemnification 15. Sellers’ R&Ws 15.1. The Sellers represent and warrant to the Purchaser that each of the statements set out under this Clause 15 (collectively, the “Sellers’ R&W”) is true and correct at the Signing Date and shall be true and correct as at the Closing Date (except for such Sellers’ R&Ws expressed to be made as of a specific date, which shall only be true as of such date). 15.2. At any time prior to Closing and in any event no later than four (4) Business Days prior to the Closing Date, the Sellers shall have the right to provide the Purchaser with updates to the Disclosure Letter by way of a written notice to the Purchaser pursuant to Clause 30 below (the “Bring Down Disclosure Letter”) intended to set out disclosures, exceptions and/or qualifications to the Sellers’ R&Ws to reflect any facts, matters, events or circumstances that have arisen or have become known to the Sellers after the Signing Date and prior to the date of the Bring Down Disclosure Letter (the “Bring Down Disclosures”). Notwithstanding anything to the contrary in this Agreement other than Clause 15.3 below and subject solely to the provisions set out under the same Clause 15.3 below: 15.2.1. save for the provisions of Clause 15.3, any facts, matters, events or circumstance disclosed pursuant to this Clause 15.2 shall not constitute or operate as a “Fairly Disclosed” matter for the purposes of Clause 17.6.1(a)(i) below or any other provision of this Agreement; 15.2.2. any Bring Down Disclosure (i) shall not in any way qualify, limit or restrict the scope of the Sellers’ R&Ws as at the Signing Date or at the Closing Date; (ii) shall not in any way otherwise operate to exclude, reduce or limit the Sellers' liability under this Agreement (whether under the Indemnification Obligations or the Special Indemnification Obligations) in respect of the facts, matters, events or circumstances forming the subject of such Bring Down Disclosure, and (iii) shall be without prejudice to, and shall not limit, waive or otherwise affect, any right or remedy of the Purchaser under this Agreement, including the Purchaser's right to claim indemnification from the Sellers pursuant to the Indemnification Obligations and/or the Special Indemnification Obligations, in each case in respect of the facts, matters, events or circumstances subject of such Bring Down Disclosure; 15.2.3. for the purposes of Clause 17.7 (and, in particular, the notice periods set out in Clause 17.7.1 below), any Bring Down Disclosure received by the Purchaser prior to Closing shall not constitute a trigger of awareness for the purposes of the commencement of any time period within which the Purchaser must serve a Notice of Claim, it being understood that such time period shall only commence from the date on which the Purchaser becomes aware of the actual Loss arising from the relevant facts, matters, events or circumstances; 15.2.4. if any Bring Down Disclosure (whether consisting of a single Bring Down Disclosure or two or more Bring Down Disclosures related to, or arising from, the same or connected

Page 43 underlying facts, events or circumstances) discloses facts, matters, events or circumstances which: (a) would result in any Fundamental Warranties being untrue or incorrect if made at Closing; and/or (b) would result in any Business Warranties being untrue or incorrect if made at Closing and have determined, or would reasonably be expected to result, in Losses that (i) are indemnifiable by the Sellers under this Agreement; and (ii) exceed, in terms of amount actually indemnifiable by the Seller (individually or in the aggregate) an amount equal to Euro 1,350,000.00 (one million three hundred fifty thousand/00), (a Bring Down Disclosure satisfying the condition under letter (a) above and/or the condition under letter (b) below, a “Material Bring Down Disclosure”), the Purchaser shall be entitled, by written notice to the Sellers served within two (2) Business Days prior to the Closing Date (the “Postponement Notice”), to postpone the Closing Date by ten (10) Business Days from the originally scheduled Closing Date (the “Postponed Closing Date”); 15.2.5. by and no later than the fifth (5th) Business Day before the Postponed Closing Date, the Purchaser shall elect, by written notice to the Seller, to either: (a) proceed with Closing on the Postponed Closing Date, in which case the Closing shall take place in accordance with Clause 11 on the Postponed Closing Date; or (b) terminate this Agreement by serving a written termination notice on the Sellers (a “BDD Termination Notice”); 15.2.6. without prejudice to its rights pursuant to Clause 15.2.8 the Purchaser shall be deemed to have elected to proceed with Closing: (a) on the originally scheduled Closing Date, if the Purchaser fails to serve the Postponement Notice by and no later than the second (2nd) Business Day before the Closing Date; or (b) on the Postponed Closing Date, if the Purchaser fails to serve either a notice under Clause 15.2.5(a) or a BDD Termination Notice by and no later than the fifth (5th) Business Day before the Postponed Closing Date; 15.2.7. in the event of termination pursuant to a BDD Termination Notice: (a) the provisions of Clause 9.4 above shall apply mutatis mutandis; (b) neither Party shall have any further obligation to effect Closing. 15.2.8. For the avoidance of doubt, neither the service of a Postponement Notice nor the Purchaser's decision to proceed with Closing following receipt of a Material Bring Down Disclosure (whether expressly or by deemed election) shall constitute a waiver of any of the Purchaser's rights under this Agreement, including its rights to bring a Claim or seek indemnification pursuant to the Indemnification Obligations and/or the Special

Page 44 Indemnification Obligations in respect of the subject matter of such Material Bring Down Disclosure. 15.3. The Sellers shall have no liability with respect to the Indemnification Obligations, and the Purchaser shall not be entitled to exercise any of the rights under Clauses 15.2.4, 15.2.5 and 15.2.6 if and to the extent that the Bring Down Disclosure Letter discloses: (i) in relation to Sellers’ R&W under Clause 15.5.13, any claim of the same nature of the Brazilian Labour Litigation Claims notified to ITM Brazil in the Interim Period to the extent that they fall within the Ordinary Course of Business; and/or (ii) in relation to Sellers’ R&W under Clause 15.5.14(i), non-renewals or terminations of any Material Agreement occurring in the Interim Period in the Ordinary Course of Business, provided that, in each case under point (ii), such terminations and non-renewals are for reasons not attributable to, and outside the control of, the Sellers and of the Group Companies (and, for the avoidance of doubt, not as a result of, or in connection with, any failure by any Group Company to fully comply with the relevant terms). 15.4. The Purchaser acknowledges and agrees that: 15.4.1. the Sellers do not, directly or indirectly, make or give or shall be deemed or interpreted as making or giving, any representation or warranty (whether express or implied) with reference to the Group Companies, their assets and businesses, the Equity Interests and, in general, the transactions contemplated under this Agreement, other than the Sellers’ R&Ws (including those under Clause 15.5.15); 15.4.2. the Sellers’ R&Ws are in lieu of any other representation and warranty provided by the Law (including those provided for sale and purchase agreements under the Italian Civil Code); and 15.4.3. the Sellers make no promise, representations nor warranties (whether express or implied), and therefore shall not be liable for, and no obligation or liability shall arise from, the fairness, accuracy or completeness of any forecasts, estimates, analyses, projections, business plans, budgets, opinions from third parties, market share data, forward looking statements or other statements of a predictive nature, future profitability, revenues, performance or prospects of any Group Company or in connection with the Transaction that have been provided to the Purchaser and/or its Affiliates and/or their respective Representatives (including through the Disclosed Information and/or the Questionnaires) relating to the Group Companies before the Signing Date. 15.5. The Sellers represent and warrant to the Purchaser as follows: 15.5.1. Standing, legal capacity and powers (i) The Sellers: (a) are duly incorporated, organized and validly existing and are in good standing under their respective laws of incorporation; (b) are not insolvent or bankrupt or involved in any bankruptcy, insolvency, liquidation, administration, winding up or analogous proceeding, nor (i) is any action, application or request pending or threatened in writing in respect thereof; and/or (ii) to the Sellers’ Knowledge any circumstances

Page 45 exists that could result in any insolvency, bankruptcy liquidation, administration, winding up or analogous proceedings; (c) have not entered into, and no circumstances exist that may result in the execution of, any agreements which would result in the transfer of their properties to creditors, the suspension of payments or the debt restructuring; and (d) have all necessary powers to enter into this Agreement, carry out their obligations hereunder and consummate the transactions contemplated under this Agreement (ii) This Agreement has been duly executed and delivered by the Sellers and, assuming the due authorization, execution and delivery by the Purchaser, constitutes the valid and binding obligation of the Sellers, enforceable against them in accordance with its terms. (iii) There are no pending disputes, proceedings and/or, to the Sellers’ Knowledge, investigations of any nature before any Authority that may in any way affect the capacity of the Sellers to assume and perform the obligations under this Agreement. (iii) Except for any potential merger control filing and/or foreign direct investment control filings or other similar security and regulatory filings which the applicable Laws provide to be made by the Purchaser, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Authority is necessary for the consummation by the Sellers of the Transaction. 15.5.2. No conflict The execution of this Agreement and the performance of the transactions contemplated under it do not – and will not – conflict with, constitute a violation or a breach of, or a default under, require any consent or waiver under any constitutional documents or by- laws of any Group Company and do not violate any Laws, regulations or Judgment or award applicable to the Sellers or any Group Company. 15.5.3. Incorporation and Good Standing Each Group Company (i) is duly incorporated, organized and validly existing under its respective Laws of incorporation and has full corporate power and authority to conduct its business as currently conducted, (ii) is not subject to insolvency procedures of any kind, and there are no actions nor to the Sellers’ Knowledge there are any requests pending that could declare a Group Company bankrupt or insolvent or subject to any other kind of insolvency procedures nor to the Sellers’ Knowledge there are any facts, circumstances or conditions which would reasonably justify or give rise to the commencement of any such procedure, (iii) has not entered into arrangements by which its assets have been or must be transferred to its creditors; (iv) has not stopped, in the aggregate, paying its debts as they fall due; and (v) is not in a situation mandatorily requiring it to decrease its relevant corporate capital for losses. 15.5.4. Corporate Capital and Ownership

Page 46 (i) The corporate capital and ownership of shares, free and clear of any Encumbrances, of each Group Company is set out under Recitals (A), (B), (C) and (D). There are no options, warrants, bonds, conversion or subscription rights, agreements, or commitments of any kind requiring a Group Company to issue or sell any new shares, quotas, or any instrument convertible into or exchangeable for any such shares, quotas, or to repurchase or redeem any of its shares or quotas. (ii) No Group Company owns any equity interest or other securities in any other Person or business other than as set out under Recitals (C) and (D), nor have they entered into any agreement to acquire any such equity interest or other securities or to become, a member of any partnership, joint venture, consortium, or other incorporated or unincorporated association. No investment agreement, profit sharing agreement or agreements of substantially comparable nature is in place in relation to, or with the involvement as party of, any of the Group Companies. (iii) There is no agreement to which any Group Company is party that requires to finance, invest in or acquire participations or interests of any kind in other companies or Persons (by way of loans, capital contributions, waivers of receivables or otherwise). (iv) No Person has the right (exercisable now or in the future and whether contingent or not) to call for the allotment or issue of any share, quota, loan capital, debenture or any other securities in any Group Company. (v) There are no convertible bonds, warrants, options, conversion or subscription rights, stock-option plan for employees or for other individuals, resolutions, undertakings or agreements of any kind to increase the capital of any Group Company, or other instruments giving right to subscribe for or acquire stakes or other securities of any Group Company, or to issue loan capital of any Group Company or to repurchase or redeem any portion of the capital of any Group Company or other instruments, giving right to subscribe for or acquire stakes or other securities of any Group Company. No contributions in respect of capital increases or future capital increases (futuro aumento di capitale, conto capitale and similar contributions) are pending in respect of any Group Company. (vi) The Group Companies have not issued any debt securities or other financial instruments giving rise to obligations of the Group Companies towards the relevant holders. (vii) The by-laws of the Group Companies currently in force are those filed with the competent Companies’ Register (or equivalent authority in the jurisdiction of incorporation of the relevant Group Company). No resolutions have been passed to amend such by-laws. None of the Group Companies is in material default under any provisions of its by-laws. 15.5.5. Title (i) The Equity Interests are duly authorized, validly issued and fully paid-up and free and clear from any Encumbrances and the Sellers have the full and exclusive ownership of the Equity Interests, free and clear from any Encumbrances. (ii) Upon the transfer and delivery of the Equity Interest pursuant to the terms of this

Page 47 Agreement, the Purchaser shall receive full and exclusive legal title and ownership to the Equity Interest, free and clear from any Encumbrances and - indirectly through the Company - full and exclusive legal title to the stakes owned by the Company, directly or indirectly, in the other Group Companies, free and clear from any Encumbrances. 15.5.6. Shareholders’ agreements There are no shareholders’ agreements, option agreements or other arrangements relating to the share capital of the Group Companies to which the Group Companies are a party, including any shareholders’ agreement imposing, in any capacity, limits, restrictions, conditions or Encumbrances on the acquisition of stakes in the Group Companies. 15.5.7. Transactions with Related Parties (i) As of the Closing Date, except for (i) balances, receivables, payables and compensation amounts indicated under Clause 14.4 above and (ii) trading receivables or payables arisen until the Closing Date in the Ordinary Course of Business from the regular performance of the obligations under the relationships listed in Schedule 13.9 which have not been terminated pursuant to Clause 13.9 (but only to the extent that, and insofar as, the Purchaser has instructed the Sellers not to terminate any such relationships), there are no: (a) payables and/or receivables of any Group Company vis-à-vis the Sellers and/or the Sellers’ Related Parties and vice versa; (b) right, claim or entitlement of any nature whatsoever (whether contractual, tortious, statutory or otherwise), whether actual or contingent, which neither the Sellers nor any of their Related Parties have, or is entitled to assert, against any of the Group Companies; (c) loans granted by the Sellers and/or any of its Related Parties to any Group Company and vice-versa and no security or comfort letter, suretyships or other guarantee of any kind whatsoever to guarantee the performance of any obligation of any Sellers and/or any of its Related Parties and/or any of its Related Parties granted or undertaken by any Group Company and vice- versa; (d) contracts, arrangements or understandings, either orally or in writing, among one or more of the Group Companies and the Sellers and/or any of their Related Parties, nor any commitment, undertaking, obligation or expectation of any kind subsists, whether directly or indirectly, between any of the Group Companies and any of the Sellers and/or any of their Related Parties. (ii) Any relationship/transaction between any Group Company, on one side, and the Sellers and/or any of its Related Parties, on the other side, are and have been conducted on arm's-length commercial terms, and in relation of effectively existing transactions. (iii) Any and all rights, claims, credits or entitlements (if any) of the Sellers and/or their

Page 48 Related Parties vis-à-vis the Group Companies shall be deemed as fully and irrevocably waived as of the Closing Date. 15.5.8. Brokers No broker, finder, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or any transaction contemplated therein based upon arrangements made by or on behalf of Sellers, that is or will become payable by the Purchaser and/or any Group Company. 15.5.9. Financial Statements (i) The Reference Financial Statements: (a) are true and correct and have been prepared in compliance with the applicable Laws and in accordance with the Accounting Principles applied consistently with each Group Company’s past accounting practice; and (b) give a true and fair representation of the assets and liabilities (situazione patrimoniale), financial position (situazione finanziaria) and results of operations (risultato economico) of each Group Company at their respective date and for the period covered by such Reference Financial Statements. (ii) All liabilities of the Group Companies which, pursuant to the applicable Accounting Principles, are required to be recorded in the Reference Financial Statements or in the accounting Books and Records of the relevant Group Company have been duly recorded therein. 15.5.10. Books and Records (i) The Books and Records of the Group Companies (including those of the respective corporate bodies): (a) have been kept in all material respects in accordance with the applicable laws and Accounting Principles and are up to date; (b) are in the possession or under the control of the relevant Group Company - except to the extent they are required by applicable Law or ordinary practice to be held by corporate bodies, officers, statutory auditors, external advisers or other third-party custodians - together with executed copies of all existing agreements (or at least copies of such documents) which are necessary for the proper conduct of its business and to which the relevant Group Company is a party. (ii) To the extent mandatorily required by the Laws applicable in the relevant jurisdiction, the minutes of the meetings of the relevant corporate bodies of the Group Companies have been recorded in the statutory books and are true and up to date. Such statutory books are properly maintained and freely available for inspection by the relevant Group Company. 15.5.11. Account Receivables

Page 49 (i) All the account receivables or other rights to receive payment of the Group Companies reflected in the Reference Financial Statements as well as in the Books and Records of the relevant Group Company: (a) have arisen from bona fide transactions, entered into on the basis of valid and effective agreements, and relate to goods delivered and/or services performed by the Group Companies. (b) are valid, existing, due and payable on the respective contractual due dates, and may be fully enforced for their recovery; (c) are free and clear of any Encumbrance, and are not subject to any dispute, claim or set-off of any kind, other than routine product warranty claims for the repair and replacement of goods sold by any Group Company in the Ordinary Course of Business (expressly excluding recalls or withdrawal campaigns affecting an entire batch of product). 15.5.12. Taxes (i) All material Tax Returns, reports and forms required by the law applicable to each Group Company to be filed by or on behalf of such Group Company prior to the Signing Date have been and, for the period until the Closing Date, will be in all material respects duly and in a timely manner (within any applicable extension periods) filed as prescribed by such law and such Tax Returns are substantially and formally true, complete, correct in all material respects and accurate, do not contain material errors, material omissions or material misstatements, and reflect, in all material respects, all Tax obligations, credits and/or attributes of each Group Company. (ii) All Taxes for which payment was due up to the Signing Date have been paid prior to such date or will be paid prior to the Closing Date in a timely manner and in full or, if not payable, adequate provisions have been posted in the financial statements. (iii) No material claims are being asserted, threatened or announced in writing by any Tax Authority with respect to any Taxes of any Group Company, including in a jurisdiction where a Group Company does not file a particular type of Tax Returns or reports that such Group Company is or may be subject to such taxation by that jurisdiction. (iv) The basis and amount of Taxes due or remaining due by each Group Company, as well as the basis and amount of any tax credits or asset accrued, utilized or accounted for and/or other tax benefits, have been properly determined and validly existed in accordance with applicable tax laws and regulations. Each Group Company has prepared and maintained complete and accurate records and information relating to Taxes, as required under applicable Law, and is able to provide the documentary support necessary to substantiate the computations made for the determination of any Tax due. (v) All Tax carry-forward losses and interest carry forward, if any, have been made with the due level of diligence and have not been challenged by any Tax Authority

Page 50 and are available to reduce the payment of income Taxes arising from fiscal years still under to assessment prior to the Closing Date including the Taxes arising out of any actual Transfer Pricing Adjustment, pursuant to applicable Laws. For the avoidance of doubt, the Sellers’ R&Ws set out in this paragraph (v) shall not extend to, and the Sellers shall not be deemed to warrant, the availability or utilisation of any Tax carry-forward losses or interest carry-forwards that are used, or to be used, by the Purchaser (or any Group Company, following Closing) to reduce the payment of income Taxes arising in respect of fiscal years subsequent to the Closing Date. (vi) All Taxes due by Group Companies until the Closing Date or payment of which has been required by the Tax Authority for Tax matters have been accounted for and paid by the Group Companies in a timely manner or, where required in accordance with applicable accounting principles in the relevant jurisdictions, recorded as current liabilities in the Reference Financial Statements. The Company is not a party to, and has not applied to enter into, any plan or arrangement with any competent Authority for the deferral or instalment payment of Taxes. (vii) Each Group Company is, and has at all times been, resident for tax purposes in its jurisdiction of incorporation and has never been treated for tax purposes as resident in any other jurisdiction. (viii) No Group Company is or has been party to, or implemented, any arrangement or scheme that constitutes, or is reasonably expected to constitute, a “hybrid mismatch” or “hybrid arrangement” (including hybrid financial instruments, hybrid transfers, hybrid entities, reverse hybrids, branch mismatches or imported mismatches), or a “structured arrangement”, as those terms are defined under any applicable national anti‑hybrid legislation (including any rules implementing Council Directives (EU) 2016/1164 and 2017/952 or OECD BEPS Action 2) in any relevant jurisdiction; or (b) has claimed, obtained or retained any tax benefit arising from a deduction/non‑inclusion or double deduction outcome targeted by such legislation. (ix) Each Group Company either: (a) is not, and has never been subject to Taxes: (i) in any jurisdiction other than its jurisdiction of incorporation by reason of having a permanent establishment or other nexus in such other jurisdiction or elsewhere; or (ii) by reference to income or profits derived by any other Person, including under any applicable “controlled foreign company” rules or on any other basis; or (b) has or has had a permanent establishment in place, in which case all taxes due locally in relation to this permanent establishment have been duly and timely paid and the relevant profit has been assigned to that permanent establishment in compliance with arm’s length principle. (x) There are presently no audits or proceedings by any Tax or social security authority against any Group Company relating to the assessment or collection of Taxes and no written notice of any intention to initiate any such audits or proceedings has been received.

Page 51 (xi) Each Group Company is duly registered for VAT and any other applicable indirect Taxes (e.g. Sales Tax) in each jurisdiction where such registration is required, has complied in all material respects with VAT invoicing, collection, filing and reporting obligations, and there are no material VAT assessments, claims or investigations pending. (xii) Each Group Company has duly performed all obligations incumbent upon it as a withholding agent (including withholding, remittance and reporting obligations) with respect to amounts paid and to be paid to each third party. Any Taxes required to be withheld by a Group Company have been duly and fully collected, withheld or remitted on a timely basis to the competent Tax Authority within the time limits and in the amounts required under the applicable Laws from time to time in force for such purposes. (xiii) Each Group Company has maintained, when expressly required pursuant to mandatory transfer pricing documentation obligations under applicable laws and to the extent such documentation obligations are applicable to the relevant Group Company under the law of its jurisdiction of incorporation, transfer pricing documentation in accordance with applicable Laws and the transactions between the Group Companies and their Affiliates have been conducted on arm’s length terms in all material respects, as reasonably determined by the relevant Group Company. Each Group Company and/or foreign permanent establishment of the same has always reported economic results and/or profits at arm’s length considering their functional profile and risks assumed. There are no pending material transfer pricing adjustments, audits, mutual agreement procedures or advance pricing agreement proceedings. (xiv) There are no binding Tax rulings, closing agreements or advance pricing agreements in force that bind any Group Company; no notice has been received of any intention to amend, revoke or cancel any such decisions. (xv) No Group Company is a party to any Tax sharing, Tax consolidation, Tax grouping (including VAT group), Tax indemnity or similar agreement (other than intercompany arrangements solely among Group Companies reflecting arm’s length terms) pursuant to which it has, or could have, any obligation to any Person that is not a Group Company; where a fiscal consolidation (or similar regime) is/was in place, all intercompany settlement and indemnity arrangements are valid, enforceable and no material amounts are outstanding or disputed. (xvi) No Tax, Loss, cost, interest or penalty has been or will be incurred by the Company arising from or in connection with any failure to comply with Tax consolidation regime regulation (as provided by Articles 117 et seq. of the ITC) and its interruption between the Company, Titan Holding and Titan Italia as a consequence of the Transaction, including in connection with: (i) the recapture of Tax losses, interest expense carry-forwards or other Tax attributes, to the extent that such attributes were transferred to and utilised by the Sellers in Tax periods prior to Closing; (ii) any adjustment to compensation or remuneration for Tax attributes transferred to members of the Tax consolidation and exempted from taxation pursuant to Article 118 of the ITC in Tax periods prior to Closing; (iii) the reallocation of Tax losses upon the exit of the company that generated the relevant Tax losses, to the extent that such reallocation was made by the Sellers in

Page 52 breach of the criteria elected pursuant to Article 124(4) of the ITC and the Ministerial Decree of 1 March 2018; and (iv) any interest or penalty applied by the Italian Tax Authorities in connection with the breach of the Tax consolidation regime, including any failure or delay by the consolidating entity in filing the communications required during the term of, or upon the interruption of, the Tax consolidation regime. (xvii) All transactions carried out by each Group Company have been properly and adequately documented for Tax purposes, and all related obligations have been duly and timely fulfilled by the Company in accordance with Law. Each Group Company has not entered into transactions, procured services, deducted or claimed deductions for costs attributable or referable to the interests of any Person other than the Group Company nor has taken part of any transaction qualified or qualifiable as of abusive nature according to the applicable anti avoidance provisions. (xviii) All extraordinary transactions (including, by way of example only, mergers, acquisitions and leases of going concerns or business units) involving the Company have been carried out in compliance with applicable tax Laws, and all Taxes arising from such transactions and payable by the Company have been correctly and timely paid and discharged. 15.5.13. Employees (i) The Data Room Documents contain (i) a list of all the personnel employed by the Group Companies also indicating for each employee their qualification, duties, length of service, gross annual remuneration, benefits and severance indemnity (trattamento di fine rapporto) (collectively, the “Employees”) and (ii) documentation pertaining to litigation involving Employees or former employees. Except as disclosed in the Data Room Documents, no Person other than the Employees may validly claim to be an employee of any Group Company. The Group Companies are not obliged to hire additional employees or reinstate personnel. (ii) All amounts due and payable to the Employees in respect of their employment relationship have been duly paid or accrued, in compliance, in all respects, with their duties, applicable Law, individual employment agreement and collective bargaining agreements. There are no additional remuneration or special treatments (either monetary or contractual) or benefits agreed in favour of Employees other than those indicated in the Data Room Documents. (iii) The Data Room Documents contain a list of all the collective bargaining agreement applicable to the Employees of the Group Companies. With reference to the Employees, the Group Companies comply and have always complied in all material respects with all the provisions of applicable Law and collective bargaining agreements in relation to union associations as well as with employment (including shock absorber, working hour, wage integration, mandatory hiring, hiring State benefits), pension, social security and health and safety at work applicable Laws and regulations. (iv) The former employees and the Employees of the Group Companies have been and shall be until the Closing Date:

Page 53 (a) regularly recorded in the appropriate Books and Records of the relevant Group Company according to any applicable Laws; (b) properly classified according to any applicable Laws and the collective bargaining agreements based on the duties, tasks and responsibilities entrusted to them as per the employment contracts or performed on a de facto basis and none of any such Employee can validly claim to be reclassified in a higher employment level; (c) regularly paid (both in terms of salaries and social security contributions) by the Group Companies in accordance with the Laws and the collective bargaining agreements (where applicable) and the respective employment agreements. (v) Any amount due in respect of accrued but unused holidays and leave, bonuses, accrued portions of additional monthly salaries, incentives or other benefits (including amounts due as severance indemnity) have been properly recorded in the Books and Records in accordance with the Accounting Principles. (vi) No fixed-term and/or temporary Employee is entitled to validly claim the existence of a permanent employment relationship with each of the Group Companies. (vii) None of the Employees has given written notice of resignation from his/her employment or engagement with the relevant Group Company or has been given written notice of dismissal or termination by the relevant Group Company. (viii) The Group Companies have not established nor participate in any pension fund or similar fund in favour of the Employees, nor are there any obligations of any kind to make contributions to pension funds, except as expressly provided for by applicable Laws and collective bargaining agreements. The Employees are not entitled to any supplementary pension, share‑based incentive plans and/or healthcare programs other than those mandatorily provided for by applicable Laws. (ix) Any termination of employment, including individual dismissals and collective redundancies, and any ordinary, extraordinary or special intervention of the wage guarantee fund or any intervention of other social security cushions that have been ever put in place have always been carried out and conducted, and - if pending - shall be carried out and conducted until the Closing Date, in compliance with the Laws and the collective bargaining agreements. (viii) There has not been any accident at work suffered by any current or former employee of any Group Company in the past 3 (three) years causing injuries and/or absence from work by the relevant employee lasting more than 5 (five) days in a row, and/or related claims and/or disputes. (ix) The Data Room Documents contain a list of all the Agents and Self-Employed Workers of the Group Company having an annual gross remuneration exceeding EUR 50,000.00 (fiftythousand/00). (x) The contractual relationships between the Group Companies and the Agents and Self-Employed Workers have been carried out in accordance with applicable Laws

Page 54 and relevant contractual provisions, in all material respects. All the agreements executed with Agents and Self-Employed Workers by the Group Companies are valid and enforceable pursuant to the terms and conditions thereof and in accordance with the provisions of applicable Laws. (xi) The payments to Agents and the Self-Employed Workers have been made on a regular basis and in accordance with the Laws and the collective bargaining agreements (where applicable) and relevant contractual provisions. There are no additional remuneration or special treatments (either monetary or contractual) or benefits agreed in favour of Agents and the Self-Employed Workers other than those indicated in the Data Room Documents or provided under applicable Laws and collective bargaining agreements (where applicable). (xii) No Employee and no Agent and Self-Employed Worker has been promised payments, nor have additional payments been agreed as payable by the Group Companies arising out of, or in connection with, the Transaction. (xiii) The Group Companies have made any and all filings and formalities and taken all actions required to be made or taken, in all material respects, under any applicable social security, labour, pension and health and safety Laws. (xiv) All social security contributions (including contributions due to supplementary pension funds), insurance and welfare charges, as well as Taxes to be withheld from the paid wages, due by any Group Company with respect to its Employees and Agents and Self-Employed Workers under any applicable Law and collective bargaining agreements have been paid to the Authority or Person to which they are due. The severance indemnity accruals and other applicable indemnities, contributions and charges due by any Group Company with respect to its Employees and Agents and Self-Employed Workers have been paid out or set aside in accordance with the applicable Laws and the collective bargaining agreements and any such accruals have been properly recorded in the Books and Records of the Group Companies in compliance with the applicable Accounting Principles. (xvi) There is not, nor has there been during the 12 (twelve) months preceding the Signing Date, any collective labour dispute, strike, slowdown, picketing or work stoppage or other industrial action materially adversely affecting the business of any Group Company. (xviii) There is no pending action, claim, complaint, suit, judicial or administrative proceeding or, to the Sellers’ Knowledge, investigation by or before any Authority or arbitral body pending or threatened in writing against or involving the Group Companies brought by any Authority, supplementary pension fund and/or Employee or former employee and/or Agent and Self-Employed Worker of any Group Company. (xix) The Group Companies have complied in all material respects with all obligations provided for by applicable Laws concerning health and safety in the workplace and accident prevention with respect to Employees, Agents and Self-Employed Worker and, more generally, all persons protected by Laws. No disputes and/or claims and/or audits are pending or threatened in writing before any Authority against the Group Companies in relation to violations of workplace health and safety Laws

Page 55 and/or accidents occurred at the workplace. (xv) The Group Companies are in compliance, in all material respect, with obligations and requirements provided by applicable Laws relating to the use of audiovisual systems and equipment for the remote monitoring of employees’ activities, both at company premises and through work tools assigned to them. 15.5.14. Material Agreements (i) Each of the Material Agreements: (a) has been duly performed by the relevant Group Company in all material respects and is valid and binding in accordance with its terms, and shall not be terminated, amended, suspended, accelerated or otherwise adversely affected as a result of the execution of this Agreement or the completion of the Transaction; (b) is valid, binding, enforceable in accordance with their terms and conditions and fully effective, are relevant to the business activity of the relevant Group Company. None of the Group Companies has received any written requests of any party to withdraw from or anyhow terminate the Material Agreements or threatening in writing any such withdrawal or termination. (ii) None of the Group Companies is party to: (e) written agreements containing non-compete covenants on Group Companies; (f) written agreements requiring any Group Company to disclose know how; and (c) agreements that are outside the Ordinary Course of Business. 15.5.15. Assets and Inventories (i) The Group Companies have full, exclusive, good and marketable title to its Material Assets, which are free and clear from any Encumbrance (other than Encumbrances arising by operation of law), and/or used in the operation of their businesses or otherwise hold valid title to use such assets under leasing, rental or similar agreements. (ii) The Material Assets owned or leased by the Group Companies: (a) are in good condition and working order having regard to their age and use, other than for normal wear and tear; (b) comply with all the applicable Laws and regulations in all material respects; (d) are not subject to any legal restrictions which may limit or restrict any use of the same by any Group Company.

Page 56 (iii) No Group Company has received written notices in relation to non-compliance of the Material Assets with material provisions of applicable Laws. (iv) None of the Material Assets is affected by provisions terminating or restricting its use and/or ownership in the event of a change of ownership of any Group Company and no consents are required for the continued use and ownership of the assets pursuant to any change of ownership of any Group Company. (v) The inventory of the Group Companies consists of raw materials, finished goods, and other inventory items (the “Inventory”) that have been properly recorded in the Reference Financial Statements and in the Books and Records, are valued consistently with the applicable Laws and the Accounting Principles as applied by the Group Companies, and correspond to the actual physical quantities, in all material respects. The Inventory reflected in the Reference Financial Statements and that subsequently recorded in the Books and Records up to the Closing Date is, in all material respects, in good state of preservation, free from defects, in normal condition for use and, as applicable, for sale, in compliance with the applicable Laws. 15.5.16. Properties (i) The Data Room Documents contain a list of all properties owned, leased or otherwise used by the Group Companies (the “Properties”). The Properties are free and clear of any Encumbrances. (ii) None of the Group Companies has entered into any agreement requiring it to purchase or dispose of any property (including the Properties) or to acquire or sell any right or interests on properties (including the Properties). (iii) The Properties are compliant with all material applicable zoning, building, cadastral, town-planning and all the other real property Laws, and have been conducted on the basis and in compliance with valid Material Permits. (iv) The Group Companies have not received any notice in writing indicating (i) any material breach of any applicable Law, including zoning, environmental, building and health and safety regulations; (ii) that any Material Permit relating to the Properties is missing or no longer effective or valid; (iii) that any Material Permit relating to the Properties is revoked, suspended or annulled nor, to the Sellers’ Knowledge, any circumstance which may lead to the revocation, suspension or annulation of the Material Permits; or (iv) that any remedial action or authorization is required with respect to the current status of the Properties. (v) The Properties are used by each Group Company in material compliance with their permitted use. No intervention for extraordinary maintenance of the Properties is pending or required. There are no unauthorized works concerning the Properties nor has any of the Group Company undergone any works required for the issuance of updated Material Permits. (vi) Any leased Property is in full and free availability of the Group Companies, which enjoy their use pursuant to lease or leasing agreements and is being used in all

Page 57 material respects in compliance with the terms of such lease or leasing agreement and there are no disputes pending or threatened in writing with the landlord or the lessor. The relevant lease or leasing agreements are valid and binding between the parties thereto and are in full force and effect, grant to the relevant Group Companies a good and valid right of use over the relevant Properties and the relevant Group Companies are not in default or in breach, in any material respect, under the terms and conditions of, or have not provided or received any notice in writing of any intention to terminate any such lease agreement or of any alleged breach of the relevant agreement by the relevant Group Company. 15.5.17. Financial Relationships (i) The Data Room Documents contain a list of all the current account relationship, credit facility agreements, loans and other financing arrangements to which the Group Companies are party with any Person, as well as all guarantees and securities (including, sureties (fideiussioni), bank guarantees, pledges and cautionary deposits) given, granted, created or entered into, by the Group Companies in respect of the Group Companies’ financial indebtedness (the “Financial Relationships”), which are valid, binding and in full force and effect in all material respect and shall remain unimpaired also after, and irrespective of, the completion of the Transaction. (ii) Except for the Financial Relationships there are no: (a) short term financing granted to any Group Company; (b) bank discount facilities granted to any Group Company; (c) medium-long term financing or credit agreement (i.e., for a 18-month period or longer) granted to any Group Company; (d) Encumbrance, security, suretyship, guarantees, indemnities or comfort letters granted by any Person in favour of banks or other financial institutions and in the interest of any Group Company or granted by any Group Company in favour of banks or other financial institutions in the interest of any Person (or of any other Group Company); (e) factoring agreements or derivative contracts of any kind, including swaps, options and futures; (f) subsidised financings and/or non‑repayable grants, or pending application or request in relation thereto. (iii) No events of default, events of acceleration, mandatory prepayment events or similar events in relation to the Financial Relationships have been notified in writing to any Group Company. (iv) The Group Companies comply, and have regularly complied, in all material respect, with any and all obligations and covenants provided for by the Financial Relationships and none of the Group Companies has received any written requests of any party to withdraw from or anyhow terminate the Financial Relationships or

Page 58 threatening in writing any such withdrawal or termination, due to a material breach by the relevant Group Companies. 15.5.18. Litigation (i) The Data Room Documents contain a list of all claims, actions, hearings, arbitrations, judicial or administrative proceedings involving the Group Companies which, individually or in the aggregate, involve an amount in dispute or potential liability in excess of EUR 50,000.00 (fifty thousand/00) (the “Pending Litigation”). (ii) In relation to any of the Group Companies, except for the Pending Litigation, there are: (a) no disputes, claims, legal actions, suits, litigation, civil proceedings, administrative or criminal proceedings or proceedings of any other nature, petition, prosecution, investigation, arbitration or alternative dispute resolution proceedings regarding the Group Companies (including in respect of Taxes, their activities, their assets, properties, contracts, rights and liabilities or relating to their personnel, directors, former directors and officers) before any court or any Authority or before any arbitrator of any nature threatened in writing – or, to the Sellers’ Knowledge, pending – by, or against any, of the Group Companies which, individually or in the aggregate, has a value exceeding EUR 50,000.00 (fifty thousand/00); (b) no Judgments against any of the Group Companies by any court or any Authority or before any arbitrator entailing the obligation of any Group Company to pay an amount, on an individual basis, in excess of EUR 50,000.00 (fifty thousand/00); (c) no potential submission of any litigation, action, proceeding, investigation, demand, dispute or claim has been threatened in writing against any of the Group Companies. (iii) The Group Companies have always complied with all obligations imposed on them by orders or measures of any Authority that have become final or are provisionally enforceable. There are no enforceable orders against any Group Company. 15.5.19. Environment (i) Each Group Company has all environmental Material Permits required by any applicable environmental Law for carrying out its business and activities and is and has been in compliance in all material respects with environmental Laws applicable to each Group Company and have timely filed the material declarations and certifications required by such Laws. (ii) All Hazardous Material have been used, stored, generated, treated, released, discharged or disposed of in, on, under or from any of Properties by each of the Group Companies in material compliance with all applicable Laws. The Group Companies comply with any Laws applicable to the presence of asbestos containing materials in the work environment, as well as with any national and regional Laws concerning the removal of asbestos containing materials and the

Page 59 delivery of asbestos containing materials to undertakings duly qualified and certified for the disposal of such materials. (iii) No Group Company is subject to any pending or threatened in writing regulatory investigation or proceeding in respect of breaches of environmental Laws. (iv) None of the Group Companies has received any written communication that it has not obtained any environmental Material Permit or any environmental Material Permit has been revoked, suspended, cancelled or not renewed or that any environmental Material Permit obtained is not in full force and effect. (v) None of the Group Companies: (a) is currently the subject of any written claim, investigation or inspection (including for liabilities for cleaning up, remediation or costs for personal injury or property damages) under any applicable environmental Law and, to the Sellers’ Knowledge, there are no circumstances which may give rise to any liability or obligation of any Group Companies under any Environmental Law; (b) has received any written complaint or penalty from the relevant Authorities that it has not complied with any environmental Laws or environmental Material Permit or that imposes any Group Company to incur any costs in order to adapt its facilities to environmental Laws or to carry out any interventions pursuant to environmental Laws or environmental Material Permit. (vii) The Group Companies have paid all duties, levies, Taxes and fees, if and when due, imposed on their activities under any applicable environmental Laws and/or environmental Material Permits. (viii) Neither the execution of this Agreement nor the implementation of the Transaction under this Agreement shall result in the breach, revocation or termination, in whole or in part, of any environmental Material Permits. 15.5.20. Material Permits (i) The Group Companies have all Material Permits required under any applicable Laws for the performance of their respective businesses and operations as currently conducted and/or for the use of their Material Assets. (ii) The Material Permits are valid and effective in accordance with their terms and conditions and shall remain so irrespective of completion of the Transaction. (iii) None of the Group Companies has received any notice in writing of any threatened or occurred revocation, termination, withdrawal, non-renewal, invalidity of the Material Permits. (iv) There are no civil, criminal or administrative proceedings for violation or non- compliance of any of the Material Permits pending or threatened in writing.

Page 60 (v) No restraining order, prohibition, suspension, ban, recall, withdrawal, injection or other measure issued by any judicial, administrative or regulatory Authority has been imposed on any of the Group Companies and no such measure exists or is in effect that prevents, restricts or adversely affects their ability to manufacture, distribute and place on the market their current products in any of the jurisdictions in which the Group Companies operate. 15.5.21. Intellectual Property (i) The Data Room Documents contain a list of the Material IP Rights, owned or used by the Group Companies. There are no third parties (including current or former employees of any Group Company, consultants or contractors) that could validly claim any right – or have formulated in writing claims - in relation to the Material IP Rights and none of the Group Companies has received any written notice by any third parties claiming the infringement of such third parties’ Intellectual Property Rights. (ii) All registrations pertaining to the registered Material IP Rights, if issued, have been validly issued and are in full force and effect in all material respects. (iii) There are no Material IP Rights necessary for the exercise of the business activities of the Group Companies that are owned, directly or indirectly, by the Sellers or, except for those licensed or otherwise made available to the Group Companies, by third parties. (iv) The Material IP Rights owned by the Group Companies: (a) are valid, free from any Encumbrance, and may be used by the Group Companies in compliance with applicable Laws in all material respects without any restriction or third‑party claims, are freely transferable and, to the Sellers’ Knowledge, there are no reasons that could result in their nullity or forfeiture; (b) are in the full and exclusive ownership, possession and enjoyment of the relevant Group Company and the Group Companies are not parties to binding written agreements that limit or restrict, in all material respects, their availability, ownership or use by any of the Group Companies, nor any written undertaking exists obliging any Group Company to transfer any Material IP Rights to any Person; (c) to the Sellers’ Knowledge, do not infringe or otherwise violate, in any respect, any third party rights, including intellectual property rights, and no disputes, claims, audits, investigations or proceedings are pending or threatened, nor do any facts or circumstances exist that could give rise thereto, whether by or against any of the Group Companies, including in relation to employees, consultants, collaborators, former employees or collaborators, inventors or authors. (v) The Group Companies have taken reasonably appropriate measures to protect and keep secret the owned know-how.

Page 61 (vi) The Group Companies and the Sellers have complied in all material respects with necessary steps to maintain and enforce the Material IP Rights and connected required formalities and fees related to any application or registration of the Material IP Rights have been complied with and paid. (vii) The Group Companies have the right to use the Material IP Rights owned by third parties on the basis of valid and effective agreements which shall remain unimpaired also after the completion of the Transaction. All payments and other obligations provided for under the relevant agreements with third parties (including licence or sub‑licence agreements under which the Group Companies are licensees or sub‑licensees of third‑party Intellectual Property Rights) have been performed. (viii) To the Sellers’ Knowledge, (a) the Group Companies have not carried out and do not carry out activities or behaviours that may constitute an infringement of third‑party Intellectual Property Rights, nor acts of unfair competition pursuant to Article 2598 of the Code or equivalent foreign legislation; (b) no third party has interfered with, infringed upon, misappropriated, or violated, or has any claim about - in terms of inventorship, ownership or otherwise – any Material IP Rights of any Group Company. No written notice of any such violation has been received by the Group Companies and/or by the Sellers. (ix) There is no order, litigation, claim (including formal claims asserted by a third party and informal inquiries or charges), or action is pending or threatened, of any Person or Authority that challenges the ownership and/or the use of, or the legality, validity, or enforceability, of any of the Material IP Rights or that howsoever relates to the Material IP Rights. 15.5.22. Compliance with Law. Administrative Authorizations (i) Each Group Company conducts – and has conducted since the Seller’s acquisition of the Company– its business in compliance, in all material respects, with all Laws applicable to the conduct of its business (including those having extraterritorial effect). (ii) Each of the Group Companies has obtained all export licenses and other foreign exchange approvals required by applicable Laws (including those having extraterritorial effect) for conducting its business and is and has always been in compliance with all such Laws (including those regarding export and trade compliance, it being understood that, for the avoidance of doubt, this representation shall not extend to conduct of third parties acting not in compliance with the Group Companies’ instructions) applicable in any jurisdiction from which the relevant Group Company exports products or to which it is subject (including those having extraterritorial effect). No consent or approval shall be required for the transfer of export licenses of any Group Company as a result of the change of control or the variation of the shareholder structure of the Group Companies determined by the consummation of the Contemplated Transactions. 15.5.23. Anti-money laundering. Anti-bribery. Sanctions

Page 62 (i) The Group Companies: (a) are compliant in all material respects with the anti-bribery and anti-money laundering Laws applicable to the relevant Group Companies; (b) have not done anything – nor have any of their Representatives nor any other Person acting on behalf and in the interest of each such Group Companies done anything – which may cause any of these Group Companies to incur in any fine, prescription and/or sanction pursuant to the Italian legislative decree no. 231/2001 and/or pursuant to the Italian legislative decree no. 231/2007 (or equivalent Law applicable to the Group Companies); (c) have never been sentenced to any Judgement in criminal matters; or (d) have never been subject to sanctions administered or enforced by any Authority nor, to the Sellers’ Knowledge, has any Group Company ever engaged any Person subject to sanctions; (e) are or have been the subject of any written investigation or written inquiry by any Authority with respect to potential material violations of anti-bribery and anti-money laundering Laws applicable in the relevant Group Company’s jurisdiction. (ii) To the Sellers’ Knowledge, the Group Companies and/or any of their directors or officers have not made, offered or authorized the use of, or used, any corporate funds (i) for unlawful payments, contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) to foreign or domestic government officials or employees in violation of the anti-corruption or anti- bribery Laws applicable to the Group Companies in any jurisdiction, or (iii) for a bribe, rebate, payoff, influence payment, kickback or other similar payment in violation of any Law. (iii) To the Sellers’ Knowledge, none of the Group Companies, nor any Representatives or Affiliates or other Person acting (upon valid mandate) on behalf of any Group Companies (a) have engaged in and are engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of, in whole or in part, any Law concerning international economic and/or financial sanctions, or any other restriction, administered or enforced by the United States Government, the United Nations Security Council, the European Union, the Republic of Italy, or any other national economic and financial sanctions Authority having jurisdiction, also with extraterritorial effects, over any of the Group Companies; and/or (b) is located or incorporated in any country or other territory sanctioned by the United States Government, the United Nations Security Council, the European Union, the Republic of Italy, or any other national economic sanctions Authority having jurisdiction over any of the Group Companies, including a general export, import, financial or investment embargo; and/or (c) entered into, procured, assisted, approved, financed or facilitated any agreement, transaction or dealing, or engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to, or for the

Page 63 benefit of, any sanctioned Person or in connection with any sanctioned territory. In case a transaction has been carried out involving countries subject to specific Laws regarding international economic and financial sanctions and/or restrictive measures in general, such transaction was conducted in compliance with all applicable Laws (including those having extraterritorial effect) concerning the parties and the goods involved, and taking into account, among other factors, the specific product (including intangible items). 15.5.24. Products. Product Liability (i) All products currently manufactured and/or distributed and/or sold by the Group Companies are free from material defects and meet in all material respects the requirements imposed by applicable Law and have received all applicable approvals (if any) required for their manufacturing, transport and sale wherever they are manufactured, transported or sold. The Group Companies’ standard product warranty provided to customers complies in all material respects with applicable Laws and/or the standard market practice and no extended product warranties have been granted to customers. (ii) Save for replacement of products or payment requests in the Ordinary Course of Business of the relevant Group Company, there is no pending written claim or written demand from any third party against any Group Company requesting the payment of indemnities in excess of EUR 30,000.00 (thirty thousand/00) with respect to any product manufactured, distributed, transported and/or sold by any such company. (iii) During the last 5 (five) calendar years preceding the Signing Date there have not been any voluntary, contractually or administratively enforced recalls or withdrawals campaigns (or similar events) of any Group Company’s products. No audit, proceeding, investigation, or enforcement action is pending or threatened in writing regarding a mandatory recall or withdrawal (or similar events). 15.5.25. Data protection (i) The Group Companies comply in all material respects with Data Protection Legislation. (ii) The Group Companies during the last 5 (five) years have not processed, used or disclosed any personal data for any purpose other than for which the personal data was intended to be processed, used or disclosed in accordance in all material respects with Data Protection Legislation applicable to the relevant Group Company. (iii) The Group Companies have not received any written notice, complaint or other written communication during the last 5 (five) years from any Authority, data controller, or data processor alleging breach by the Company of any Data Protection Legislation, and there is no outstanding order against the Group Companies in respect of the processing, rectification or erasure of personal data.

Page 64 (iv) Each Group Company has implemented reasonably appropriate technical and organizational measures and systems aimed at preventing unauthorised access to or use of personal data held by each Group Company, in compliance with any Data Protection Legislation. 15.5.26. Information Technology (i) All the communication systems and computer systems currently used by the Group Companies, including all hardware and software but excluding networks generally available to the public (the “IT Systems”), and the data contained therein, are owned by, or validly licensed, leased or supplied to, the Group Companies. (ii) The IT Systems have not been subject in the last 5 (five) years to systems failure, data loss, unauthorized access, theft or other security breach or failure, which has caused a material disruption or damage to the business of the Group Companies and the Group Companies have implemented appropriate procedures aimed at preventing security of the IT System and unauthorised access to and the introduction of viruses into the IT System. 15.5.27. Insurance (i) The Data Room Documents contain a complete list and copy of all insurance policies entered into by the Group Companies with respect to the respective businesses and assets (the “Insurance Policies”). (ii) The Insurance Policies: (a) are valid, binding and in full force and effect in accordance with their respective terms and shall remain in full force and effect in accordance with their terms, including following the Closing Date, without cancellation, termination, suspension or material amendment as a result of the Transaction; (b) have been duly complied with by the relevant Group Company, including payment of all premiums that have fallen due thereunder prior to the Closing Date. (iii) None of the Group Companies has received written notice of termination or non- renewal in respect of any Insurance Policy. (iv) There are no pending claims or threatened in writing under any such Insurance Policies, including any claim for loss or damage to the properties, assets or business of the Group Companies. In the period of 12 (twelve) months preceding the Signing Date, none of the Group Companies has made in writing any material claim under any such policies as to which coverage has been denied or disputed in writing by relevant insurers. (v) To the Sellers’ Knowledge, no Group Company has ever taken or omitted actions, made declarations or engaged in conduct that could result in the loss of the right to indemnity under the Insurance Policies.

Page 65 15.5.28. Conduct of business As from the relevant reference date of each Reference Financial Statements: (i) the Group Companies have operated within the limits of Ordinary Course of Business; (ii) the Group Companies have not carried out transactions and/or acts of any kind or nature aimed at anticipating revenues attributable to the following financial year. 15.5.29. Inquiries of the Key Managers. Information provided by the Sellers (i) The Sellers (x) have conducted reasonable inquiries of each of the Key Managers and Stefano Lambertini, consistent with practice for a transaction of the same nature as the Transaction, to ascertain the truthfulness and correctness of the Sellers’ R&W, and (y) have not, based on such inquiries, omitted to deliver any documents, nor failed to disclose or refer to any fact, circumstance, action, document or matter reported, referred or otherwise communicated by any Key Manager and Stefano Lambertini, which is capable of rendering untrue, incorrect or misleading any of the Sellers’ R&W (or any exception, qualification or disclosure made against them). (ii) Without prejudice to Clause 15.4.3, all the information and documentation made available or provided by, and/or on behalf of, the Sellers and/or any of the Group Companies to the Purchaser, its Representatives and/or advisors in response to the requests for information submitted by or on behalf of the Purchaser (including, but not limited to, the Questionnaires) for the purposes and/or in connection with the Filings and/or in order to obtain the Antitrust Clearances and the FDI Clearances – either before the Signing or thereafter - is true and correct in all material respects as at the Signing Date as well as at the Closing Date. 16. Representations, Warranties and Indemnification by the Purchaser 16.1. The Purchaser represents and warrants to the Sellers that each of the statements set out under Clause 10.1 and this Clause 16 (the “Purchaser’s R&W”) is true and correct at the Signing Date and shall be true and correct as at the Closing Date (except for such Purchaser’s R&Ws expressed to be made as of a specific date, which shall only be true as of such date). 16.2. Power and Authority 16.2.1. The Purchaser is a company duly organized, validly existing and in good standing under the laws of Italy. The Purchaser has all necessary power and authority to enter into this Agreement, fully perform its obligations and carry out the Transaction. 16.2.2. The Purchaser is not insolvent or subject to any liquidation, winding-up, bankruptcy, composition with creditors or similar pre-bankruptcy or bankruptcy proceedings. 16.2.3. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery by the Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with

Page 66 its terms and all corporate actions necessary for the Purchaser to approve the execution of this Agreement has been obtained. 16.2.4. The Purchaser has conducted its own assessment of the applicable regulatory requirements and for such purposes has engaged professional advisers specialised in antitrust Laws and foreign direct investment Laws and has requested to the Sellers all material information required in order for it to (i) carry out a reasonable analysis in relation the applicable regulatory requirements in connection with the Transaction and (ii) prepare the necessary filings, by also submitting to the Sellers and the Group Companies directly and/or through the Sellers’ professional advisers, specific written questionnaires in relation thereto ("Questionnaires"). Except for the Antitrust Clearances and the FDI Clearances, all consents, approvals, authorizations, regulatory approvals and other requirements necessary under the applicable Law for the execution by the Purchaser of this Agreement and the consummation of the Transaction have been obtained and satisfied. 16.2.5. As at the Signing Date, subject to the truthfulness and correctness of the Sellers’ R&W under Clause 15.5.29(ii) with regard to the responses supplied to the Purchaser directly and/or through the Sellers’ professional advisers in the Questionnaires insofar as provided until the Signing Date, the Purchaser is not aware of any reason or circumstance why the required Antitrust Clearances or FDI Clearances should not be obtained before the Long Stop Date. 16.3. No conflicts The execution of this Agreement, the performance of the Purchaser’s obligations under this Agreement and the consummation of the Transaction do not violate the by-laws of the Purchaser or any Law or Judgment applicable to the Purchaser. 16.4. Litigation There are no proceedings pending or formally threatened against the Purchaser prohibiting or making illegal the consummation of the Transaction, as well as of any other transaction contemplated under this Agreement. 16.5. Availability of funds at Closing At Closing the Purchaser will have sufficient financial resources to discharge and perform all of its payment obligations which, pursuant to this Agreement, are required to be discharged and fulfilled by the Purchaser on the Closing Date. 16.6. Due Diligence Except for the facts, events, circumstances, conditions or occurrences related to the Special Indemnities, as at the Signing Date, the Purchaser is not aware of any breach of any Sellers’ R&Ws that give right to the same to submit a Notice of Claim as at the Closing Date. 16.7. Broker No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf

Page 67 the Purchaser and/or its Affiliates and/or their Representatives, that is or will become payable by the Sellers. 16.8. Subject to Closing and with effect as from the Closing Date, the Purchaser shall indemnify the Sellers for any Loss suffered by the Sellers that would not have been suffered had the Purchaser’s R&Ws been true and correct, subject to, and with the application of, all the terms, conditions, exclusions and limitations set forth under Clause 17 below for the benefit of the Sellers (including liability exclusions and limitations), which shall apply mutatis mutandis also for the benefit of the Purchaser. 17. Indemnification Obligations of the Sellers 17.1. Sellers’ Responsibility 17.1.1. Subject to the occurrence of the Closing and the conditions and limitations set forth below, the Sellers undertake to hold the Purchaser (and/or any Group Company, if so directed by the Purchaser) harmless and indemnified from and against any and all Losses actually and directly suffered or incurred by the Purchaser and/or, without duplication, any Group Company (for the percentage directly or indirectly held by the Purchaser), which (i) would not have so incurred or suffered had the Sellers’ R&Ws been true and correct and/or (ii) result from, or are connected with, any Identified Liability (collectively, the “Indemnification Obligations”). 17.1.2. Any rights and/or remedies of the Purchaser however arising under this Agreement or under applicable Laws in connection with the Indemnification Obligations shall not be limited, reduced or otherwise adversely affected by the approval, after the Closing, by the Purchaser and/or by any Group Company of the relevant financial statements and/or of any plans, budgets or other documents containing or howsoever reflecting economic, financial or income data of any Group Company in respect of any period before the Closing Date. 17.1.3. Without prejudice to the Indemnification Obligations hereunder in any case of untruthfulness or incorrectness of the Sellers’ R&Ws (a “Breach”), any other breach or default by any of the Sellers of their obligations under this Agreement (other than with respect to the Sellers’ R&Ws) shall be governed by the provisions regulating the damage compensation as set out by the Italian Civil Code without the application of this Clause 17.1.3. 17.1.4. Any indemnification amount paid by the Seller under this Agreement shall be grossed- up by an amount sufficient to cover any Taxes payable on such indemnification, so that the net amount received by the Purchaser and/or the relevant Group Company, as applicable, after payment of any Taxes due in respect of such indemnification, equals the Loss actually indemnifiable under this Agreement. 17.2. Sole Remedy Following and subject to the occurrence of the Closing, to the maximum extent permitted by Law other than in case of fraud (dolo), the remedies available to the Purchaser under this Clause 17, which are conventionally agreed by the Parties to be autonomous indemnity obligations, are the sole and exclusive remedies available to the Purchaser in relation to a Breach and/or any Identified

Page 68 Liability, and shall be in lieu of any other remedy however provided by Law or otherwise – which is therefore expressly waived by the Purchaser to the maximum extent permitted by Law other than in case of fraud (dolo) – including, inter alia, any right, action, remedy, defence, exception, claim or means of protection available to it under any applicable Law in order to terminate (risolvere), rescind (rescindere, including pursuant to articles 1448, 1467 or 1468 of the Italian Civil Code), annul (agire per l’annullamento), seek voidance (agire per la nullità) or modify (including by seeking a price reduction) or suspend (eccezione di inadempimento) this Agreement (including by initiating the actions provided for in articles 1453 et seq., 1469, 1467, 1492, 1494 and 1497 of the Italian Civil Code or actions for compensation for damages or by invoking the presupposition (presupposizione) or by seeking any relief or indemnification not specifically provided for under this Agreement. Without prejudice to the above, to the maximum extent permitted by Law other than in case of fraud (dolo), the monetary remedies shall be in any case the sole and exclusive remedies available to the Purchaser in case of a Breach and/or in respect of the Identified Liabilities. 17.3. Mitigation Nothing in this Agreement shall be deemed to relieve the Purchaser from any duty to mitigate any Loss incurred by it and/or any Group Company pursuant to article 1227 of the Italian Civil Code. 17.4. No duplication The Purchaser and/or, as the case may be, the Group Companies shall not be entitled to recover damages or otherwise obtain payment, reimbursement or restitution more than once in respect of the same Loss. In this respect, it is also agreed that where an event or circumstance constitutes a Breach of more than one of the Sellers’ R&Ws, the Purchaser shall be entitled to claim indemnification only with reference to one of the breached Sellers’ R&Ws. 17.5. Recovery from Third Parties 17.5.1. Except that in respect of the Brazilian Litigation, which shall be governed by Clause 17.5.2 below, if: (i) the Sellers have indemnified or agreed in writing to indemnify the Purchaser and/or any Group Company in respect of a Claim for which the Sellers may be liable towards the Purchaser (the “Indemnity Payment”); (ii) at any time, after receipt of the Indemnity Payment or during the Claims handling process, the Purchaser or any Group Company has actually received any sum other than from the Sellers and/or has actually enjoyed any Tax Relief, in each case which would not have been received or enjoyed, as the case may be, but for the matter or circumstance giving rise to the Claim or the Loss already indemnified by the Sellers (or which the Sellers have already agreed in writing to indemnify, as the case may be) with the Indemnity Payment, including any sum received from any insurance company or from any third party (the “Third Party Sum”); and (iii) the Third Party Sum was not taken into account in calculating the Indemnity Payment, the Purchaser shall – or shall cause the relevant Group Company to – (x) subject to, and

Page 69 conditional upon, to the Sellers having already made the relevant Indemnity Payment, repay to the Sellers or (y) deduct from the same Loss which the Sellers have already agreed in writing to indemnify but not yet paid (for reasons other than a breach of their obligations hereunder) - within 25 (twenty-five) Business Days following the actual receipt or enjoyment (as the case may be) of the Third Party Sum by the Purchaser and/or the relevant Group Company - an amount equal to the lower of (i) the Third Party Sum, as resulting upon prior netting (and therefore deduction from the relevant amount) of (a) any increase in insurance premium, (b) any costs, charges and expenses (including legal fees) incurred in obtaining payment from the relevant insurer or third party, and (c) any Tax payable by the Purchaser and/or the relevant Group Company as a consequence of or in connection with the sum so received and (ii) the amount paid by the Sellers in respect of the same Claim and/or Loss. 17.5.2. Subject to the Sellers having already fully indemnified, the Purchaser and/or, as the case may be, the relevant Group Company further to a Claim made by the Purchaser with respect the Brazilian Litigation, if - subsequent to such indemnification - in connection with the Brazilian Litigation: (i) a definitive Judgment (i.e. not being subject to appeal or challenge) of a competent Authority is issued against the third party claimant (including any Authority); or (ii) a settlement has been entered into by the relevant Group Company with the third party claimant providing for the payment of any sums in favour of the relevant Group Company, the Purchaser shall – and/or shall cause the relevant Group Company to – pay the Sellers, within 30 (thirty) Business Days of the issuance of the Judgement or the execution of the settlement (as the case may be), an amount equal to the lower of (i) the amount actually received by the relevant Group Company in enforcement of such Judgement or settlement, as resulting upon prior netting (and therefore deduction from such amount) of (a) any costs, charges and expenses (including legal fees) incurred in obtaining payment of the same from the third party claimant, and (b) any Tax payable by the Purchaser and/or the relevant Group Company as a consequence of or in connection with the amount so received and (ii) any sum already indemnified by the Sellers further to the Claim relating to the same Brazilian Litigation. 17.6. Exclusions and Restrictions The Parties agree as follows: 17.6.1. Exclusions No liability for the Sellers shall be construed in respect of a Claim if and to the extent that the fact, event, circumstance or matter giving rise to that Claim: (a) is Fairly Disclosed in the Disclosed Information, provided that this exclusion shall not apply in the following cases: (i) if the subject matter of the Claim concerns, or is related to, an Identified Liability, such Identified Liability shall remain indemnifiable by the Sellers

Page 70 pursuant to this Clause 17, irrespective of and notwithstanding any information Fairly Disclosed in the Disclosed Information; and (ii) if the subject matter of the Claim concerns, or is related to, an Excluded Matter, such Excluded Matter shall remain indemnifiable by the Sellers pursuant to this Clause 17, irrespective of and notwithstanding any information Fairly Disclosed in the Data Room Documents; (b) is due to any failure on the part of the Purchaser, its Affiliates or their respective Representatives to comply with the terms of this Agreement; (c) is due to, or increased as a result of, the passing or coming into force, after the Closing Date: (i) of any Law (including any regulation having the force of Law); (ii) of any increases of the rates of taxation or broadening of the taxable basis. For the avoidance of doubt, the Sellers shall not be liable in respect of any Claim arising from or increased as a result of: (x) any post-Closing change in the interpretation or application of Laws already in force prior to the Closing Date, including by way of circulars, rulings, replies to ruling requests (risposte a interpello), administrative guidance or practice of any Authority, or judicial precedents or case-law developments, provided that the interpretation or application of such Laws adopted by, or with respect to, the Group Companies prior to the Closing Date was compliant with the standard market interpretation of the same Laws (including by way of circulars, rulings, replies to ruling requests (risposte a interpello), administrative guidance or practice of any Authority, or judicial precedents or case-law developments) at the relevant time; (y) any Law enacted or entered into force after the Closing Date having retroactive effect, in whole or in part, on taxable periods prior to Closing Date; (d) is due to an act, omission or transaction carried out by the Sellers and/or their Affiliates and/or any Group Company with the prior written approval of the Purchaser (including pursuant to Clause 13); (e) is due to an act, omission or transaction carried out after the Closing Date by the Purchaser and/or the Group Companies that is not permitted or required under this Agreement (including, after the Closing Date, any change of the date to which the Company makes up its accounts or in the bases, methods, principles or policies of accounting of the relevant Group Company); (f) refers to a Loss that is merely contingent or not payable without prejudice to the Purchaser’s right – in the case of potential Losses – to nevertheless notify to the Sellers a Claim. 17.6.2. Deductions (a) The amount of any Loss payable by the Sellers in relation to a Claim shall in any case be reduced by:

Page 71 (i) the amount of any insurance payment that the Purchaser and/or any Group Company actually receives from an insurance with respect to the same Loss which is the subject matter of the Claim, as reduced by the prior netting (and therefore deduction from such amount) of (a) any increase in insurance premium, (b) any costs, charges and expenses (including legal fees) incurred in obtaining payment from the insurer, and (c) any Tax payable by the Purchaser and/or the relevant Group Company as a consequence of or in connection with the amount so received, it being understood that the Purchaser shall, and shall procure that the relevant Group Company shall, use its reasonable commercial efforts to receive full, or where applicable, partial recovery and indemnification of losses from insurances; (ii) the amount of any other indemnification or compensation amount that the Purchaser and/or any Group Company actually receives from any third party with respect to the same Loss which is the subject matter of the Claim, as reduced by the prior netting (and therefore deduction from such amount) of (a) any costs, charges and expenses (including legal fees) incurred in obtaining payment from the third party and (b) any Tax payable by the Purchaser and/or the relevant Group Company as a consequence of or in connection with the amount so received, it being understood that the Purchaser shall, and shall procure that the relevant Group Company shall, use its reasonable commercial efforts to receive full, or where applicable, partial recovery and indemnification of losses from the relevant third party under the applicable agreement or other legal basis; (iii) the amount of any effective Tax Relief that the Purchaser and/or any Group Company have actually enjoyed as a consequence of the relevant Loss. (b) Solely to the extent that the Loss indemnifiable by the Sellers arises from, or is connected with, the Italian Tax Indemnification Obligations, including any Loss relating to a Transfer Pricing Adjustment finally determined pursuant to Clause 17.6.6, the amount of such Loss shall be reduced by the amount of the Company’s Tax losses carried forward only if and insofar as: (i) under applicable Tax Laws such Tax losses carried forward actually exist, are eligible and available to be carried forward and may be utilised to offset the specific taxable base or Tax liability arising from the matters, events or circumstances giving rise to the Sellers’ Italian Tax Indemnification Obligations; and (ii) the Company has effectively and validly utilised such Tax losses carried forward to offset the aforesaid taxable base or Tax liability in its Tax returns and/or in the context of any procedure with Italian Tax Authorities, and such utilisation has been valid and effective under applicable Tax Laws and practice (i.e. not challenged, disallowed or reversed by any Tax Authority),

Page 72 provided that for the purposes of the above the Purchaser shall use its reasonable efforts to cause the Company, subject to point (i) above, to validly utilise such Tax losses carried forward to offset its Tax exposure in compliance with applicable Tax Laws and practice, provided that, where such utilisation or offset is not possible or permissible, in whole or in part, under applicable Tax Laws and practice, no reduction or limitation (or, as the case may be, only a corresponding partial reduction or limitation) of the amount of Losses indemnifiable by the Sellers in connection with the Tax Indemnification Obligations set forth in this clause 17.6.2(b) shall apply. For the avoidance of any doubt, to the extent that any Losses deriving from Italian Tax Indemnification Obligations are validly offset against Tax losses in accordance with the principles set out above, the Losses so offset shall not be considered in determining whether the Threshold is reached. 17.6.3. Monetary Thresholds (a) The Sellers shall not be liable to indemnify the Purchaser (and/or any Group Companies, as the case may be) under the Indemnification Obligations: (i) in case of Losses that individually do not exceed (i) Euro 100,000.00 (one hundred thousand/00) if deriving from any of the Brazilian Labour Litigation Claims or (ii) Euro 75,000.00 (seventy-five thousand/00) if deriving from any other fact, matter, claim or circumstance (such amount, in each of points (i) or (ii) above, the “De Minimis”), provided however that, with exclusive reference to Losses referred to under point (ii) above, series of Losses of the same nature or arising out of the same facts shall be treated as a single Loss and the sum of all such Losses shall be aggregated for the purpose of this Clause 17.6.3(a)(i); (ii) if and until the aggregate of all amounts that would otherwise be due pursuant to Clause 17.1.1 (expressly including and factorizing any Losses even if not exceeding the De Minimis) does not exceed an amount equal to EUR 2,700,000.00 (two million seven hundred thousand/00) (the “Threshold”), provided that, if the amount of the Threshold is exceeded, the Sellers shall be responsible only for the amount exceeding the Threshold; and (iii) in excess of an aggregate amount equal to: (1) with respect to any indemnification related to the Identified Liabilities and/or a Breach of the Business Warranties, EUR 27,000,000.00 (twenty-seven million/00); and (2) with respect to a Breach of Fundamental Warranties, the Initial Consideration. 17.6.4. Time Limitations

Page 73 (a) In no event the Sellers shall be liable to the Purchaser in connection with the Indemnification Obligations: (i) in respect of a Claim concerning (x) any actual or alleged Breach of any Business Warranties other than the Business Warranties specified under Clause 17.6.4(a)(ii) below and/or (y) any Identified Liabilities other than those specified under Clause 17.6.4(a)(ii) below, which is notified to the Sellers after 24 (twenty-four) months following the Closing Date; (ii) in respect of a Claim concerning (x) any Business Warranties concerning Taxes (Clause 15.5.12 above), Employees (Clause 15.5.13 above) or Environment (Clause 15.5.19 above) and/or (y) any Identified Liabilities concerning Tax, employment or environmental matters, which is notified to the Sellers after: a. the seventh (7th) anniversary of the Closing Date for any Tax related Business Warranties and Identified Liabilities; b. the fifth (5th) anniversary of the Closing Date for any employment matters; c. the seventh (7th) anniversary of the Closing Date for any environmental matters; (iii) in respect of a Claim concerning any actual or alleged Breach of any Fundamental Warranties, which is notified to the Sellers after thirty (30) Business Day following the applicable statute of limitation date. (b) The Parties expressly agree that, with respect to any indemnification Claim timely made during the above periods which is still unresolved as at the applicable expiry date, the relevant liability of the Sellers shall remain in force and have continuing effect until such indemnification Claim is resolved. 17.6.5. Fraud (dolo) The Parties agree that, for the purpose of this Clause 15 in respect of any Breach of any Sellers’ R&Ws, “fraud (dolo)” shall have the meaning set out under articles 1439 and 1440 of the Italian Civil Code. For the sake of clarity, the burden of proof of the fraud (dolo) of the Sellers shall stay with the Purchaser. Notwithstanding any other provision of this Agreement, no exclusion or limitation (whether relating to time, amount, or otherwise), nor any other provision intended to mitigate or reduce the Sellers’ liability in respect of the Indemnification Obligations, shall apply in the event of fraud (dolo). 17.6.6. Transfer Pricing Adjustments Notwithstanding anything to the contrary contained in this Agreement: (a) any Loss arising from a Transfer Pricing Adjustment shall crystallise and be determined only upon the first to occur between : (i) a voluntary payment, self- adjustment, settlement or similar agreement with a Tax Authority, or a final and

Page 74 non-appealable decision of the competent court relating to the completion, abandonment or final rejection of any corresponding adjustment mutual agreement procedure (MAP), Tax arbitration procedure or other procedure available to eliminate or mitigate double Taxation (a "Relief Procedure"); or (ii) the date falling 48 (forty-eight) months after the date on which the relevant Transfer Pricing Adjustment first results in an actual cash Tax payment, if no Relief Procedure has by then been finally resolved, in which case the Loss shall be deemed to have crystallised in full as at such date, without prejudice to the Purchaser's obligation under paragraph (d) below to continue pursuing the relevant Relief Procedure and to account to the Seller for any amount subsequently recovered pursuant to paragraph (e) below; (b) no Loss in connection with a Transfer Pricing Adjustment shall arise (x) unless and until the relevant Taxes result in an actual cash payment which is not eliminated, reduced or compensated through a Relief Procedure, subject always to paragraph (a)(ii) above; and (y) to the extent that the relevant Transfer Pricing Adjustment is actually eliminated, reduced or compensated through a Relief Procedure within the Group Companies notwithstanding any timing differences, interest charges, financing costs, Tax rate differentials or other consequential effects arising in connection with such Transfer Pricing Adjustment or the relevant relief from double Taxation; (c) for the avoidance of doubt, no Loss shall arise in connection with a Transfer Pricing Adjustment as a result of the utilisation, reduction, forfeiture, limitation or consumption of any Tax losses carried forward, net operating losses (NOLs), Tax credits or similar Tax attributes, nor any reduction in the future availability thereof shall constitute a Loss, and any indemnification payable pursuant to this Agreement shall be limited to actual cash Taxes paid by the relevant Group Company; (d) the Purchaser shall procure that the relevant Group Company diligently cooperates and pursues in good faith any available procedure for the elimination or mitigation of double Taxation arising from the relevant Transfer Pricing Adjustment; and (e) if, following payment by the Seller of any amount pursuant to paragraph (a)(ii) above, the relevant double Taxation is subsequently eliminated, reduced or compensated through a Relief Procedure, the Purchaser shall procure that the Group Company repays to the Seller, within 30 (thirty) Business Days of actual receipt, the amount so recovered (net of any Tax and reasonable costs incurred by the Group Company in obtaining it), up to the amount originally paid by the Seller under paragraph (a)(ii). 17.7. Handling of Claims 17.7.1. If after the Closing the Purchaser becomes aware of a fact, event, circumstance, or matter that may give rise to a claim against the Sellers with respect to the Indemnification Obligations (each a “Claim”), the Purchaser shall give notice (the “Notice of Claim”) to the Sellers’ Representative, specifying that matter or circumstance in reasonable detail as soon as reasonably practicable and, in any event, within 45 (forty-

Page 75 five) Business Days after the Purchaser becomes actually aware of that matter or circumstance, provided that - in the event that the deadline for filing an appeal, opposition or to take any other court or judiciary action in respect of such Loss is less than 45 (forty-five) Business Days - the Notice of Claim shall be given to the Sellers’ Representative hereunder by the Purchaser within such shorter term as necessary to avoid forfeiture or loss of rights. For the avoidance of any doubt, the foregoing terms shall not be under penalty of forfeiture (a pena di decadenza), but, should the Purchaser fail to give the Notice of Claim within the applicable term, the Sellers shall not be liable for any increase in the Loss arising as a consequence of the Purchaser’s delay in giving the Notice of Claim. 17.7.2. The Notice of Claim shall include (a) the grounds on which the Purchaser seeks to rely for making the Claim, including the reference to the Sellers’ R&W that the Purchaser assumes to be breached, (b) the Purchaser’s estimate of the amount of the Losses, if and to the extent available and (c) such information as is reasonably available to the Purchaser and reasonably necessary to enable the Sellers to assess the merits of the Claim (including in respect of any Third Party Claim, any letter and/or notice received from a third party). 17.7.3. The Sellers’ Representative shall be entitled to object to the Claim - within and by no later than 15 (fifteen) Business Days following the receipt of the Notice of Claim under penalty of forfeiture (a pena di decadenza) - by sending a written notice to the Purchaser pursuant to Clause 30 below, which shall specify in good faith and in details (based on the information made available to the Sellers’ Representative) their objections (the “Notice of Dispute”), it being understood that the failure by the Sellers’ Representative to send to the Notice of Dispute shall qualify as acceptance by the Sellers of the relevant Claim for all purposes hereunder. 17.7.4. The Purchaser and the Sellers’ Representative shall attempt to settle the dispute under the Claim mutually and amicably within 30 (thirty) Business Days of receipt by the Purchaser of a valid Notice of Dispute sent in accordance with Clause 17.7.3 above, provided however that, if the Purchaser and the Sellers’ Representative do not reach a mutual amicable settlement, the Claim shall be deemed not accepted by the Sellers and either Party shall be entitled to submit the relevant matter to the courts having jurisdiction pursuant to Clause 32. 17.7.5. With respect to any Claim which arises as a result of a claim by a third party (the “Third Party Claim”), the Sellers’ Representative, subject to full and unconditional acceptance by the Sellers of their liability in connection with the Indemnification Obligations (which acceptance shall not necessarily extend to the merits Third Party Claim which may also be groundless), shall have the right, but not the obligation, at its discretion, to participate, assisted by its own counsel and at its own expenses, in the defence of any such Third Party Claim, it being understood that the Purchaser (and/or the relevant Group Company, as the case may be) shall retain the exclusive right to direct, conduct and coordinate at their discretion the defence against the Third Party Claim, subject only to Clause 17.7.6(c) below in the event of a proposed settlement. 17.7.6. Regardless of whether the Sellers’ Representative exercise the right to participate in the defence pursuant to Clause 17.7.5 above, the Purchaser, until such time as any final

Page 76 compromise, agreement, expert determination or non-appealable decision of a court or tribunal of competent jurisdiction is made in respect of the Third Party Claim: (a) shall consult with the Sellers’ Representative and take into account any reasonable requirements of the Sellers’ Representative in relation thereto that shall be based on the Group Companies’ interests; (b) shall keep the Sellers’ Representative regularly informed of the progress of the Third Party Claim and provide - if and to extent permissible under applicable Laws and subject to stringent confidentiality obligations by both Sellers and the Sellers’ Representative - provide the Sellers’ Representative with the documents and information in the Purchaser’s actual possession that are relevant in respect of the Third Party Claim; and (c) promptly notify the Sellers’ Representative of any settlement proposal received or that the Purchaser (and/or the relevant Group Company, as the case may be) intend to make in relation to a Third Party Claim, provided in these cases that: (i) the Purchaser (and/or the relevant Group Company, as the case may be) shall not propose or accept any settlement in respect of a Third Party Claim, without the prior written consent of the Sellers’ Representative which shall not be unreasonably withheld, having regard to the corporate interest of the relevant Group Company(ies), and shall be deemed to have been granted if the Sellers’ Representative does not provide a written response pursuant to Clause 32 below within 10 (ten) Business Days from the date of the relevant request by the Purchaser, it being understood - in the absence of such prior written consent of the Sellers’ Representative – that: (1) the Purchaser (and/or the relevant Group Company, as the case may be) shall retain the right to enter into (or accept) a settlement in respect of a Third Party Claim, but the Sellers shall no longer be liable to indemnify the Purchaser (and/or the relevant Group Company, as the case may be) with respect to the Loss deriving from the Third Party Claim thus settled; (2) should the Purchaser (and/or the relevant Group Company, as the case may be) decide not to enter into (or accept) a settlement in respect of a Third Party Claim in order to accommodate the position of the Sellers’ Representative (due to the absence of its prior written consent), the Indemnification Obligations of the Sellers under this Clause 17 shall apply in full for the benefit of the Purchaser (and/or the relevant Group Company, as the case may be), subject to the exclusions and/or restrictions of the Sellers’ liability under the Clause 17.6 above, with the exception of the cap set forth in Clause 17.6.3(iii) which shall not apply in such case; (ii) where an amicable settlement of any Third Party Claim against the Purchaser (and/or the relevant Group Company, as applicable) is proposed in relation to events or circumstances giving rise to a Claim in respect of

Page 77 which the Sellers have fully and unconditionally admitted their liability under the Indemnification Obligations, and such settlement is acceptable to the Sellers but not to the Purchaser, the Purchaser (and/or the relevant Group Company, as applicable) shall be entitled to refuse such amicable settlement and to initiate or continue the relevant litigation. In such event, however, the Sellers’ liability with respect to the Indemnification Obligations shall be limited to the amount of the proposed amicable settlement. 17.7.7. Without prejudice to the assessment and determination of whether an Indemnification Obligation exists pursuant to this Clause 17 where such existence has been or disputed by the Sellers’ Representative in accordance with Clause 17.7.3 above, in the event that the Third Party Claim arises from an immediately enforceable Judgement (even if only on a provisional basis), issued against the Purchaser and/or a Group Company by the competent Authorities, the Sellers shall be obliged to make available to the Purchaser and/or, as the case may be, to the relevant Group Company, within the limits set out in Clause 17 (if and to the extent applicable), that portion of the amounts required for the due and timely payment of the sums covered by the immediately enforceable Judgement (the “Advanced Amounts”). If, following the proceedings (including judicial proceedings) initiated in relation to the immediately enforceable Judgement, such Judgment is annulled or the Advanced Amounts are otherwise returned to the Purchaser and/or to the relevant Group Company, the Purchaser shall – and/or, as the case may be, shall procure that the relevant Group Company shall – return without delay to the Sellers, upon prior written request by the Sellers’ Representative, the Advanced Amounts ((to the extent actually returned and, in any event, after deducting any costs, charges and expenses, including legal fees, incurred in obtaining the annulment of the judgment or the return of the sums paid, as well as any Tax payable by the Purchaser and/or the relevant Group Company as a consequence of, or in connection with, the amount so received). 17.8. Payments Payments of Losses pursuant to this Clause 15 (if any) shall be made no later than 10 (ten) Business Days from the date when they have become due and payable, such dates being, as the case may be: 17.8.1. the date of expiry of the term set out under Clause 17.7.3 above without the Sellers’ Representative issuing a Notice of Dispute in compliance with the provisions set out thereunder; or 17.8.2. the date of the settlement of the Claim between the Parties pursuant to Clause 17.7.4 above or, failing such settlement between the Parties, of the Judgment (including a Judgment enforceable on a provisional basis) confirming the Sellers’ liability issued pursuant to Clause 32 below; or 17.8.3. without prejudice to Clause 17.7.7 above which shall in any case apply in the event of a Third Party Claim arising from an immediately enforceable Judgement:

Page 78 (a) in case a settlement has been entered into with the third party claimant with the consent of the Sellers’ Representative pursuant to Clause 17.7.6(c)(i), the date of execution of the settlement with the third party claimant; (b) in all other cases, the date of the Judgment (including a Judgment enforceable on a provisional basis) issued by the relevant Authority against the Purchaser and/or the relevant Group Company, as the case may be, without prejudice in any case to the Purchaser’s right to deliver a Notice of Claim even if the Loss has not yet become actual. 18. Special Indemnification Obligations of the Sellers 18.1.1. Subject to Closing and with effect as from the Closing Date, the Seller shall indemnify and hold Purchaser - or, if so requested by the Purchaser, any Group Company without duplication – harmless from any and all Losses incurred or suffered by the Purchaser and/or by any Group Company arising out of or in connection with the liabilities, costs, expenses, claims and all other items listed under Schedule 18.1.1 (each of them a “Special Indemnity”). 18.1.2. The indemnification obligations of the Sellers with respect to any Special Indemnity (collectively, the “Special Indemnification Obligations”) shall be autonomous and independent obligations subject to the following: (a) the Seller shall not have any liability or obligation whatsoever in connection with any Special Indemnification Obligations for claims notified in writing to the Seller after thirty (30) Business Day following the date of expiry of the statute of limitations applicable under the Law to the subject matter of the relevant Special Indemnity claim; (b) any amount indemnifiable by the Sellers under the Special Indemnification Obligations shall be made on a net-of-Tax basis and, if any Tax is required to be withheld or levied in respect of such indemnification, the Sellers shall gross-up the amount payable so that the Purchaser receives an amount equal to the full amount of the Loss suffered; (c) with the exception of Clauses 17.2, 17.3, 17.4, 17.5.1, 17.6.1(b), 17.6.1(e), 17.6.1(f), 17.6.2 and 17.6.6 above which shall apply mutatis mutandis to the Special Indemnification Obligations, no other exclusion or limitation (whether relating to time, amount, or otherwise) to the Sellers’ liability nor any other provision intended to mitigate or reduce the Sellers’ Indemnification Obligations under Clause 17 shall apply to the Special Indemnification Obligations. 18.1.3. As regards the procedure, the following provisions shall apply to any claim by the Purchaser to obtain indemnification in respect of a Special Indemnity (the “Special Indemnity Claim”): (a) any Special Indemnity Claim shall be made by written notice of the Purchaser to the Sellers’ Representative, specifying the relevant Special Indemnity to which it relates and enclosing the information and documents reasonably available to the Purchaser that give rise to the Sellers’ Special Indemnification Obligation, to be

Page 79 given within 45 (forty-five) Business Days from the date on which the Purchaser becomes actually aware of the relevant matter or circumstance, or within such shorter period as may be necessary to avoid any judicial forfeiture or loss of rights in the relevant proceedings. For the avoidance of any doubt, the foregoing terms shall not be under penalty of forfeiture (a pena di decadenza), but the Sellers shall not be liable for any increase in the Loss arising as a consequence of the Purchaser’s delay in notifying the relevant Special Indemnity Claim; (b) the Sellers shall not be entitled to challenge, object to or dispute in any manner its indemnification obligations in respect of any Special Indemnity Claim, save only where, and to the extent that, such Special Indemnity Claim is unrelated to, or has no connection with, any of the Special Indemnities or has been notified after the expiry of the term set forth under Clause 18.1.2(a) above. In such limited cases, (i) any objection shall be notified to the Purchaser by the Sellers’ Representative, under penalty of forfeiture (a pena di decadenza), no later than 5 (five) Business Days from receipt of the relevant Special Indemnity Claim, and (ii) any disagreement between the Purchaser and the Sellers’ Representative which persists after 20 (twenty) Business Days from the date of receipt by the Sellers’ Representative of the relevant Special Indemnity Claim shall entitle either Party to submit the relevant dispute to the courts having jurisdiction pursuant to Clause 32; (c) subject to the full and unconditional acceptance by the Sellers of their indemnification obligations under the relevant Special Indemnity Claim (which acceptance shall not necessarily extend to the Third Party Claim constituting the subject matter of such Special Indemnity Claim, which may also be totally groundless) without any objection being raised pursuant to Clause 18.1.3(b) above, the Sellers’ Representative shall have the right, but not the obligation, at its discretion, to elect to: (i) participate, assisted by its own counsel, at the Sellers’ own expenses, in the defence against the Third Party Claim constituting the subject matter of the Special Indemnity Claim, it being understood that the Purchaser (and/or the relevant Group Company, as the case may be) shall retain the exclusive right to direct, conduct and coordinate at their discretion the defence against the relevant Third Party Claim, subject only to Clause 18.1.3(d) below in case of a settlement, or (ii) assume and conduct (on the Purchaser’s or the relevant Group Company’s behalf) the defence against the Third Party Claim constituting the subject matter of the Special Indemnity Claim, provided that such defence shall at all times be conducted in accordance with, and with due regard to, the best corporate interests of the relevant Group Companies. In such case, (x) the Purchaser shall cooperate, and shall cause the relevant Group Company to cooperate, for the purposes of pursuing such defence, provided that neither the Purchaser nor any Group Company shall be required to take any action or adopt any position which may materially prejudice or adversely affect the Group Companies’ interests and (y) the Seller’s Representative shall actively and regularly consult with the Purchaser and shall take due account of, and in good faith comply with,

Page 80 any reasonable requirements or instructions put forward by the Purchaser (and/or the relevant Group Company) aimed at minimising the risks and liabilities of the Group Companies; (d) except where the Sellers’ Representative has assumed and conducted the defence pursuant to Clause 18.1.3(c)(ii) above, Clause 17.7.6(c) shall apply mutatis mutandis with respect to any settlement proposed or received in the proceedings relating to the Third Party Claim constituting the subject matter of the Special Indemnity Claim; (e) without prejudice to Clause 17.7.7 above which shall apply mutatis mutandis also with respect to the Special Indemnification Obligations, payments of Losses arising out of or in connection with one or more Special Indemnities shall be made on a euro per euro basis (namely, without the application of any De Minimis, Threshold or cap whatsoever) by and no later than 10 (ten) Business Days from the date when they have become due and payable pursuant to Clause 17.8 above which shall apply mutatis mutandis. 18.1.4. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement the fact that information relating to matters which are the subject of the Special Indemnity has been Fairly Disclosed in the Disclosed Information shall not limit, qualify nor adversely affect the Purchaser’s rights in connection with the Special Indemnification Obligations since the Parties expressly agree that the risk of any potential Loss deriving out of the events and circumstances set forth under Schedule 18.1.1 shall be borne by the Sellers irrespective of any relevant knowledge of the Purchaser (and/or its Representatives and/or its advisors). 19. Additional Covenants 19.1. Information and Access 19.1.1. Following Closing, if reasonably requested in writing by the Sellers and upon prior reasonable notice, the Purchaser shall use its best endeavours to procure that each Group Company grants the Sellers and/or their Representatives access to the corporate Books and Records of such Group Company for the purpose of inspection and copying (in each case during working hours and at the Sellers’ expenses), on a strictly confidential basis, solely to the extent necessary for the Sellers to comply with applicable Laws or orders of any Authority (including in relation to Taxes and/or any tax consolidation agreement in place prior to Closing), provided that the Sellers can demonstrate to the Purchaser’s reasonable satisfaction that such access is required for compliance with such Laws or orders. The Purchaser’s obligations under this Clause shall remain in force from the Closing Date until the earlier of (i) the fifth anniversary of the Closing Date, or (ii) the date on which the Purchaser ceases to control, directly or indirectly, the relevant Group Company to which the Sellers have requested access. 19.1.2. In the event of any audit, assessment, claim or proceeding by any Tax Authority initiated after the Closing Date and relating, in whole or in part, to taxable periods in which the Company or any Group Company participated in the Sellers’ Group Tax consolidation, the Parties shall: (i) promptly inform each other in writing of any such audit, assessment, claim or proceeding; (ii) jointly manage and coordinate the defense, it being understood

Page 81 that (x) no settlement, acquiescence (acquiescenza), judicial or out-of-court settlement (conciliazione, accertamento con adesione) or waiver shall be entered into by either Party without the prior written consent of the other Party, not to be unreasonably withheld and (y) each Party shall bear the costs of its own defense; and (iv) pay any Tax, interest and penalty finally assessed, in proportion to the share of the taxable income (or tax attributes) of each consolidated entity to which the assessment relates, without prejudice to the joint and several liability regime under Article 127 of the ITC and to the Purchaser's indemnification rights set out under Clause 17. 19.2. Non-Compete Obligations 19.2.1. With effect from the Signing Date, the Sellers undertake not to carry out, and to ensure that none of their Affiliates carries out, directly or indirectly – including through subsidiaries and/or trustees and/or intermediaries – any of the following activities: (a) to engage, in any form (including as a self-employed worker, director and/or partner in a partnership) and in any capacity (including as a director, general manager and/or shareholder in any company, except for investments made solely for financial purposes through collective investment schemes managed by qualified third parties and for investments in listed companies up to a percentage representing 2% (two percent) of the relevant listed companies’ corporate capital), individually and/or jointly with other parties, in any Competing Activity; (b) to provide collaboration, on a full-time or part-time basis, to any Person carrying out a Competing Activity; (c) to induce or solicit any person who is a client and/or supplier of one or more Group Companies to cease, suspend or interrupt their existing relationships with one or more Group Companies and, more generally, to carry out any acts aimed in any way at diverting such Persons from the same; (d) to employ, recruit or engage – in any capacity and in any role – employees, managers and/or collaborators of one or more Group Companies or otherwise induce or solicit them to cease, suspend or interrupt their existing relationships with one or more Group Companies, provided that the foregoing shall not prevent the Sellers from, directly or indirectly, soliciting, employing or engaging any of the above-mentioned Persons who has had his/her agreement terminated by the Company prior to the commencement of discussions with the Sellers or who replies to general announcements not specifically addressed to certain employees or clients or suppliers; (collectively, the “Non-Compete Obligations”). 19.2.2. The Non-Compete Obligations shall be considered as referring to and limited to the territories comprised within European Union, United Kingdom, South Africa, United States of America, Canada, People's Republic of China, Australia, Brazil and India and shall be undertaken for a period of 5 (five) years from the Closing Date. 19.2.3. Should the Non-Compete Obligations – for any reason and at any time during their term – exceed, or otherwise be deemed excessive in relation to, the limits of duration,

Page 82 territory and scope provided for by applicable Laws for their validity and/or effectiveness, this shall not result in the nullity, invalidity or ineffectiveness of the Non- Compete Obligations, but rather in their automatic modification to the extent strictly necessary to ensure compliance with the applicable Laws from time to time in force and, in any event, to the maximum extent permitted, with reference to duration, territory or scope, by such law for their validity and effectiveness. 19.2.4. The Sellers and the Purchaser acknowledge that the Non-Compete Obligations and the related remuneration have been expressly taken into account for the purposes of determining the Consideration and the Sellers confirm that they have no claim against the Purchaser in respect of any additional remuneration for the Non-Compete Obligations, the adequacy of which is hereby confirmed both in terms of amounts and in terms of duration and scope. 19.2.5. In light of current technological means (including e-mail, videoconferencing and similar tools) which permit a separation between the location where an activity is performed and the location where its effects are produced, the Non-Compete Obligations shall be binding not only in respect of the place where the relevant activity is carried out, but also in respect of any other place within the territories indicated under Clause 19.2.2 above where such activity habitually and permanently produces its effects, irrespective of the physical presence of one or more Sellers and/or one or more of their Affiliates and/or Related Parties in such place. 19.2.6. Without prejudice to any other right or remedy of the Purchaser and/or any of the Group Companies provided by Law (including the right to seek compensation for additional damages), in the event of any breach (including partial breach) of any Non-Compete Obligation, the breaching Seller shall pay the Purchaser (and/or, as liquidated damages in accordance with the provisions of article 1382 and subsequent ones of the Italian Civil Code, an amount of EUR 30,000,000.00 (thirtymillion/00) for each breach. Payment of such penalty shall not release the relevant breaching Seller from any of its Non-Compete Obligations, which shall remain in full force and effect. Notwithstanding the foregoing, the penalty under this Clause 19.2.6 shall not apply to occasional sales of undercarriage parts other than rubber tracks by the Sellers and/or their Affiliates, provided that the aggregate value of such sales does not exceed EUR 1,000,000.00 (one million/00) in any twelve-month period. For the purpose of monitoring compliance with the foregoing threshold, the Sellers undertake to provide the Purchaser, within 20 Business Days after the end of each financial year, with an auditors’ certificate certifying that the annual turnover generated from the sale of undercarriage parts other than rubber tracks does not exceed EUR 1,000,000.00 (one million/00) or, at the Purchaser’s request, to communicate such annual turnover to a clean team engaged by the Purchaser. 19.3. Name change Titan Germany and Titan China 19.3.1. The Purchaser undertakes to procure that, within six (6) months from the Closing Date, the registered names of Titan Germany and Titan China are changed so as to remove any and all references to "Titan" (or any derivation thereof). 19.3.2. The Purchaser shall bear all costs and expenses associated with such name changes and shall provide the Sellers with written evidence of completion of such name changes promptly upon their effectiveness.

Page 83 19.4. Board membership of Maria Cecilia La Manna in Sellers’ Group 19.4.1. Notwithstanding anything to the contrary in this Agreement (including the Non-Compete Obligations under Clause 19.2), the Purchaser acknowledges and agrees that Maria Cecilia La Manna shall be permitted to maintain her positions as member of the board of directors of Titan Italia S.p.A. and Titan ITM Holding S.p.A. until the natural expiry of such office, provided that such positions are and remain non-executive in nature, without delegation of powers (senza deleghe). Part VI – Miscellanea 20. Confidentiality. Announcements 20.1. Subject to Clause 20.2 and Clause 21, each Party agrees that it shall, and shall procure its Affiliates to, treat as secret and confidential (irrespectively of the fact that such information are expressly marked as “confidential” or not) all information received or obtained in connection with entering into or performing this Agreement which relates to: (i) any other Party and/or its Affiliates and/or any Group Company; (ii) the provisions or the subject matter of this Agreement or any document referred to herein and/or any claim or potential claim thereunder; or (iii) the negotiations relating to this Agreement or any documents referred to herein. 20.2. Clause 20.1 shall not act to prevent disclosure of any such information as is referred to in Clause 20.1 to the extent: (i) such disclosure is required to be made by applicable Laws, by a mandatory rule of a listing Authority or stock exchange to which any Party is subject or submits or by any Judgement, provided that the disclosure, if made by the Purchaser, shall, so far as reasonably practicable, be made after consultation with the Sellers’ Representative; (ii) such disclosure is made to an adviser for the purpose of advising in connection with the Transaction, provided that the relevant adviser is bound by an obligation of confidentiality with respect to such information as is referred to in Clause 20.1; (iii) such disclosure is made by the Sellers to their respective Affiliates, their Representatives, investors and prospective investors, in connection with fundraising and reporting activities, provided that the above information recipients are bound by an obligation of confidentiality with respect to such information as is referred to in Clause 20.1; (iv) such disclosure is made by the Purchaser to its Affiliates, its Representatives, investors and prospective investors (including direct and/or indirect shareholders), in connection with fundraising and reporting activities, or to finance providers of the Purchaser, for the purposes of providing the necessary financing to the Purchaser and/or its Affiliates, provided that the above information recipients are bound by an obligation of confidentiality with respect to such information as is referred to in Clause 20.1; (v) such disclosure is made by the Sellers and/or the Purchaser to their respective Affiliates

Page 84 and their Representatives, whose function requires them to have the relevant confidential information so long as the disclosing Party shall be responsible to the other Parties for any breach of this Clause 20; (vi) that the information has been made public by, or with the written consent of, any other Party to which such confidential information relates; (vii) to the extent required to enable the relevant Party to enforce or defend its rights under this Agreement; (viii) such disclosure is made by any of the Parties for the purposes of complying to the respective undertakings provided under this Agreement, such as, by way of example, for satisfaction of the Conditions Precedent under Clause 9; or (ix) such disclosure is made further to an announcement compliant with Clause 21. 20.3. The Parties further agree that the confidentiality obligations under this Clause 20 shall entirely supersede and replace the confidentiality obligations set out under the non-disclosure agreement executed on 9 February 2024 and further extended on 15 April 2026, which as from the Signing Date shall be deemed as entirely and irrevocably terminated and deprived of any effect between any of the Parties. 20.4. The restrictions contained in this Clause 20 shall continue to apply for a period of 5 (five) years from the Signing Date, irrespective of whether this Agreement is terminated or the Transaction is otherwise not consummated. 21. Announcements 21.1. Subject to Clause 21.2, neither the Purchaser nor any of the Sellers shall make or send before or after Closing any announcement, communication or release relating to the subject matter of this Agreement and/or, more generally, the Transaction unless with the prior written consent of all the Parties with respect to the form and contents of such announcement, communication or release. 21.2. Clause 21.1 shall not apply to an announcement, communication or release required by Law or by any Authority or for the purposes of complying with any provisions of this Agreement (including Clause 13.5), in which event the Party required to make or send such announcement, communication or release shall, where practicable, first consult with the other Parties as to the content of such announcement. 21.3. The restrictions contained in this Clause 21 shall continue to apply for a period of 5 (five) years from the Signing Date, irrespective of whether this Agreement is terminated or the Transaction is otherwise not consummated. 22. Wagering agreement (contratto aleatorio) The Parties agree that this Agreement will be deemed to be a wagering agreement (contratto aleatorio) under and for the purposes of articles 1448 and 1469 of the Italian Civil Code. Accordingly, the Parties acknowledge and agree that the remedies under articles 1448, 1467 and 1468 of the Italian Civil Code shall not apply to this Agreement and to the transactions contemplated hereunder.

Page 85 23. Joint liability. Sellers as one Party only. Sellers’ Representative 23.1. The Sellers shall be jointly liable (“responsabili in solido”) pursuant to article 1292 of the Italian Civil Code for the timely and proper performance of any and all obligations imposed upon any of them under this Agreement. 23.2. For all purposes of this Agreement and/or any other document concerning the Transaction, the Sellers shall be regarded and treated as a single substantial party. No dispute or arrangement between the Sellers, nor any change in their ownership interests, shall affect or limit any of their obligations under this Agreement and/or any other document concerning the Transaction, or entitle any of them to avoid, postpone, or otherwise seek to be relieved, in whole or in part, from any liability under this Agreement and/or any other document concerning the Transaction, nor raise any objection, defence, or claim against the Purchaser and/or any of its Affiliates. 23.3. The Sellers hereby jointly and irrevocably appoints, pursuant to article 1726 of the Italian Civil Code and also in the interest of the Purchaser pursuant to article 1723, second paragraph, of the Italian Civil Code, Titan Holding, who accepts, represented by the Chairman of the Board of Directors, as the designated representative of the Sellers (the “Sellers’ Representative”), with power of substitution and, therefore, to act in the name of and for and on behalf of the Sellers and with full authority to exercise any right ascribed to the Sellers under this Agreement, granting the Sellers’ Representative with full power and authority to accept, dispute, negotiate and/or waive any obligation, right or matter on behalf of the Sellers and to do all other things and to take all other actions (including receiving and delivering any notices) contemplated in this Agreement as being taken by the Sellers that, in the sole and absolute discretion of the Sellers’ Representative, the Sellers’ Representative considers necessary or proper, to exercise any right and to represent the Sellers in, control the disposition of or otherwise resolve any dispute with the Purchaser, and on behalf of each such Sellers, to enter into any contract, instrument or other document to effectuate any of the foregoing, which shall have the effect of binding each Sellers as if such Sellers had personally entered into such contract, instrument or document (including in respect of the final determination of the Consideration, the Earn Out Amount and/or any amount or indemnity payable to the Purchaser pursuant to Clauses 17 and 18 above). The Purchaser shall be entitled to rely on the authority of Sellers’ Representative as the agent, representative and attorney-in-fact of the Sellers for the above purposes and shall have no liability for any such reliance, without the Purchaser being in any way required to carry out any verification or investigation in respect of such authority, and without any communications from a Seller, containing an express statement of disagreement with any declarations or actions of the Sellers’ Representative, being capable of producing any effect vis-à-vis the Purchaser. Each Seller hereby ratifies and confirms, and hereby agrees to ratify and confirm, any action taken by Sellers’ Representative in the exercise of the authority granted to Sellers’ Representative pursuant to this Clause 23.3. 24. Payments 24.1. Wherever in this Agreement provision is made for payment by one Party to another, such payment shall be made in Euro and be effected by crediting by wire transfer and in immediately available funds with value date (data valuta) as of the relevant payment date into: (x) the Titan Holding Bank Account, in case the payee is Titan Holding and/or the Titan Europe Bank Account, in case the payee is Titan Europe, and (y) the Purchaser’s Bank Account, in case the payee is the Purchaser. 24.2. In the event of late payment by any Party of any amount due under this Agreement, default interest shall be payable at a rate equal to Euribor + 4% (four percent) on an annual basis,

Page 86 calculated on the amounts due and unpaid from the day on which payment should have been made (exclusive) until the day of actual payment (inclusive) (the “Default Interest”). 24.3. The Default Interest shall run without any notice of default being required, even in the circumstances set out in article 1186 of the Italian Civil Code (Decadenza dal termine), and without prejudice to the other Party’s right to claim compensation for any additional damages. 24.4. Notwithstanding any other provision of this Agreement, if the Default Interest exceeds the maximum amount set out by Italian Law No. 108 of 7 March 1996 (the “Italian Usury Legislation”), at that time that would constitute a breach of the Italian Usury Legislation the Default Interest payable by the Party shall be capped, for the shortest possible period, to the maximum amount permitted under the Italian Usury Legislation. 25. Effectiveness Without prejudice to the Conditions Precedent under Clause 9 above and except as differently expressly provided under other Clauses hereunder, this Agreement shall take effect on the date hereof. 26. Entire Agreement and Amendments 26.1. This Agreement, its Schedules and Annexes thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements (if any) relating to the same subject matter. 26.2. This Agreement may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by all the Parties. 27. Undertakings in favour of the Group Companies The Parties acknowledge and agree that the Indemnification Obligations, the Special Indemnification Obligations and the Non-Compete Obligations and the above are undertaken by the Sellers towards the Purchaser and, as from the Closing Date, also in favour of the Group Companies pursuant to and for the purposes of article 1411 of the Italian Civil Code, it being expressly understood that the Sellers hereby irrevocably waive any right and/or power to revoke the same, irrespective of – and even in the absence of – any declaration by such Group Companies of their intention to benefit therefrom. 28. Assignment 28.1. This Agreement shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors, except as differently provided herein. 28.2. Neither Party may assign any of its rights, interests or obligations (including any receivables) hereunder without the prior written consent of the other Parties, without prejudice to, and save for the Purchaser’s rights under Clause 28.3 below. 28.3. The Purchaser shall be entitled at any time to transfer and/or assign, in whole or in part, this Agreement and/or any of its rights and remedies hereunder (including any receivables) to any of its Affiliates and/or to any of the Debt Providers, which transfer and/or assignment is hereby fully and unconditionally authorised by the Sellers.

Page 87 29. Costs and Expenses 29.1. Except as otherwise expressly provided in this Agreement, any cost or Tax arising out of, or in connection with, the transactions contemplated by this Agreement shall be borne as follows: 29.1.1. any income and capital gains Taxes shall be borne by the Sellers; 29.1.2. without prejudice to Clause 29.2, (i) any Italian financial transaction Tax (including the so called “Tobin Tax”) or other indirect Tax,, stamp duty or Notary’s costs arising from the execution of this Agreement and the transfer and assignment of the Sale Shares in favour of the Purchaser; (ii) any financial transaction Tax or other indirect Tax, stamp duty or notarial costs arising from the execution of this Agreement and the transfer and assignment of the India Sale Share in favour of the Purchaser; and (iii) any and all Taxes that may become payable in any jurisdiction in which the Group Companies are located, to the extent that such Taxes arise as a consequence of the Transaction and/or the indirect change of control of the Group Companies, shall be borne and paid for by the Purchaser; 29.1.3. irrespective of whether the Closing occurs and without prejudice to any liability in respect of damages for breach, non-performance or delayed performance of any obligation or requirement provided by this Agreement, each of the Parties shall pay the own fees, expenses and disbursements incurred in connection with the negotiation, preparation and implementation of this Agreement, including any fees and disbursements owing to their respective auditors, advisors and legal counsels. 29.2. The costs of any registration of this Agreement shall be borne by the Party whose conduct has made such registration necessary. 29.3. The Sellers shall, and shall procure that their Representatives shall, fully cooperate with the Purchaser for the purpose of enabling the Purchaser, any Group Company and/or their respective Representatives to pay and discharge any and all Taxes that may become payable in any jurisdiction in which the Group Companies are located, to the extent that such Taxes arise as a consequence of the Transaction and/or the indirect change of control of the Group Companies resulting therefrom, including by promptly providing all information in their possession and assistance reasonably required for the preparation and filing of any notifications or returns with any Tax Authority, such as in respect of Real Estate Transfer Tax (RETT). 30. Notices 30.1. Any notice, claim or other communication under this Agreement shall be in writing and delivered by hand with acknowledgement of receipt, sent by registered mail with acknowledgement of receipt, by certified registered e-mail (“PEC”) or by an established overnight courier providing proof of delivery, addressed as follows: 30.1.1. if to one or more of the Sellers, in one copy only to the Sellers’ Representative: Titan ITM Holding S.p.A. Via Confortino, 30 Valsamoggia, Frazione Crespellano (BO)

Page 88 30.2. PEC: [***] To the attention of: Chairman of the Board of Directors With copy (which shall not constitute notice) by e-mail to: Studio Legale Gianni & Origoni Piazza Belgioioso, n. 2 20121 Milano (MI) PEC: [***] To the attention of: [***] 30.1.2. if to USCO to: USCO S.p.A. Via delle Nazioni n. 65 41122 - Modena (MO) PEC: [***] E-mail: [***] To the attention of: Massimo Galassini and Alessandra Latina With copy (which shall not constitute notice) by e-mail to: Studio Legale Associato in associazione con Simmons & Simmons LLP Via Tommaso Grossi n. 2 20121 - Milano (MI) PEC: [***] E-mail: [***] To the attention of: Avv. Andrea Accornero All such notice, claim or other communication shall be deemed to have been served as follows: 30.2.1. if delivered by hand, on the date of delivery to the recipient (as evidenced by the acknowledgment of receipt);

Page 89 30.2.2. if sent by registered mail with the acknowledgment of receipt or certified e-mail (PEC), on the date of delivery to the recipient (as evidenced by the acknowledgment of receipt or, in case of certified e-mail, the acknowledgment of delivery (ricevuta di consegna)); 30.2.3. if sent by overnight courier, on the date of delivery to the recipient (as evidenced by the delivery confirmation). 30.3. Any Party may change the address to which notices, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth herein. 30.4. Entire Agreement This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties with respect to its subject matter and replaces and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter thereof. 30.5. Severability Should any provision of this Agreement be or become invalid, ineffective or unenforceable in whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any invalid, ineffective or unenforceable provision shall be deemed replaced by a valid, effective and enforceable provision which comes as close as possible to the legal and/or economic intent and the purpose of such invalid, ineffective or unenforceable provision including as regards to the subject matter, amount, time, place and extent. 30.6. Tolerance Any tolerance by a Party of any conduct of the other Party constituting a breach of this Agreement will not be construed to represent a waiver of the rights arising from such provisions. 30.7. No Waiver A waiver of any term, provision or condition of or consent granted under this Agreement shall be effective only if given in writing and signed by the waiving or consenting Party and then only for the instance and for the purpose for which it is given. 31. Schedules and Annexes 31.1. The following Schedules are attached to this Agreement and make a part hereof as full as if written in this Agreement: 31.1.1. Schedule (G) – Debt Commitment Letter 31.1.2. Schedule 2.1 (A) – Ancillary Agreements 31.1.3. Schedule 2.1 (B) – Company’s Business Plan 2026 - 2031 31.1.4. Schedule 2.1 (C) – Data Room Documents 31.1.5. Schedule 2.1 (D) – Disclosure Letter

Page 90 31.1.6. Schedule 2.1 (E) - Criteria and examples for the calculation of the Net Financial Position 31.1.7. Schedule 2.1 (F) - Criteria and examples for the calculation of the Target Working Capital 31.1.8. Schedule 11.3.1 (c) - Form of letters of resignation 31.1.9. Schedule 11.3.3 (d) - Form of hold harmless letters 31.1.10. Schedule 11.3.3 (e) - Rider of Company’s shareholders’ meeting at Closing 31.1.11. Schedule 13.3.6 - Interim Period exceptions 31.1.12. Schedule 13.5.1 – CoC Contracts and Material CoC Contracts 31.1.13. Schedule 13.9 - Relationships between the Group Companies and entities of the Sellers’ Group 31.1.14. Schedule 17.1.1 – Identified Liabilities 31.1.15. Schedule 18.1.1 – Special Indemnities 32. Applicable Law and Jurisdiction 32.1. This Agreement, including all Schedules and Annexes, as well as any act, deed, action or instrument deriving therefrom, shall be governed by, and construed and interpreted in accordance with the laws of the Italian Republic, with the exclusion of the rules on conflict of Laws. 32.2. All disputes (whether of contractual or non-contractual nature) arising out of or in connection with this Agreement shall be submitted to the exclusive jurisdiction of the Courts of Milan (Italy) and finally settled under the rules of the Italian Civil Procedure Code. * * *